31969455.3 IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION ) In re: ) Chapter 11 ) INVACARE CORPORATION, et al.,1 ) Case No. 23-90068 (CML) ) Debtors. ) (Jointly Administered) ) ORDER CONFIRMING THE DEBTORS’ FIRST AMENDED JOINT CHAPTER 11 PLAN OF INVACARE CORPORATION AND ITS DEBTOR AFFILIATES (TECHNICAL MODIFICATIONS) The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:2 a. entered into that certain Restructuring Support Agreement, dated as of January 31, 2023 (as further modified, supplemented, or otherwise amended from time to time in accordance with its terms, the “Restructuring Support Agreement”), which provides for the restructuring of the Debtors’ capital structure and financial obligations pursuant to a plan of reorganization; b. entered into that certain Backstop Commitment Agreement, dated as of January 31, 2023, and as amended by the First Amended and Restated Backstop Commitment Agreement, dated as of March 29, 2023 (as modified, supplemented, or otherwise amended from time to time in accordance with its terms, the “Backstop Commitment Agreement”) which sets forth the terms of a new capital infusion; c. commenced, on January 31, 2023 (the “Petition Date”), these chapter 11 cases (these “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) for 1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Invacare Corporation (0965); Freedom Designs, Inc. (4857); and Adaptive Switch Laboratories, Inc. (6470). The corporate headquarters and the mailing address for the Debtors is 1 Invacare Way, Elyria, Ohio 44035. 2 Capitalized terms used but not otherwise defined herein have the meanings given to them in the First Amended Joint Chapter 11 Plan of Invacare Corporation and Its Debtor Affiliates, attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof and this Confirmation Order, and including all exhibits and supplements thereto, the “Plan”). The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order. United States Bankruptcy Court Southern District of Texas ENTERED April 28, 2023 Nathan Ochsner, Clerk Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 1 of 151

2 31969455.3 relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”); d. continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code; e. filed on February 15, 2023, (i) the Debtors’ Joint Chapter 11 Plan of Reorganization [Docket No. 184] and (ii) the Disclosure Statement Relating to the Joint Chapter 11 Plan of Invacare Corporation and Its Debtor Affiliates [Docket No. 183] and (iii) the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Joint Chapter 11 Plan of Invacare Corporation and Its Debtor Affiliates, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Approving the Rights Offering Procedures and Related Materials, (V) Scheduling Certain Dates with Respect Thereto, and (VI) Granting Related Relief [Docket No. 180]; f. filed on March 29, 2023 (i) the Plan and (ii) the First Amended Disclosure Statement Relating to the Debtors’ First Amended Joint Chapter 11 Plan of Reorganization [Docket No. 369] (the “Disclosure Statement”); g. obtained on March 30, 2023, entry of the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the First Amended Joint Chapter 11 Plan of Invacare Corporation and Its Debtor Affiliates (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Approving the Rights Offering Procedures and Related Materials, (V) Scheduling Certain Dates with Respect Thereto, and (VI) Granting Related Relief [Docket No. 372] (the “Disclosure Statement Order”) approving the Disclosure Statement, related solicitation procedures (the “Solicitation Procedures”), Rights Offering Procedures, and related notices, forms, and ballots (collectively, the “Solicitation Packages”); h. caused the Solicitation Packages, including the notice of the Confirmation Hearing and the deadline for objecting to confirmation of the Plan, to be distributed on or about April 3, 2023, in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”), the Procedures for Complex Chapter 11 Bankruptcy Cases for the U.S. Bankruptcy Court for the Southern District of Texas, the Disclosure Statement Order, and the Solicitation Procedures, as evidenced by the Affidavits of Solicitation [Docket Nos. 467, 496] (the “Solicitation Affidavits”); i. caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be published in The New York Times on April 3, 2023, as evidenced by the Affidavit of Publication [Docket No. 390] (the “Publication Affidavit”); Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 2 of 151

3 31969455.3 j. filed on April 17, 2023, the Plan Supplement for the First Amended Joint Chapter 11 Plan of Invacare Corporation and Its Debtor Affiliates [Docket No 439]] (as amended, modified, or supplemented from time to time in accordance with the Plan and the Restructuring Support Agreement, the “Plan Supplement”); k. filed on April 28, 2023, the Declaration of Kathleen Leneghan in Support of Confirmation of the Debtors’ First Amended Joint Chapter 11 Plan of Invacare Corporation and its Debtor Affiliates [Docket No. 508] (the “Company Declaration”); l. filed on April 28, 2023, the Declaration of John C. DiDonato in Support of Confirmation of the Debtors’ First Amended Joint Chapter 11 Plan of Invacare Corporation and its Debtor Affiliates [Docket No. 503] (the “DiDonato Declaration”); m. filed on April 28, 2023, the Declaration of Vladimir Moshinsky in Support of Confirmation of the Debtors’ First Amended Joint Chapter 11 Plan of Invacare Corporation and its Debtor Affiliates (the “Moshinsky Declaration”) [Docket No. 504] n. filed on April 26, 2023, the Declaration of Stephanie Kjontvedt of Epiq Corporate Restructuring, LLC Regarding the Solicitation and Tabulation of Ballots Cast on the First Amended Joint Chapter 11 Plan of Invacare Corporation and Its Debtor Affiliates [Docket No. 484] (the “Voting Report”); o. filed on April 28, 2023, the Debtors’ Memorandum of Law in Support of Confirmation of the First Amended Joint Chapter 11 Plan of Invacare Corporation and Its Debtor Affiliates and Omnibus Reply to Objections Thereto [Docket No. 510] (the “Confirmation Brief”); and p. filed on April 28, 2023, the First Amended Joint Chapter 11 Plan of Invacare Corporation and Its Debtor Affiliates (Technical Modifications) [Docket No. 502]. The Bankruptcy Court having: a. entered the Disclosure Statement Order on March 30, 2023; among other things, approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code; b. set April 24, 2023, at 5:00 p.m. (prevailing Central Time) as the deadline for voting on the Plan and deadline for filing objections to confirmation of the Plan; c. set April 28, 2023, at 10:30 a.m. (prevailing Central Time) as the date and time for the commencement of the Confirmation Hearing in accordance with Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code; Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 3 of 151

4 31969455.3 d. reviewed the Plan, the Disclosure Statement, the Solicitation Affidavit, the Publication Affidavit, the Confirmation Brief, the Voting Report, the Company Declaration, the DiDonato Declaration, and the Moshinsky Declaration, and all pleadings, exhibits, declarations, affidavits, statements, responses, and comments regarding Confirmation of the Plan, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases; e. held the Confirmation Hearing; f. heard the statements and arguments made by counsel in respect of Confirmation of the Plan; g. considered all oral representations, live testimony, proffered testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing; h. made rulings on the record at the Confirmation Hearing held on April 28, 2023; i. overruled (i) any and all objections to the Plan and to Confirmation of the Plan, except as otherwise stated or indicated on the record, and (ii) all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated; and j. taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases. NOW, THEREFORE, the Bankruptcy Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation of the Plan have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of the Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing, including, without limitation, the declarations in support, establish just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of law, and order: Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 4 of 151

5 31969455.3 I. FINDINGS OF FACT AND CONCLUSIONS OF LAW IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT: A. Findings and Conclusions. 1. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions constitute findings of fact, or vice versa, they are adopted as such. B. Jurisdiction and Venue. 2. Venue in the Bankruptcy Court was proper as of the Petition Date and continues to be proper under 28 U.S.C. § 1408. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2). The Bankruptcy Court has subject matter jurisdiction over this matter under 28 U.S.C. § 1334. The Bankruptcy Court has exclusive jurisdiction to (a) determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed and (b) enter a final order with respect thereto. The Debtors confirm their consent to the entry of a final order by the Bankruptcy Court in connection with this Confirmation Order to the extent that it is later determined that the Bankruptcy Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution. C. Eligibility for Relief. 3. The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 5 of 151

6 31969455.3 D. Commencement and Joint Administration of the Chapter 11 Cases. 4. On the Petition Date, the Debtors commenced the Chapter 11 Cases. On February 1, 2023, the Bankruptcy Court entered an order [Docket No. 25] authorizing the joint administration of the Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b). The Debtors are operating their businesses and managing their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Chapter 11 Cases. E. Appointment of Creditors Committee. 5. On February 17, 2023, the U.S. Trustee appointed the Official Committee of Unsecured Creditors (the “Committee”) [Docket No. 194]. The U.S. Trustee reconstituted the Committee on February 21, 2023 [Docket No. 204] and on March 18, 2023 [Docket No. 330]. F. Plan Supplement. 6. On April 17, 2023, the Debtors filed the Plan Supplement with the Bankruptcy Court. The Plan Supplement included the proposed Litigation Trust Agreement. The Plan Supplement (including as subsequently modified, supplemented, or otherwise amended in accordance with the Plan and the Restructuring Support Agreement), complies with the Bankruptcy Code and the terms of the Plan, and the Debtors provided good and proper notice of the Plan Supplement in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement Order, and the facts and circumstances of the Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement or any of the documents contained therein or related thereto. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into, the Plan. Subject Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 6 of 151

7 31969455.3 to the terms of the Plan, the Debtors are authorized to alter, amend, update, or modify the Plan Supplement in accordance with the Plan and the Restructuring Support Agreement. G. Modifications to the Plan. 7. Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan described or set forth in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement, and the solicitation materials served pursuant to the Disclosure Statement Order, and notice of these modifications was adequate and appropriate under the facts and circumstances of the Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. 8. Accordingly, the Plan is properly before the Bankruptcy Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan. H. Objections Overruled. 9. There are no unresolved objections to Confirmation; provided, there are unresolved objections to the extent solely related to Cure Amounts arising under certain assumed executory contracts. The Objection of Apria Healthcare LLC to Notice of (A) Executory Contracts and Unexpired Leases to be Assumed by the Debtors Pursuant to the Plan, (B) Cure Amounts, if Any, Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 7 of 151

8 31969455.3 and (C), Related Procedures in Connection Therewith [Docket No. 460] and the Joint Objection of Creditors Mike Albert Leasing, Inc. and Mike Albert, Ltd. with Respect to Assumption/Rejection of Vehicle Lease and Other Agreements and Proposed Cure Amount [Docket No. 462] are reserved solely with respect to further reconciliation on account of the Cure Amount under the relevant Executory Contracts. Notwithstanding anything listed in the Debtors’ Notice of (A) Executory Contracts and Unexpired Leases to Be Assumed by the Debtors Pursuant to the Plan, (B) Cure Amounts, If, Any, And (C) Related Procedures in Connection Therewith [Docket No. 440] or the Notice Regarding Executory Contracts and Unexpired Leases to Be Rejected Pursuant to the Plan [Docket No. 441], that certain Commercial Motor Vehicle Master Lease Agreement dated May 18, 2007 ("Master Lease Agreement") and a certain Services Agreement dated May 18, 2007 and a certain Inventory Agreement dated May 8, 2018 (collectively, as amended, restated, supplemented, or otherwise modified from time to time, the "Vehicle Lease Agreements"), the Vehicle Lease Agreements shall be assumed by the Debtors subject to a final reconciliation of a Cure Amount due under the Vehicle Lease Agreements. Any resolution or disposition of objections to Confirmation of the Plan explained or otherwise ruled upon by the Bankruptcy Court on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, and reservations of rights with respect to Confirmation of the Plan are hereby overruled on the merits. I. Disclosure Statement Order. 10. On March 30, 2023, the Bankruptcy Court entered the Disclosure Statement Order, setting the deadline for voting to accept or reject the Plan, as well as the deadline to object to the Plan as April 24, 2023, at 5:00 p.m. (prevailing Central Time) (the “Voting and Plan Objection Deadline”). Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 8 of 151

9 31969455.3 J. Transmittal and Mailing of Materials; Notice. 11. As evidenced by the Solicitation Affidavit, the Publication Affidavit, and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the Plan, the Disclosure Statement, the opportunity to opt out of the Third-Party Release, the Disclosure Statement Order, the Solicitation Packages, the Confirmation Hearing Notice, the Plan Supplement, and all of the other materials distributed by the Debtors in connection with the Confirmation in compliance with the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Bankruptcy Local Rules, and the procedures set forth in the Disclosure Statement Order. The Debtors provided due, adequate, and sufficient notice of the Voting and Plan Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any applicable bar dates and hearings described in the Disclosure Statement Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Disclosure Statement Order. No other or further notice is or shall be required. K. Solicitation. 12. The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and such solicitation complied with sections 1125 and 1126, and all other applicable sections, of the Bankruptcy Code, Bankruptcy Rules 2002, 3017, 3018, and 3019, the Disclosure Statement Order, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations. The Solicitation Packages provided the opportunity for voting creditors to opt out of the Third-Party Release. L. Voting Report. 13. Before the Confirmation Hearing, the Debtors filed the Voting Report. The Voting Report was admitted into evidence during the Confirmation Hearing without objection. The Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 9 of 151

10 31969455.3 procedures used to solicit and tabulate ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations. 14. As set forth in the Plan and the Disclosure Statement, Holders of Claims or Interests in Classes 3, 4, 5, and 6 (collectively, the “Voting Classes”) were eligible to vote to accept or reject the Plan in accordance with the Solicitation Procedures. Holders of Claims in Classes 1 and 2 (collectively, “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Claims and Interests in Classes 9 and 10 (collectively, “Deemed Rejecting Classes”) are Impaired under the Plan, entitled to no recovery under the Plan, and are therefore deemed to have rejected the Plan. Holders of Intercompany Claims in Class 7 and Holders of Intercompany Interests in Class 8 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the Plan. 15. As evidenced by the Voting Report, Classes 3, 4, and 5 voted to accept the Plan at each Debtor and Class 6 voted to accept the Plan at Debtors Invacare Corporation and Freedom Designs, Inc. Class 6 voted to reject the Plan at Debtor Adaptive Switch Laboratories, Inc. (together with the Deemed Rejecting Class, the “Rejecting Classes”). M. Bankruptcy Rule 3016. 16. The Plan and all modifications thereto are dated and identify the Entities submitting them, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with the Bankruptcy Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in Plan, as described in the Disclosure Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 10 of 151

11 31969455.3 Statement, describe in bold font and with specific and conspicuous language, all acts to be enjoined and identify the Entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c). N. Burden of Proof. 17. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation of the Plan. Further, the Debtors have proven the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence. Each witness who testified on behalf of the Debtors in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony. O. Compliance with the Requirements of Section 1129 of the Bankruptcy Code. 18. The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows: a. Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code. 19. The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code. i. Sections 1122 and 1123(a)(1)—Proper Classification. 20. The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests at each Debtor into Classes, based on differences in the legal nature or priority of such Claims and Interests (other Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 11 of 151

12 31969455.3 than DIP Claims, General Administrative Claims, Professional Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and Unimpaired, and are required not to be designated as separate Classes by section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests created under the Plan, the classifications were not implemented for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims or Interests. 21. In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code. ii. Section 1123(a)(2)—Specification of Unimpaired Classes. 22. Article III of the Plan specifies that Claims and Interests in the Deemed Accepting Classes are Unimpaired under the Plan. In addition, Article II of the Plan specifies that DIP Claims, General Administrative Claims, Professional Claims, and Priority Tax Claims are Unimpaired, although the Plan does not classify these Claims. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. iii. Section 1123(a)(3)—Specification of Treatment of Voting Classes. 23. Article III of the Plan specifies the treatment of each Voting Class under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. iv. Section 1123(a)(4)—No Discrimination. 24. Article III of the Plan provides the same treatment by the Debtors for each Claim or Interest in any particular Class, as the case may be, unless the Holder of a particular Claim or Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 12 of 151

13 31969455.3 Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. v. Section 1123(a)(5)—Adequate Means for Plan Implementation. 25. The Plan and the various documents included in the Plan Supplement provide adequate and proper means for the Plan’s execution and implementation, including, among other things: (a) the general settlement of Claims and Interests; (b) authorization for the Debtors, the Reorganized Debtors, and/or Reorganized Invacare (or any of its subsidiaries) to take all actions necessary or appropriate to effectuate the Plan, including, without limitation, the Restructuring Transactions and any and all actions set forth in the Restructuring Transactions Memorandum; (c) the adoption, authorization, and entry of the New Organizational Documents; (d) the consummation of the Rights Offering in accordance with the Plan, the Rights Offering Procedures and the Backstop Commitment Agreement; (e) the authorization, approval and execution of the Exit Term Loan Facility, the Exit Term Loan Agreement and the Exit Term Loan Facility Documents; (f) the execution of the Exit ABL Agreement and Exit ABL Facility Documents (if any); (g) the authorization, approval and execution of the Exit Secured Convertible Notes Indenture and Exit Secured Convertible Notes Documents; (h) the issuance of New Common Equity and New Convertible Preferred Equity (including the New Common Equity issuable upon conversion of the New Convertible Preferred Equity) in accordance with the terms of the Plan, the Restructuring Transactions Memorandum, the New Organizational Documents, applicable law (including applicable securities law), the Backstop Commitment Agreement, and the Rights Offering Procedures; (i) the authorization, approval, and entry of corporate actions under the Plan; (j) the appointment of the New Board; (k) entry into the Management Incentive Plan and the reservation of equity for future distribution in accordance with the terms and conditions of the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 13 of 151

14 31969455.3 Management Incentive Plan; (l) the vesting of the assets of the Debtors’ estates in the Reorganized Debtors; (m) except as otherwise provided in the Plan and this Confirmation Order, the cancellation of all notes, instruments, certificates, and other documents evidencing Claims or Interests; (n) the cancellation of restricted stock units; (o) except as otherwise provided in the Plan and this Confirmation Order, the preservation of any and all Causes of Action; (p) the effectuation and implementation of documents and further transactions; (q) the cancellation of existing securities and related agreements; (r) the continuance of certain agreements, obligations, instruments, and Interests; (s) the creation and establishment of the Litigation Trust; (t) the transfer of the Litigation Trust Assets to the Litigation Trust; (u) the appointment of the Litigation Trustee; and (v) the issuance of the Litigation Trust interests in accordance with the terms of the Plan and the Litigation Trust Agreement. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. vi. Section 1123(a)(6)—Non-Voting Equity Securities. 26. The New Organizational Documents and the Plan prohibit the issuance of non-voting equity securities. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. vii. Section 1123(a)(7)—Directors, Officers, and Trustees. 27. The selection of the members of the New Board, the officers of Reorganized Invacare (to the extent known) and the Litigation Trustee are set forth in the Plan Supplement, which is consistent with the interests of creditors and equity holders and with public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 14 of 151

15 31969455.3 b. Section 1123(b)—Permissive Contents of the Plan. 28. The Plan contains various discretionary provisions that are permitted by section 1123(b) of the Bankruptcy Code. Any such provision complies with section 1123(b) of the Bankruptcy Code and is not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan satisfies section 1123(b) of the Bankruptcy Code. i. Impairment/Unimpairment of Any Class of Claims or Interests. 29. Article III of the Plan Impairs or leaves Unimpaired, as the case may be, each Class of Claims or Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code. ii. Assumption and Rejection of Executory Contracts and Unexpired Leases. 30. Article V of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases as of the Effective Date unless such Executory Contract or Unexpired Lease: (a) previously was assumed or rejected by the Debtors; (b) previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to reject Filed on or before the Effective Date; or (d) is identified on the Rejected Executory Contract and Unexpired Lease Schedule. iii. Compromise and Settlement. 31. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies relating to the contractual, legal, and subordination rights that all Holders of Claims or Interests may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The Plan Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 15 of 151

16 31969455.3 incorporates a settlement with the Debtors, the Ad Hoc Committee of Noteholders, Highbridge Capital Management LLC, and the Committee (the “Settlement”) of numerous claims and Causes of Action, issues, and disputes, as well as the settlement with Birlasoft Solutions Inc. pursuant to the Order (I) Approving a Settlement with Birlasoft Solutions Inc., (II) Authorizing the Debtors to Enter Into and Perform Under a Settlement with Birlasoft Solutions Inc. and (III) Granting Related Relief [Docket No. 447], designed to achieve a beneficial and efficient resolution of the Chapter 11 Cases for all parties in interest. Such Settlement is the product of extensive arm’s-length, good faith negotiations that resulted in, among other things, the Plan and the execution of the amended Backstop Commitment Agreement, which documents represent a fair and reasonable compromise of all Claims, Interests, Causes of Action and controversies and entry into which represented a sound exercise of the Debtors’ business judgment. 32. Accordingly, in consideration for the distributions and other benefits provided under the Plan, this Confirmation Order shall constitute the Bankruptcy Court’s approval of the Settlement as well as a finding by the Bankruptcy Court that such Settlement is in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests and is fair, equitable, and reasonable. 33. Based upon the representations and arguments of counsel to the Debtors and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of the Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the Settlement incorporated in the Plan and this Confirmation Order, because, among other things: (a) the Settlement reflects a reasonable balance between the possible success of litigation with respect to each of the settled claims and disputes, on the one hand, and the benefits of fully and finally resolving such claims and disputes and Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 16 of 151

17 31969455.3 allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent the Settlement, there is a likelihood of complex and protracted litigation involving, among other things, the Settlement, with the attendant expense, inconvenience, and delay that have a possibility to derail the Debtors’ reorganization efforts; (c) each of the parties supporting the Settlement are represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) the Settlement is the product of arm’s-length bargaining and good faith negotiations between sophisticated parties; and (e) the Settlement is fair, equitable, and reasonable and in the best interests of the Debtors, Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business, and is essential to the successful implementation of the Plan. Based on the foregoing, the Settlement satisfies the requirements of applicable Fifth Circuit law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019. iv. Debtor Release. 34. The releases of claims and Causes of Action by the Debtors described in Article VIII.C of the Plan and incorporated into this Confirmation Order in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtors’ or the Reorganized Debtors’ pursuit of any such claims or Causes of Action against the Released Parties is not in the best interests of the Estates’ or the Debtors’ various constituencies because the costs involved would outweigh any potential benefit from pursuing such claims or Causes of Action. The Debtor Release is fair and equitable and complies with the absolute priority rule. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 17 of 151

18 31969455.3 35. The Debtor Release is an integral part of the Plan and the settlements embodied therein and in this Confirmation Order, and is in the best interests of the Debtors’ Estates as a component of the comprehensive settlement implemented under the Plan. The probability of success in litigation with respect to the released claims and Causes of Action, when weighed against the costs, supports the Debtor Release. Each of the Released Parties made significant concessions and contributions to these Chapter 11 Cases. The Plan, including the Debtor Release, was negotiated before and after the Petition Date by sophisticated parties represented by able counsel and advisors, including the Consenting Stakeholders (as defined in the Restructuring Support Agreement), the DIP Lenders, and the Committee. Holders of Claims and Interests entitled to vote have overwhelmingly voted in favor of the Plan, including the Debtor Release. The Debtor Release is therefore the result of an arm’s-length negotiation process conducted in good faith. 36. The Debtor Release for the Debtors’ directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported and made substantial contributions to the success of the Plan, these Chapter 11 Cases, and the operation of the Debtors’ business during the Chapter 11 Cases, actively participated in meetings, hearings, and negotiations during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ successful reorganization and continued operation. The Debtor Release for the DIP Lenders, each DIP Agent, the Consenting Term Loan Lenders, the Consenting Secured Noteholders, the Consenting Unsecured Noteholders, Azurite Management LLC, each Agent/ Trustee, each Backstop Party, each of the Exit Facilities Lenders, each Exit Secured Noteholder, and each Backstop Party is appropriate because these parties have agreed, among other things, to equitize or otherwise restructure a significant portion of their Claims in Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 18 of 151

19 31969455.3 order to significantly deleverage the Debtors’ prepetition capital structure, provide additional liquidity, provided additional financing for the Debtors’ emergence from chapter 11 after the Effective Date, or have otherwise provided financing and made other contributions of value to the Debtors’ restructuring. In particular, the Consenting Term Loan Lender and the Consenting Secured Noteholders consented to the use of their cash collateral, which provided the liquidity and financing necessary to fund the administration of the Chapter 11 Cases, and agreed to accept a partial pay down of their Claims, with the remainder of their Claims satisfied by debt issued by the Reorganized Debtors in accordance with the terms set forth in the Plan. The DIP Term Loan Lenders provided a $70 million debtor-in-possession facility to finance the Chapter 11 Cases. The Exit Term Loan Facility Lender and the Exit Secured Noteholders agreed to provide a $80 million Exit Term Loan Facility and $46.5 million of Exit Secured Convertible Notes and to permit the Company to obtain, to the extent needed, the Exit ABL Facility, in each case pursuant to the Restructuring Support Agreement. The Debtor Release for the Committee and its members (solely in their capacities as Committee members) is appropriate because the Committee contributed to the Debtors’ restructuring process by negotiating on behalf of unsecured creditors and ultimately facilitating the Settlement and supporting the Plan. The Debtor Release for the members of the Ad Hoc Committee of Noteholders is appropriate because the Ad Hoc Committee of Noteholders have agreed, among other things, to equitize or otherwise restructure a significant portion of their Claims in order to significantly deleverage the Debtors’ prepetition capital structure, serve as Backstop Parties, and otherwise contribute to the Debtors’ restructuring efforts through support the Plan. The Debtor Release for the ABL Agent, ABL Lenders, DIP ABL Agent, and DIP ABL Lenders is appropriate because the ABL Agent, ABL Lenders, DIP ABL Agent, and DIP ABL Lenders consented to the use of their cash collateral, which provided the liquidity and financing Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 19 of 151

20 31969455.3 necessary to fund the administration of the Chapter 11 Cases, and agreed to provide ongoing services to the Reorganized Debtors. 37. The Debtor Release appropriately offers protection to parties that provided consideration to the Debtors and that participated in the Debtors’ restructuring process. Specifically, the Released Parties under the Plan, including: (a) each Debtor; (b) each Reorganized Debtor (including Reorganized Invacare); (c) each of the Debtors’ current and former directors and officers; (d) each DIP Term Loan Lender; (e) each DIP Term Loan Agent; (f) the Consenting Term Loan Lender; (g) the Consenting Secured Noteholders; (h) the Consenting Unsecured Noteholders; (i) Azurite Management LLC; (j) each Agent/Trustee (other than the DIP ABL Agent and ABL Agent); (k) each Backstop Party; (l) the Exit Facilities Lenders; (m) the Exit Secured Noteholders; (n) the Committee and the members of the Committee (solely in their capacities as Committee members and not in their individual capacities); (o) each current and former Affiliate of each Entity in clause (a) through the following clause (p); and (p) each Related Party of each Entity in clause (a) through clause (o) made significant concessions and contributions to the Chapter 11 Cases, including, as applicable, entering into settlements and actively supporting the Plan and the Chapter 11 Cases; provided that, in each case, an Entity is not a Released Party: (w) if it elects to opt out of the release contained in Article VIII.D of the Plan; (x) if it timely Files with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the releases contained in Article VIII.D of the Plan and such objection is not resolved before Confirmation; (y) with respect to Non-Released LT Claims, if it is a Non-Released LT Party; or (z) if it is an ABL Released Party. 38. As such, the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 20 of 151

21 31969455.3 facilitating the Restructuring Transactions and implementing the Plan; (2) a good faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action of any kind whatsoever released pursuant to the Debtor Release. In light of the foregoing, the Debtor Release is approved. v. Release by Holders of Claims and Interests. 39. The release by the Releasing Parties and the ABL Releasing Parties set forth in Article VIII.D of the Plan and incorporated into this Confirmation Order (the “Third-Party Release”) is an essential provision of the Plan. The Third-Party Release is: (1) consensual; (2) specific in language and scope; (3) essential to the Confirmation of the Plan; (4) given in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (5) a good faith settlement and compromise of the Claims released by the Third-Party Release; (6) in the best interests of the Debtors and their Estates; (7) fair, equitable, and reasonable; (8) given and made after due notice and opportunity for hearing; and (9) a bar to any of the Releasing Parties or the ABL Releasing Parties asserting any claim or Cause of Action of any kind whatsoever released pursuant to the Third-Party Release. 40. The Third-Party Release is an integral part of the Plan. Similar to the Debtor Release, the Third-Party Release was integral to the formulation of the Plan, including the Settlement embodied therein and in this Confirmation Order, and the participation of the Released Parties in the Plan and the chapter 11 process generally. The Third-Party Release was critical in Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 21 of 151

22 31969455.3 incentivizing the Released Parties to support the Plan and the Settlement and preventing potentially significant and time-consuming litigation. The Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan and the Settlement. Furthermore, the Third-Party Release is consensual, as the Releasing Parties and the ABL Releasing Parties were provided notice of the chapter 11 proceedings, the Plan, the deadline to object to confirmation of the Plan, and the Confirmation Hearing. Additionally, voting creditors and non-voting parties were given the opportunity to opt out of the Third-Party Release, and the release provisions of the Plan were conspicuous and emphasized with boldface type in the Plan, the Disclosure Statement, and the applicable ballots or opt out form. 41. The scope of the Third-Party Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases, and parties received due and adequate notice of the Third-Party Release. Among other things, the Plan provides appropriate and specific disclosure with respect to the claims and Causes of Action that are subject to the Third-Party Release, and no other disclosure is necessary. The Debtors, as evidenced by the Solicitation Affidavit and Publication Affidavit, provided sufficient notice of the Third-Party Release, and no further or other notice is necessary. The Third-Party Release is consistent with established practice in this jurisdiction and others. The Third-Party Release is specific in language, integral to the Plan and the Settlement, and given for substantial consideration. vi. Exculpation. 42. The exculpation provision set forth in Article VIII.E of the Plan and incorporated into this Confirmation Order is essential to the Plan. The record in the Chapter 11 Cases fully supports the exculpation and the exculpation provisions set forth in Article VIII.E of the Plan, Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 22 of 151

23 31969455.3 which are appropriately tailored to protect the Exculpated Parties from inappropriate litigation. The exculpation, including the carveout for actual fraud, gross negligence, or willful misconduct, is consistent with established practice in this jurisdiction and others. The Exculpated Parties subject to the exculpation provision have, and upon entry of this Confirmation Order will be deemed to have, participated in good faith and in compliance with all applicable laws with regard to the distribution of recoveries under the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation or such distributions made pursuant to the Plan. Based on the evidence before the Court, the Exculpation, including its carveout for actual fraud, gross negligence, or willful misconduct, complies with the requirements established by In re Highland Cap. Mgmt., L.P., 48 F.4th 419, 435 (5th Cir. 2022). vii. Injunction. 43. The injunction provisions set forth in Article VIII.F of the Plan are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the discharge, the Debtor Release, the Third-Party Release, and the exculpation provisions in Article VIII.F of the Plan. The injunction provisions are fair and reasonable and appropriately tailored to achieve those purposes. viii. Preservation of Claims and Causes of Action. 44. Article IV.J of the Plan, as well as the Plan Supplement, appropriately provides for the preservation by the Debtors or the Reorganized Debtors of certain Causes of Action in accordance with section 1123(b) of the Bankruptcy Code. Causes of Action not released by the Debtors or exculpated under the Plan will be retained by the Reorganized Debtors (and in the case of the Non-Released LT Claims, assigned to the Litigation Trust) as provided by the Plan. The Plan is sufficiently specific with respect to the Causes of Action to be retained by the Debtors (and Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 23 of 151

24 31969455.3 with respect to those being assigned to the Litigation Trust), and the Plan and Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Debtors may retain, and all parties in interest received adequate notice with respect to such retained Causes of Action and those being assigned to the Litigation Trust. The provisions regarding Causes of Action in the Plan are appropriate and in the best interests of the Debtors, their respective Estates, and Holders of Claims or Interests. For the avoidance of any doubt, Causes of Action released or exculpated under the Plan will not be retained by the Reorganized Debtors. Notwithstanding anything to the contrary, on the Effective Date, the Reorganized Debtors shall waive and release all Avoidance Actions and such Avoidance Actions shall not be retained Causes of Action. ix. Lien Releases. 45. The release and discharge of certain mortgages, deeds of trust, Liens, pledges or other security interest against any property of the Estates set forth in Article VIII.B. of the Plan (the “Lien Releases”) are necessary to implement the Plan. The Lien Releases are appropriate, fair, equitable, and reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. x. Additional Plan Provisions. 46. The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for the allowance of certain Claims, treatment of indemnification obligations, and the retention of court jurisdiction. Thus, the Plan satisfies section 1123(b)(6) of the Bankruptcy Code. c. Section 1123(d)—Cure of Defaults. 47. Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 24 of 151

25 31969455.3 of the Bankruptcy Code. Any monetary defaults under each assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitations described in Article V.C of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V.C of the Plan, and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the Bankruptcy Code. On April 17, 2023, the Debtors filed the Assumed Executory Contracts and Unexpired Leases Schedule, which listed a proposed cure amount, based on the Debtors’ books and records, for each Executory Contract and Unexpired Leases to be assumed. As soon as was reasonably practicable thereafter, the Debtors served sufficient notice on the counterparties to such Executory Contracts and Unexpired Leases. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code. d. Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code. 48. The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, 1128, and 1129, and Bankruptcy Rules 2002, 3017, 3018, and 3019. 49. The Debtors and their agents solicited votes to accept or reject the Plan after the Bankruptcy Court approved the adequacy of the Disclosure Statement pursuant to section 1125(a) of the Bankruptcy Code and the Disclosure Statement Order. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 25 of 151

26 31969455.3 50. The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII.E of the Plan. The Debtors, the Debtors’ directors and officers, the Debtors’ respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, attorneys, together with the Released Parties, the ABL Released Parties, and the Exculpated Parties, have participated in good faith and in compliance with applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of New Common Equity (including the New Common Equity issuable upon conversion of the New Convertible Preferred Equity), New Convertible Preferred Equity, and Litigation Trust Interests, offered and sold under the Plan (including without limitation pursuant to the New Organizational Documents, the Backstop Commitment Agreement, the Rights Offering Procedures, and the Litigation Trust Agreement, as applicable) and any previous plan, and neither any of such parties or individuals nor the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan. 51. The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and therefore are not, and on account of such distributions Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 26 of 151

27 31969455.3 will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan, so long as such distributions are made consistent with and pursuant to the Plan. 52. Each of the Released Parties, the ABL Released Parties, and Exculpated Parties have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with, and in a manner consistent with, the applicable provisions of the Bankruptcy Code, the Disclosure Statement, the Plan, the Bankruptcy Rules and all other applicable rules, laws and regulations in connection with all of their respective activities relating to support and consummation of the Plan, including the negotiation, execution, delivery and performance of the Restructuring Support Agreement, and are entitled to the protections of section 1125(e) of the Bankruptcy Code and all other protections and rights provided in the Plan. e. Section 1129(a)(3)—Proposal of Plan in Good Faith. 53. The Debtors have proposed the Plan (and all documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Debtors’ good faith is evident from the facts and record of the Chapter 11 Cases, the Disclosure Statement, the hearing on the Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Cases. 54. The Plan and the contracts, instruments, releases, agreements, and other documents necessary and related to implementing, effectuating, and consummating the Plan, including the Exit Facilities Documents, are the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors and officers, and the other constituencies involved (including Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 27 of 151

28 31969455.3 the Consenting Stakeholders (as defined in the Restructuring Support Agreement), the DIP Lenders, the Committee, each member of the Committee), and their respective representatives and professionals. The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ and such other parties’ good faith, serve the public interest, and assure fair treatment of Holders of Claims or Interests. Consistent with the overriding purpose of chapter 11, the Debtors filed the Chapter 11 Cases with the belief that the Debtors were in need of reorganization and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value, and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied. 55. The Debtors or the Reorganized Debtors, as appropriate, the Consenting Stakeholders, and the Exit Facilities Lenders have been, are, and will continue acting in good faith if they proceed to: (a) consummate the Plan, the Restructuring Transactions, the Rights Offering, the Exit Facilities, and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code. 56. The Unsecured Notes Trustee diligently and in good faith discharged its duties and obligations pursuant to the Unsecured Notes Documents and otherwise conducted itself with respect to all matters in any way related to the Unsecured Notes Claims, with the same degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of Unsecured Notes Claims have not received disparate treatment under the Plan and their treatment is consistent with the terms and conditions under the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 28 of 151

29 31969455.3 Unsecured Notes Documents. Accordingly, the Unsecured Notes Trustee has discharged its duties fully and in accordance with the Unsecured Notes Documents. 57. The Secured Notes Trustee diligently and in good faith discharged its duties and obligations pursuant to the Secured Notes Indenture and related documents and otherwise conducted itself with respect to all matters in any way related to the Secured Notes Claims, with the same degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of Secured Notes Claims have not received disparate treatment under the Plan and their treatment is consistent with the terms and conditions under the Secured Notes Indenture and related documents. Accordingly, the Secured Notes Trustee has discharged its duties fully and in accordance with the Secured Notes Indenture and related documents. f. Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable. 58. Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4). g. Section 1129(a)(5)—Disclosure of Directors and Officers and Consistency with the Interests of Creditors and Public Policy. 59. The Reorganized Debtors’ directors and officers, and the Litigation Trustee, are qualified and were selected in a manner consistent with the interests of Holders of Claims and Interests and with public policy. Their identities were, to the extent reasonably practicable and Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 29 of 151

30 31969455.3 known to the Debtors, disclosed in the Plan Supplement. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. h. Section 1129(a)(6)—Rate Changes. 60. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and therefore will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan. i. Section 1129(a)(7)—Best Interests of Holders of Claims and Interests. 61. The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, including the Liquidation Analysis, and the facts and circumstances of the Chapter 11 Cases, establish that each Holder of Allowed Claims or Interests in each Class will recover as much or more value under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such Holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code or has accepted the Plan. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors and equity holders and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied. j. Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Certain Voting Classes. 62. The Deemed Accepting Classes are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Additionally, Classes 3, 4, and 5 voted to accept the Plan at each Debtor and Class 6 voted to accept the Plan at Debtor Invacare Corporation and Debtor Freedom Designs, Inc. Holders of Claims and Interests in Classes 7 and 8 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 30 of 151

31 31969455.3 event, are not entitled to vote to accept or reject the Plan. Pursuant to the Plan, Holders of Claims and Interests in Classes 9 and 10 receive no recovery on account of their Claims and Interests and are deemed to reject the Plan. Nevertheless, because the Plan has not been accepted by the Rejecting Classes, the Debtors seek Confirmation, solely with respect to the Rejecting Classes, under section 1129(b) of the Bankruptcy Code, rather than section 1129(a)(8) of the Bankruptcy Code. Although the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code with respect to the Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes, and thus satisfies section 1129(b) of the Bankruptcy Code. As a result, the requirements of section 1129(b) of the Bankruptcy Code are satisfied. k. Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code. 63. The treatment of DIP Claims, General Administrative Claims, Professional Claims, and Priority Tax Claims under Article II of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code. l. Section 1129(a)(10)—Acceptance by at Least One Voting Class. 64. As set forth in the Voting Report, multiple Impaired Classes that were entitled to vote on the Plan, including Classes 3, 4, and 5 at each Debtor and Class 6 at Debtor Invacare Corporation and Debtor Freedom Designs, Inc., voted to accept the Plan. As such, there is at least one Voting Class that has accepted the Plan, determined without including any acceptance of the Plan by any insider (as defined by the Bankruptcy Code), for each Debtor. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 31 of 151

32 31969455.3 m. Section 1129(a)(11)—Feasibility of the Plan. 65. The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other persuasive evidence; (d) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation, or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; (e) establishes that the Debtors will have sufficient funds available to meet their obligations under the Plan— including sufficient amounts of Cash to reasonably ensure payment of Allowed Claims that will receive Cash distributions pursuant to the terms of the Plan, to provide the Litigation Trust Funding, and the funding of the Professional Fee Escrow Account and other Cash payments required under the Plan; and (f) establishes that the Debtors or the Reorganized Debtors, as applicable, will have the financial wherewithal to pay any Claims that accrue, become payable, or are allowed by Final Order following the Effective Date. 66. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. n. Section 1129(a)(12)—Payment of Statutory Fees. 67. Article XII.C of the Plan provides that all fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at the Confirmation Hearing in accordance with section 1128 of the Bankruptcy Code, will be paid by each of the applicable Reorganized Debtors for each quarter (including any fraction of a quarter) until the applicable Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 32 of 151

33 31969455.3 Chapter 11 Case of such Reorganized Debtor is converted, dismissed, or closed, whichever occurs first. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. o. Section 1129(a)(13)—Retiree Benefits. 68. Pursuant to section 1129(a)(13) of the Bankruptcy Code, and as provided in Article IV.E of the Plan, the Reorganized Debtors will continue to pay all obligations on account of retiree benefits (as such term is used in section 1114 of the Bankruptcy Code) from and after the Effective Date in accordance with applicable law. As a result, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied. p. Sections 1129(a)(14), (15), and (16)—Domestic Support Obligations, Individuals, and Nonprofit Corporations. 69. The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases. q. Section 1129(b)—Confirmation of the Plan Over the Deemed Rejecting Classes. 70. Notwithstanding the fact that the Deemed Rejecting Classes have been deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because: (a) at least one Voting Class at each Debtor voted to accept the Plan; and (b) the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes. Specifically, no Holder of any Claim or Interest that is junior to such Claim will receive or retain any property under the Plan on account of such junior Claim or Interest, and no Holder of a Claim in a Class senior to such Class is receiving more than 100% on account of its Claim. As a result, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Thus, Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 33 of 151

34 31969455.3 the Plan may be confirmed even though section 1129(a)(8) of the Bankruptcy Code is not satisfied. After entry of this Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding upon the members of the Voting Classes that voted to reject the Plan. r. Section 1129(c)—Only One Plan. 71. Other than the Plan (including previous versions thereof), no other plan has been filed in the Chapter 11 Cases. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code are satisfied. s. Section 1129(d)—Principal Purpose of the Plan Is Not Avoidance of Taxes or Section 5 of the Securities Act. 72. No Governmental Unit has requested that the Bankruptcy Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied. t. Section 1129(e)—Not Small Business Cases. 73. The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to the Chapter 11 Cases. u. Satisfaction of Confirmation Requirements. 74. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code. v. Conditions to Effective Date. 75. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 34 of 151

35 31969455.3 w. Implementation. 76. All documents and agreements necessary to implement transactions contemplated by the Plan, including, without limitation, those contained, referred to, or summarized in the Plan Supplement, the New Organizational Documents, the Restructuring Transactions Memorandum, the Restructuring Support Agreement, the Backstop Commitment Agreement, the Rights Offering Documents, the Registration Rights Agreement, the Exit Facilities Documents, and related forms, agreements, and documentation, have been negotiated in good faith and at arm’s length, are in the best interests of the Debtors and their Estates, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The Debtors, the Reorganized Debtors, and Reorganized Invacare and its subsidiaries are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby. x. Corporate Action. 77. On or before the Effective Date, as applicable, all actions contemplated under the Plan or the Plan Supplement (including the transfers, mergers, conversions, and other actions described in the Restructuring Transactions Memorandum) shall be deemed authorized and approved in all respects. All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors, the Reorganized Debtors, or Reorganized Invacare, as applicable. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 35 of 151

36 31969455.3 y. Vesting of Assets. 78. Subject to the terms of the Plan or the Plan Supplement, or any agreement, instrument, or other document incorporated in the Plan, including the Litigation Trust Agreement, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action of the Debtors, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations under the Exit Facilities Documents). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor and Reorganized Invacare (and its subsidiaries) may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action except for the Non- Released LT Claims (which are being transferred to the Litigation Trust) without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. z. Treatment of Executory Contracts and Unexpired Leases. 79. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, the Plan provides for the assumption or rejection of certain Executory Contracts and Unexpired Leases. The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their Estates, Holders of Claims or Interests and other parties in interest in the Chapter 11 Cases. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 36 of 151

37 31969455.3 aa. Approval of the Assumption of and Performance Under the Restructuring Support Agreement 80. The terms and conditions of the Restructuring Support Agreement and the Debtors’ assumption of and performance under the Restructuring Support Agreement are essential elements of the Plan and are in the best interests of the Debtors, the Estates and Holders of Claims and Interests. The terms and conditions of the Restructuring Support Agreement are fair and reasonable, reflect the Debtors’ exercise of reasonable business judgment consistent with their fiduciary duties and are supported by reasonably equivalent value and fair consideration. The Restructuring Support Agreement was negotiated at arm’s length and in good faith, without the intent to hinder, delay or defraud any creditor of the Debtors. bb. Approval and Authorization to Enter Into the Exit Facilities and the Exit Facilities Documents 81. The Exit Facilities and the Exit Facilities Documents are an essential element of the Plan, are necessary for consummation of the Plan, and are critical to the overall success and feasibility of the Plan. Entry into the Exit Facilities and the Exit Facilities Documents is in the best interests of the Debtors, the Estates, and Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining to enter into the Exit Facilities Documents and have provided sufficient and adequate notice of the material terms of the Exit Facilities, which material terms were filed as part of the Plan, Plan Supplement, and related pleadings. The terms and conditions of the Exit Facilities are fair and reasonable and were negotiated in good faith and at arm’s length, and any credit extended and loans made pursuant to the Exit Facilities shall be deemed to have been extended, assumed and assigned, issued, or made in good faith. All fees due and payable under or in connection with the Exit Facilities are hereby approved and the Debtors or the Reorganized Debtors, as applicable, are authorized and directed to pay such fees in Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 37 of 151

38 31969455.3 accordance with the Exit Facilities Documents. The Debtors are authorized without further approval of the Bankruptcy Court or any other party to execute and deliver the Exit Facilities Documents and execute, deliver, file, record, and issue all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby, including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities and the creation or perfection of all liens in connection therewith, in each case, without further notice to the Bankruptcy Court or further act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity. cc. Issuance of New Common Equity, New Convertible Preferred Equity, and Litigation Trust Interests. 82. The issuance of the New Common Equity (including the New Common Equity issuable upon conversion of the New Preferred Equity), New Convertible Preferred Equity, and Litigation Trust Interests is an essential element of the Plan and is in the best interests of the Debtors, the Estates, and Holders of Claims and interests. dd. Rights Offering. 83. The Debtors solicited subscriptions to the Rights Offering in good faith pursuant to the Rights Offering Procedures set forth in the Disclosure Statement Order, applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules and any applicable non-bankruptcy laws, rules or regulations, and the Rights Offering Procedures are fair, equitable, and reasonable and provide for the Rights Offering to be conducted in a manner that is in the best interests of the Debtors, the Estates and Holders of Claims and Interests. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 38 of 151

39 31969455.3 ee. Litigation Trust. 84. The terms of the Litigation Trust, the selection and appointment of Peter Kravitz as the Litigation Trustee and the terms of his compensation are fair, equitable and reasonable and in the best interest of the Debtors, Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest. II. ORDER BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT: 85. This Confirmation Order confirms the Plan in its entirety. 86. This Confirmation Order approves the Plan Supplement, including the documents contained therein that may be amended through and including the Effective Date in accordance with and as permitted by the Plan, this Confirmation Order, and the Restructuring Support Agreement. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict. 87. All Holders of Claims or Interests that voted to accept the Plan are conclusively presumed to have accepted the Plan. 88. The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest, including: (a) the Debtors; (b) the Committee; and (c) all Holders of Claims or Interests. 89. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement or any related document, agreement, or exhibit does not impair the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 39 of 151

40 31969455.3 effectiveness of that article, section, or provision; it being the intent of the Bankruptcy Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety. A. Objections. 90. To the extent that any objections (including any reservations of rights contained therein) to Confirmation of the Plan have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled in their entirety and on their merits. B. Findings of Fact and Conclusions of Law. 91. The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Bankruptcy Court at the Confirmation Hearing and incorporated herein) constitutes an order of the Bankruptcy Court, it is adopted as such. C. Incorporation by Reference. 92. The terms and provisions of the Plan and the Plan Supplement are an integral part of this Confirmation Order and are incorporated by reference herein as if set forth herein. The Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 40 of 151

41 31969455.3 terms of the Plan, the Plan Supplement, all exhibits thereto, this Confirmation Order, and all other relevant and necessary documents shall, on and after the Effective Date, be binding in all respects upon, and shall inure to the benefit of, the Debtors and Reorganized Debtors, the Debtors’ Estates and their creditors, and their respective successors and assigns, non-Debtor affiliates, any affected third parties, all Holders of Claims and Interests, whether known or unknown, against the Debtors, including, but not limited to any trustees, examiners, administrators, responsible state officers, estate representatives, or similar entities for the Debtors, if any, subsequently appointed in any of the Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of the Chapter 11 Cases, and each of their respective affiliates, successors, and assigns. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of the Bankruptcy Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety. D. General Settlement of Claims and Interests. 93. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including resolution of intercompany liabilities, allocation of value among the Debtors, and treatment of Holders of General Unsecured Claims against each of the Debtors. The entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 41 of 151

42 31969455.3 Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Interests in any Class are intended to be and shall be final. E. The Releases, Injunction, Exculpation, and Related Provisions Under the Plan. 94. The following releases, injunctions, exculpations, discharges, and related provisions set forth in Article VIII of the Plan are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of the Bankruptcy Court or any other party: a. Discharge of Claims and Termination of Interests. Pursuant to, and to the maximum extent provided by, section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services that employees of the Debtors have performed prior to the Effective Date, and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (1) a Proof of Claim or Proof of Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order, if applicable, shall be a judicial determination of the discharge of all Claims (other than the Reinstated Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 42 of 151

43 31969455.3 Claims) and Interests (other than the Intercompany Interests that are Reinstated) subject to the occurrence of the Effective Date. b. Releases by the Debtors. Except as expressly set forth in the Plan or the Confirmation Order, effective on the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, to the fullest extent allowed by applicable law, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Causes of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, rights, suits, damages, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereinafter arising, in law (or any applicable rule, statute, regulation, treaty, right, duty or requirement), equity, contract, tort or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, their Estates, or their Affiliates that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates (including the management, ownership, or operation thereof), the purchase, sale, amendment, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Term Loan Facility, the ABL Facility, the DIP Facilities and DIP Documents, the Secured Notes, the Unsecured Notes, the Rights Offering Documents, the Chapter 11 Cases, the Restructuring Support Agreement, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Exit Facilities Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement, any Avoidance Actions, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Rights Offering Documents, or the Plan, Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 43 of 151

44 31969455.3 the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, the Exit Facilities, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (2) any retained Causes of Action set forth in the Schedule of Retained Causes of Action or (3) any Non-Released LT Claims. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (2) a good faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action of any kind whatsoever released pursuant to the Debtor Release. c. Releases by Releasing Parties. Except as expressly set forth in the Plan or the Confirmation Order, effective on the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, to the fullest extent allowed by applicable law, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Causes of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, rights, suits, damages, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereinafter arising, in law (or any applicable rule, Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 44 of 151

45 31969455.3 statute, regulation, treaty, right, duty or requirement), equity, contract, tort or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, their Estates or their Affiliates, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates (including the management, ownership, or operation thereof), the purchase, sale, amendment or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtors and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Term Loan Facility, the ABL Facility, the DIP Facilities and DIP Documents, the Secured Notes, the Unsecured Notes, the Rights Offering Documents, the Chapter 11 Cases, the Restructuring Support Agreement, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Exit Facilities Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement, any Avoidance Actions, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Rights Offering Documents, or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, the Exit Facilities, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Except as expressly set forth in the Plan or the Confirmation Order, effective on the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, to the fullest extent allowed by applicable law, each (a) Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 45 of 151

46 31969455.3 by each and all of the ABL Releasing Parties and (b) ABL Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties, from any and all Causes of Action, rights, suits, damages, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereinafter arising, in law (or any applicable rule, statute, regulation, treaty, right, duty or requirement), equity, contract, tort or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, their Estates or their Affiliates, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates (including the management, ownership, or operation thereof), the ABL Credit Agreement, the DIP ABL Credit Agreement, or any Restructuring Transaction, or upon any other act, or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, (i) the mutual releases set forth above do not release any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan and (ii) the releases by the ABL Releasing Parties set forth above do not release any Excluded ABL Obligations. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (1) consensual; (2) essential to the Confirmation of the Plan; (3) given in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (4) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (5) fair, equitable, and reasonable; (6) given and made after due notice and opportunity for hearing; and (7) a bar to any of the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 46 of 151

47 31969455.3 Releasing Parties asserting any claim or Cause of Action of any kind whatsoever released pursuant to the Third-Party Release. d. Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order, or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Except as otherwise set forth in the Confirmation Order, each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Error! Reference source not found. hereof. With respect to Claims or Causes of Action that have not been released, discharged, or are not subject to exculpation, no Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 47 of 151

48 31969455.3 Parties that relates to any act or omission occurring from the Petition Date to the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), without the Bankruptcy Court (1) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim of any kind and (2) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action. e. Release of Liens. Except as otherwise provided in the Exit Facilities Documents, the Plan (including, without limitation, the payment of the DIP Claims in accordance with Article II.C herein), the Confirmation Order, or in any contract, instrument, release, or other agreement or document amended or created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 48 of 151

49 31969455.3 local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. f. Exculpation Except as otherwise specifically provided in the Plan or the Confirmation Order, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission occurring from the Petition Date to the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 49 of 151

50 31969455.3 F. Post-Confirmation Notices and Bar Dates. 95. In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven days after the Effective Date, the Reorganized Debtors must cause notice of Confirmation and occurrence of the Effective Date (the “Notice of Effective Date”) to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. To supplement the notice procedures described in the preceding sentence, no later than fourteen days after the Effective Date, the Reorganized Debtors must cause the Notice of Effective Date, modified for publication, to be published on one occasion in The New York Times. Mailing and publication of the Notice of Effective Date in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary. 96. The Notice of Effective Date will have the effect of an order of the Bankruptcy Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. G. Notice of Subsequent Pleadings. 97. Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date will be limited to the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 50 of 151

51 31969455.3 following parties: (a) the U.S. Trustee; (b) the Reorganized Debtors and their counsel; and (c) any party known to be directly affected by the relief sought by such pleadings. H. Retention of Jurisdiction. 98. Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan, the matters set forth in Article XI of the Plan (except as expressly specified therein), and other applicable provisions of the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code to the extent provided under applicable law; provided, however, that the Bankruptcy Court shall not retain exclusive jurisdiction over any dispute, right, claim, interest, or controversy under the Exit Facilities Documents or the exercise of the rights or remedies of the parties thereunder. I. Reporting. 99. The Debtors shall file all monthly operating reports due prior to the Effective Date. After the Effective Date, the Reorganized Debtors shall file with the Bankruptcy Court quarterly reports when they become due, in a form reasonably acceptable to the U.S. Trustee, which reports shall include a separate schedule of disbursements made by each of the Reorganized Debtors, until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. 100. After the Confirmation Date through the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to provide any reports to any parties otherwise required under the “first” and “second” day orders entered in the Chapter 11 Cases. J. Effectiveness of All Actions. 101. Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 51 of 151

52 31969455.3 without further application to, or order of the Bankruptcy Court, or further action by the Debtors and/or the Reorganized Debtors, including Reorganized Invacare and its subsidiaries, and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders. K. Approval of Consents and Authorization to Take Acts Necessary to Implement Plan. 102. This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority or any contract to which any of the Debtors and Reorganized Invacare and its subsidiaries are party with respect to the implementation or consummation of the Plan and any documents, certifications, mortgages, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions, including the Restructuring Transactions, referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, the Exit Facilities Documents, the Restructuring Transactions Memorandum, and any certifications, mortgages, documents, instruments, securities, or agreements, and any amendments or modifications thereto. L. Plan Implementation Authorization. 103. The Debtors or the Reorganized Debtors (including Reorganized Invacare (or its subsidiaries)), as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, mortgage, release, assumption and assignment, or other agreement or document related to the Plan, including the New Organizational Documents, any other document included in the Plan Supplement, or any document related or ancillary thereto (each according to their terms), as the same may be modified, amended and supplemented, and to take any action necessary or Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 52 of 151

53 31969455.3 appropriate to implement, effectuate, consummate, or further evidence the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Bankruptcy Court. To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective state filing offices and recorded in accordance with applicable law and shall become effective in accordance with their terms and the provisions of applicable law. Pursuant to section 10.301 of the Business Organizations Code of the State of Texas and any other comparable provision of the business corporation, limited liability company, or partnership laws of any state, as applicable, no action of the Debtors’ or the Reorganized Debtors’ (including those of Reorganized Invacare or its subsidiaries) boards of directors, equity holders, managers, members, or partners, as applicable, will be required to authorize the Debtors or Reorganized Debtors (including Reorganized Invacare or its subsidiaries), as applicable, to enter into, execute and deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the restructuring, and any such contract, certificate, instrument, release, mortgage, assumption and assignment, or other agreement or document related to the Plan, and following the Effective Date, each of the Plan documents will be a legal, valid, and binding obligation of the Debtors or Reorganized Debtors (including Reorganized Invacare or its subsidiaries), as applicable, enforceable against the Debtors and the Reorganized Debtors (including Reorganized Invacare or its subsidiaries) in accordance with the respective terms thereof. The Debtors and the Reorganized Debtors (including Reorganized Invacare or its subsidiaries) are also authorized from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document or take any action necessary or appropriate to implement the transactions set forth in the Restructuring Transactions Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 53 of 151

54 31969455.3 Memorandum, including, among other things, any merger, transfer, liquidation, or consolidation of any of the Debtors or their non-Debtor subsidiaries. M. Restructuring Transactions. 104. On and after the Confirmation Date, the Debtors, the Reorganized Debtors, or Reorganized Invacare (or any of its subsidiaries), as applicable, shall take any and all actions as may be necessary or appropriate to effect the Restructuring Transactions, including as set forth in the Restructuring Transactions Memorandum (which shall be subject to the consent rights set forth in the Restructuring Support Agreement and Plan) and may take any and all actions as may be necessary, appropriate, or desirable to effectuate a corporate restructuring of the Debtors or any other transaction described in, approved by, contemplated by, related to, or necessary to effectuate the Plan that are not inconsistent with the Plan, the Restructuring Support Agreement, or the Backstop Commitment Agreement, which transactions may include, as applicable: (a) the execution and delivery of appropriate agreements, including any Definitive Documents, or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, issuance, or liquidation containing terms that are consistent with the terms of the Plan, the Restructuring Support Agreement, and the Backstop Commitment Agreement, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the Restructuring Support Agreement, and the Backstop Commitment Agreement, and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 54 of 151

55 31969455.3 amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable law; (d) the execution and delivery of the Exit Facilities Documents, and any filing related thereto; and (e) all other actions that the applicable Reorganized Debtors or Reorganized Invacare (or its subsidiaries) (as relevant) determine to be necessary or advisable, including making filings or recordings that may be required by applicable law in connection with the Plan. 105. This Confirmation Order shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions, including, for the avoidance of doubt, any and all actions required to be taken under applicable non-bankruptcy law. N. Assumption of the Restructuring Support Agreement 106. The Restructuring Support Agreement shall be assumed by the Debtors, the Reorganized Debtors and Reorganized Invacare as of the date of entry of this Confirmation Order, and the Debtors are authorized to perform all obligations under the Restructuring Support Agreement. O. Approval of and Authorization to Enter Into Exit Facilities 107. On and after the Confirmation Date, the Debtors, the Reorganized Debtors or Reorganized Invacare (or its subsidiaries) as applicable, are authorized to and shall enter into the Exit Facilities, the terms of which will be set forth in the Exit Facilities Documents and which terms shall be in all respects consistent with the Plan and the Restructuring Support Agreement. The terms of the Exit Facilities, to the extent entered into by the Debtors, are fair and reasonable, and were negotiated in good faith and at arm’s length. This Confirmation shall be deemed approval of the Exit Facilities and the Exit Facilities Documents, as applicable, and all transactions Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 55 of 151

56 31969455.3 contemplated thereby, and all actions to be taken and undertakings to be made, and obligations to be incurred by the Debtors, the Reorganized Debtors or Reorganized Invacare (or its subsidiaries) in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein, and authorization of the Debtors, the Reorganized Debtors or Reorganized Invacare (or its subsidiaries) to enter into and execute and deliver the Exit Facilities Documents and such other documents as may be required to effectuate the treatment affected by the Exit Facilities, as applicable. 108. Upon entry into the Exit Facilities, as applicable, all of the guarantees, mortgages, pledges, Liens and other security interests to be granted in accordance with the Exit Facilities Documents, as applicable, (a) shall be deemed to be granted, (b) shall be valid, legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facilities Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facilities Documents, as applicable, (d) shall have the priorities set forth in the Exit Facilities Documents, and (e) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Debtors, the Reorganized Debtors or Reorganized Invacare (or its subsidiaries) and the persons and entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all consents, authorizations, or approvals from any Entity necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 56 of 151

57 31969455.3 Confirmation Order and any such filings, recordings, consents, authorizations, and approvals shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. In the event an order dismissing this Chapter 11 Case is at any time entered, the Liens securing the Exit Facilities shall not be affected and shall continue in full force and effect in all respects and shall maintain their priorities and perfected status as provided in the Exit Facilities Documents until all obligations in respect thereof shall have been paid and satisfied in full. Notwithstanding any policies, practices, or procedures of DTC, DTC and any participants and intermediaries shall fully cooperate and take all actions to facilitate the Restructuring Transactions, including any distributions, as applicable, pursuant to the Plan. P. Approval of Rights Offering. 109. Through and after the Effective Date, the Rights Offering Documents and all documents necessary to effectuate the Rights Offering shall constitute legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms. All of the New Common Equity or New Convertible Preferred Equity to be issued in accordance with the terms of the Rights Offering shall (a) be duly authorized, validly issued, fully paid, and non-assessable consistent with the terms of the New Organizational Documents and (b) not be subject to avoidance or recharacterization for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law. Q. Backstop Commitment Agreement. 110. Pursuant to the Backstop Commitment Agreement, the Backstop Parties have committed to subscribe for the full principal amount of the Backstop, subject to the terms and Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 57 of 151

58 31969455.3 conditions set forth therein, including, as applicable, any reduction in such amount resulting from any amounts subscribed for in the Rights Offering by persons that are not Backstop Parties. To the extent not previously assumed pursuant to an order of the Bankruptcy Court, the Backstop Commitment Agreement shall be assumed pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith in all respects during the period through and including the Effective Date. On or about (but in no event after) the Effective Date, as provided in the Restructuring Transactions Memorandum, the rights and obligations of the Debtors under the Backstop Commitment Agreement shall vest in the Reorganized Debtors, as applicable. As consideration for the Backstop and the other undertakings of the Backstop Parties in the Backstop Commitment Agreement, the Reorganized Debtors will pay the Backstop Commitment Premium to the Backstop Parties on or about the Effective Date in the form of shares of New Common Equity, in accordance with the Backstop Commitment Agreement and Backstop Commitment Approval Order. R. New Organizational Documents and Registration Rights Agreement. 111. The terms of any New Organizational Documents and the Registration Rights Agreement, as set forth in the Plan Supplement, are approved in all respects. To the extent any document or agreement is not attached to the Plan Supplement as of the entry of this Confirmation Order, such document or agreement shall be filed with the Bankruptcy Court prior to the Effective Date, and such document or agreement is approved to the extent it is consistent with this Confirmation Order, the Plan, the Plan Supplement, and the Restructuring Support Agreement (including any applicable consent rights therein). The obligations of the applicable Reorganized Debtors related thereto, will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors, Reorganized Debtors, or Reorganized Invacare, as applicable, Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 58 of 151

59 31969455.3 enforceable in accordance with their terms and not in contravention of any state or federal law. On the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the New Organizational Documents, and the Registration Rights Agreement, and all related documents, to which such Reorganized Debtor is contemplated to be a party on the Effective Date. In addition, on the Effective Date, without any further action by the Bankruptcy Court or the directors, officers or equity holders of any of the Reorganized Debtors (including Reorganized Invacare), each applicable Reorganized Debtor (including Reorganized Invacare) will be and is authorized to: (a) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the New Organizational Documents, and the Registration Rights Agreement; (b) issue the New Common Equity or New Convertible Preferred Equity; (c) perform all of its obligations under the New Organizational Documents, and the Registration Rights Agreement; and (d) take all such other actions as any of the responsible officers of such Reorganized Debtor (including Reorganized Invacare) may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the New Organizational Documents, and the Registration Rights Agreement. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, after the Effective Date, the New Organizational Documents and any documents related thereto shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 59 of 151

60 31969455.3 S. Litigation Trust. 112. On the Effective Date: (a) the Litigation Trust shall be formed pursuant to the Plan and established and become effective in accordance with the terms of the Plan and the Litigation Trust Agreement; (b) Peter Kravitz shall be appointed as the Litigation Trustee; and (c) the Litigation Trust Assets shall be transferred to the Litigation Trust, free and clear of all Liens, Claims, charges, or other encumbrances. 113. The Litigation Trustee shall be the Estate representative to prosecute any and all Non-Released LT Claims pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, and shall have all powers, authority, and responsibilities specified in the Plan and the Litigation Trust Agreement. 114. The Litigation Trustee shall be deemed the Distribution Agent under the Plan when making distributions to Holders of Litigation Trust Interests, and is authorized to make any such Distributions in accordance with the Plan and the Litigation Trust Agreement. T. Certain Securities Law Matters. 115. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution by New Parent of the New Convertible Preferred Equity (including the New Common Equity that may be issued in exchange therefor) or the New Common Equity in respect of eligible Allowed Claims, the Equity Rights, and the Backstop Commitment Premium, as applicable, pursuant to the Plan and Rights Offering, as applicable, shall be exempt from, among other things, the registration and/or prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local or other law requiring registration and/or delivery of prospectuses prior to the offering, issuance, distribution, or sale of securities. Such New Preferred Equity (including the New Common Equity that may be issued in exchange therefor) and New Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 60 of 151

61 31969455.3 Common Equity issued by New Parent pursuant to section 1145 of the Bankruptcy Code (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within ninety (90) calendar days of such transfer, (iii) has not acquired the New Securities from an “affiliate” within one year of such transfer, and (iv) is not an entity that is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code. All shares of New Preferred Equity issued by New Parent in connection with the exercise of Backstop Party Rights, including in connection with Section 2.6 of the Backstop Commitment Agreement, will be issued in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, and shall be subject to applicable restrictions of transfer in connection therewith. Each of the Backstop Parties has made customary representations to the Debtors, including that each is an “accredited investor” (within the meaning of Rule 501(a) of the Securities Act) or a qualified institutional buyer (as defined under Rule 144A promulgated under the Securities Act). The Exit Secured Convertible Notes will be issued by New Parent in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, and shall be subject to applicable restrictions of transfer in connection therewith. Each of the Exit Secured Noteholders has made customary representations to the Debtors, including that each is a qualified institutional buyer (as defined under Rule 144A promulgated under the Securities Act). 116. The Litigation Trust Interests to be issued to the Litigation Trust Beneficiaries under the Plan are not intended to be “securities” under applicable laws, but if such interests constitute securities, the offering, issuance, and distribution of the Litigation Trust Interests pursuant to the Plan and the Litigation Trust Agreement shall be exempt pursuant to Section 1145 Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 61 of 151

62 31969455.3 of the Bankruptcy Code from, among other things, the registration and/or prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local or other law requiring registration and/or delivery of prospectuses prior to the offering, issuance, distribution, or sale of securities. As provided in the Litigation Trust Agreement, the Liquidating Trust Interests are not transferable. 117. Should New Parent elect on or after the Effective Date to reflect any ownership of the securities to be issued under the Plan (including without limitation the New Convertible Preferred Equity, the New Common Stock and the New Exit Convertible Notes) through the facilities of DTC, and subject to such securities being eligible to be held through the facilities of DTC, New Parent need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC or any transfer agent) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. U. Binding Effect. 118. On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 62 of 151

63 31969455.3 Debtors (including Reorganized Invacare and its subsidiaries), and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan or this Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interests has voted on the Plan. 119. Pursuant to section 1141 of the Bankruptcy Code, subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before the Bankruptcy Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns. V. Continued Corporate Existence. 120. Except as otherwise provided in the Plan or the Plan Supplement (including the Restructuring Transactions Memorandum), or any agreement, instrument, or other document incorporated therein, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 63 of 151

64 31969455.3 certificate of incorporation and bylaws (or other formation documents) are amended under the Plan, the New Organizational Documents, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). W. Vesting of Assets in the Reorganized Debtors. 121. Except as otherwise provided in the Plan or the Plan Supplement, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action of the Debtors, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor (including Reorganized Invacare and its subsidiaries), free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor and Reorganized Invacare (and its subsidiaries) may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. X. Section 1146 Exemption. 122. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor, Reorganized Invacare or to any other Person) of property under the Plan or pursuant to: (a) the issuance, reinstatement, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors, the Reorganized Debtors or Reorganized Invacare, (b) the Restructuring Transactions, (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 64 of 151

65 31969455.3 trust, or other security interest, or the security of additional indebtedness by such or other means, (d) the making, assignment, or recording of any lease or sublease, (e) the grant of collateral as security for the Debtors’, Reorganized Debtors’ or Reorganized Invacare’s or its subsidiaries’ obligations under and in connection with the Exit Facilities, or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, sales or use tax, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Y. Directors and Officers of Reorganized Debtors. 123. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have, to the extent known and reasonably practicable, disclosed in advance of the Confirmation Hearing the identity and affiliations of any person proposed to serve on the New Board, as well as those persons Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 65 of 151

66 31969455.3 that will serve as an officer of Reorganized Invacare and the Litigation Trustee. To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer has also been disclosed to the extent reasonably practicable. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors. The Litigation Trustee shall serve from and after the Effective Date pursuant to the terms of the Litigation Trust. Z. Management Incentive Plan. 124. On the Effective Date, the Reorganized Debtors will reserve exclusively for participants in the Management Incentive Plan a pool of equity interests of Reorganized Invacare or another Entity designated pursuant to the Plan to issue equity interests on the Effective Date, which may take the form of equity or equity-based awards, including, options, restricted stock units, or other equity instruments, determined on a fully diluted and fully distributed basis. On the Effective Date, the Reorganized Invacare Board shall institute the Management Incentive Plan consistent with the terms and conditions set forth in the Management Incentive Plan. The terms and conditions of the Management Incentive Plan (including the participants, forms of awards, amount of allocations and the timing of the grant of the options and other equity-based compensation), and the terms and conditions of such options and other equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability), shall be determined prior to the Effective Date in accordance with the Plan and the Restructuring Support Agreement. The terms and conditions of the Management Incentive Plan shall be approved by the New Board. None of the options or other equity-based awards under the Management Incentive Plan will vest on or prior to the Effective Date. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 66 of 151

67 31969455.3 125. All grants under the Management Incentive Plan shall ratably dilute the New Common Equity (including the New Common Equity issuable upon conversion of the New Convertible Preferred Equity) and New Convertible Preferred Equity issued pursuant to the Plan, including without limitation pursuant to the Rights Offering and the Backstop Commitment Agreement and otherwise in exchange for Allowed Claims, as well as any New Common Equity issuable upon conversion of the Exit Secured Convertible Notes. AA. Employee Matters. 126. To the extent set forth in the Restructuring Support Agreement and the Restructuring Term Sheet and consistent with the Plan, the Consenting Stakeholders (as defined in the Restructuring Support Agreement) consent to (i) the continuation of the Debtors’ wages, compensation, and benefits programs according to existing terms and practices, including executive compensation programs and (ii) any motions in the Bankruptcy Court for approval thereof. All Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, except for: (a) all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Program that provide for rights to acquire equity interests in Invacare Corporation; (b) Compensation and Benefits Programs listed in the Plan Supplement as Executory Contracts to be rejected; (c) Compensation and Benefits Programs that have previously been rejected; and (d) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, are the subject of pending rejection procedures or a motion to reject, or have been specifically waived by the beneficiaries of any employee benefit plan or contract. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 67 of 151

68 31969455.3 127. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to Article IV.E of the Plan other than those applicable immediately prior to such assumption. To the extent set forth in the Restructuring Support Agreement and the Restructuring Term Sheet any and all Compensation and Benefit Claims (including, but not limited to, Claims relating to the Debtors’ supplemental employee retirement program) are Unimpaired and entitled to full payment. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, Reorganized Invacare shall continue to pay and honor all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, in accordance with applicable law. For avoidance of doubt, nothing herein shall impact or limit the ability of Reorganized Invacare (or its subsidiaries) to amend, modify, or terminate such arrangements in accordance with their terms following the Effective Date. BB. Ipso Facto and Similar Provisions Ineffective. 128. Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any entity based on any of the following: (a) the insolvency or financial condition of a Debtor; (b) the commencement of the Chapter 11 Cases; (c) the confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation; or (d) the restructuring; provided that consummation of the Plan shall constitute a “Change in Control” under applicable Compensation and Benefits Programs. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 68 of 151

69 31969455.3 CC. Indemnification Obligations. 129. Consistent with applicable law, all indemnification provisions in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of the Debtors[, or the DIP Agents, the DIP Lenders, the Agent/Trustee, the Consenting Stakeholders, as applicable,] shall (1) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order, (2) remain intact, in full force and effect, and irrevocable, (3) not be limited, reduced or terminated after the Effective Date, and (4) survive the effectiveness of the Plan on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of the Debtors[, or the DIP Agents, the DIP Lenders, the Agent/Trustee, the Consenting Stakeholders,] than the indemnification provisions in place prior to the Effective Date irrespective of whether such indemnification obligation is owed for an act or event occurring before, on or after the Petition Date; provided that indemnification obligations of Non-Released LT Parties with respect to the Non-Released LT Claims shall be rejected. DD. Injunctions and Automatic Stay. 130. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 69 of 151

70 31969455.3 and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms. EE. Payment of Additional Restructuring Expenses. 131. Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or the Reorganized Debtors (including Reorganized Invacare), as applicable, shall pay the Restructuring Expenses on or about the Effective Date, as provided in the Plan and the Restructuring Support Agreement. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) without any requirement to File a fee application with the Bankruptcy Court, without the need for itemized time detail, and without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors, who shall also provide a copy to each of the Consenting Stakeholders, at least two (2) Business Days before the anticipated Effective Date or such later date as permitted by the Debtors; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On or as soon as practicable after the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Reorganized Debtors, who shall also provide a copy to each of the Consenting Stakeholders. In addition, the Debtors and the Reorganized Debtors (including Reorganized Invacare) (as applicable) shall continue to pay pre- and post-Effective Date Restructuring Expenses directly related to the implementation, consummation, and defense of the Plan and the Restructuring Transactions, whether incurred before, on, or after the Effective Date. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 70 of 151

71 31969455.3 FF. Non-severability of Plan Provisions upon Confirmation. 132. Notwithstanding the possible applicability of Bankruptcy Rules 6004(g), 7062, 9014, or otherwise, the terms and conditions of this Confirmation Order shall be effective and enforceable immediately upon its entry. Each term and provision of the Plan, and the transactions related thereto as it heretofore may have been altered or interpreted by the Bankruptcy Court is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable, consistent with the terms set forth in the Plan or this Confirmation Order; and (c) non-severable and mutually dependent. GG. Authorization to Consummate. 133. The Debtors and the Reorganized Debtors (including Reorganized Invacare), as applicable, are authorized to consummate the Plan, including the Restructuring Transactions contemplated by the Plan, the Restructuring Transactions Memorandum, and the Rights Offering and Exit Facilities, at any time after the entry of this Confirmation Order in accordance with the Plan and the Restructuring Support Agreement. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the Effective Date. HH. Assumption and Cure of Executory Contracts. 134. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety. For the avoidance of doubt, on the Effective Date, except as otherwise provided in the Plan or in the Plan Supplement Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 71 of 151

72 31969455.3 (or any other agreement related thereto), each Executory Contract and Unexpired Lease (including those set forth in the Assumed Executory Contracts and Unexpired Leases Schedule) shall be assumed and assigned to the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than: (a) those that are identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (b) those that have been previously rejected by a Final Order; (c) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; or (d) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date. 135. This Confirmation Order constitutes approval of such assumptions and assumptions and assignments of the Executory Contracts and Unexpired Leases as set forth in the Plan and the Assumed Executory Contracts and Unexpired Leases Schedule and the rejections of the Executory Contracts and Unexpired Leases as set forth in the Rejected Executory Contracts and Unexpired Leases Schedule, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. II. Provisions Regarding Certain Governmental Unit Liabilities. 136. Nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins: (a) any liability to any Governmental Unit that is not a Claim; (b) any Claim of a Governmental Unit arising on or after the Effective Date; (c) any police or regulatory liability to a Governmental Unit on the part of any person as the owner, permittee, or operator of property after the Effective Date; or (d) any liability to a Governmental Unit on the part of any Person other than the Debtors or Reorganized Debtors. Nor shall anything in this Confirmation Order or the Plan Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 72 of 151

73 31969455.3 enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence; provided that the Bankruptcy Court retains jurisdiction to determine whether police or regulatory liabilities asserted by any Governmental Unit or other entity are discharged or otherwise barred by this Confirmation Order, the Plan, or the Bankruptcy Code. Nothing in this Confirmation Order or the Plan shall affect any setoff or recoupment rights of any Governmental Unit. Nothing in this Confirmation Order or the Plan shall authorize the transfer or assignment of any Governmental Unit (i) license, (ii) permit, (iii) registration, (iv) authorization, (v) certification, or (vi) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable nonbankruptcy legal requirements under police or regulatory law. JJ. Provisions Regarding Ventec Life Systems, Inc. Asset Purchase Agreement and the Transaction Documents 137. Notwithstanding anything to the contrary in the Plan, as may be amended, or this Confirmation Order, as may be amended, or otherwise: (i) Invacare Corporation’s Asset Purchase Agreement with Ventec Life Systems, Inc. (“Ventec”), dated as of January 30, 2023 (the “APA”) and the Transaction Documents (as defined in the APA) are not modified, rejected, or impaired by such Plan or this Confirmation Order; (ii) all of the Debtors’, Reorganized Debtors’ and Ventec’s rights, benefits, and protections pursuant to the APA and the Transaction Documents as set forth therein, including any rights of set off contained therein, are unimpaired after the Effective Date and shall “ride through” the Chapter 11 Cases unimpaired and without further action required of the Debtors or Ventec, as applicable; and (iii) the APA and the Transaction Documents and any rights of set off contained therein shall not be barred by any injunction, release or otherwise. The Debtors and Reorganized Debtors following the Effective Date and Ventec shall continue to be Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 73 of 151

74 31969455.3 subject to and obligated to perform their obligations, if any, under the APA and the Transaction Documents in accordance with their terms. KK. Provisions Regarding Kenco Transportation Management, LLC 138. Kenco Transportation Management, LLC (“Kenco”) shall be deemed to opt out of the releases contained in Article VIII.D of the Plan and shall not be considered a Releasing Party. Nothing in the Plan, Plan Supplement, or this Confirmation Order shall impair Kenco’s ability to invoice or pursue any Claims, Causes of Action and relief against non-Debtor affiliates on account of unpaid fees, charges and other costs under that certain Transportation Management Agreement dated February 19, 2020, subject to such non-Debtor affiliates’ defenses, and all of the Debtors’ and non-Debtor affiliates’ rights are reserved. 139. Kenco may dismiss its lawsuit against Invacare Corporation pending in the Court of Common Pleas of Lorain County, Ohio, docketed as Case No. 23CV208012, provided that such dismissal shall be without prejudice to: (i) Kenco’s claims and causes of action against any non- Debtor affiliates (and such non-Debtor affiliates’ defenses) or (ii) Kenco’s proofs of claim filed in connection with these Chapter 11 Cases (which if subject to objection shall be resolved pursuant to the terms of the Plan regarding resolution of disputed claims). LL. Provisions Regarding Bendix Commercial Vehicle Systems LLC 140. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, any and all Claims or Causes of Action Bendix Commercial Vehicle Systems LLC (“Bendix”) has or may have, including, but not limited to, the proof of claim filed by Bendix [Claim No. 10328] (the “Bendix Claim”), any Administrative Claims, any indemnification Claims, or any rejection damages Claims against the Debtors, the Reorganized Debtors, or Related Parties of the Debtors are hereby resolved as set forth in this paragraph. The Bendix Claim is reduced to the amount of Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 74 of 151

75 31969455.3 $0.00, and the Debtors shall direct their Claims and Noticing Agent to reflect such amount on the Debtors’ claims register. Notwithstanding the foregoing, the Reorganized Debtors shall pay Bendix on account of a $25,000 Allowed Administrative Claim on or before thirty days after the Effective Date. Bendix’s Objection to the Plan [Docket No. 466] is hereby withdrawn by mutual agreement of the Debtors and Bendix. MM. Provisions Regarding the Chubb Insurance Program 141. Notwithstanding anything to the contrary in the Definitive Documents, the Restructuring Support Agreement, any bar date notice or claim objection, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of or object to any releases), and as a supplement to Articles IV.R. and V.D. of the Plan: (a) on the Effective Date, all of the Insurance Policies which have been issued by ACE American Insurance Company, Federal Insurance Company and any of their respective U.S.-based affiliates and predecessors (collectively, the “Chubb Companies”) to, or which provide coverage to, any of the Debtors at any time and for any line of coverage (collectively and together with any agreements, documents or instruments related thereto and each as amended, modified or supplemented and including any exhibit or addenda thereto, the “Chubb Insurance Program”) which identify any of the Debtors as named insureds or as one of the counterparties thereto shall be assumed by the Reorganized Debtors, jointly and severally, in their entireties pursuant to sections 105 and 365 of the Bankruptcy Code, and shall continue in full force and effect thereafter in accordance with their respective terms; (b) on and after the Effective Date, the Reorganized Debtors (including Invacare Holdings Corporation and Invacare International Holdings Corporation), shall become and remain liable in full for all of their and the Debtors’ obligations under the Chubb Insurance Program regardless of whether such obligations arise before or after the Effective Date, and without the need or requirement for the Chubb Companies to File or serve any Proof of Claim, Cure Claim or a request, application, claim, proof or motion for payment or allowance of any Administrative Claim; Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 75 of 151

76 31969455.3 (c) except for both of Invacare Holdings Corporation and Invacare International Holdings Corporation being added as insureds under the Chubb Insurance Program as of the Effective Date, nothing alters, modifies or otherwise amends the terms and conditions of the Chubb Insurance Program, and any rights and obligations thereunder shall be determined under the Chubb Insurance Program and applicable non-bankruptcy law as if the Chapter 11 Cases had not occurred; and (d) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court, solely to permit: (i) claimants with valid workers’ compensation claims or direct action claims against the Chubb Companies under applicable non-bankruptcy law to proceed with their claims; (ii) the Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against the Chubb Companies under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII of the Plan to proceed with its claim, and (C) all costs in relation to each of the foregoing; (iii) the Chubb Companies to draw against any or all of the collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) under the Chubb Insurance Program, in such order as the Chubb Companies may determine; and (iv) the Chubb Companies to cancel any policies under the Chubb Insurance Program, and take, in their sole discretion, any other actions relating to the Chubb Insurance Program (including effectuating a setoff against (or otherwise applying) any collateral or security provided by the Debtors or the Reorganized Debtors, regardless of when any such amounts arise, become due or are provided), to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Chubb Insurance Program. NN. Provisions Regarding Certain Product Liability Claimants. 142. Notwithstanding anything to the contrary herein or in the Plan, immediately upon the Effective Date of the Plan, the automatic stay and any injunction provided for herein or in the Plan, as applicable, shall be lifted or modified to allow (but not require) the prosecution, defense, settlement, and administration of each of the following matters in their respective state courts: (a) the matter captioned Helene Tanous, Plaintiff vs. Bellagio, LLC, Invacare Corporation, Invacare HCS, LLC, Doe Individuals I through X, and Roe Legal Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 76 of 151

77 31969455.3 Entities I through X, Defendants in the District Court of the State of Nevada, County of Clark, Department No. IV, Case No. A-21-833622-C (the “Tanous Matter”); (b) the matter captioned Rafealea Leal Munoz, individually and as personal representative and/or administrator of the estate of Luis Flores Leal, Joe Leal, and Elvira Leal, Plaintiffs v. Invacare Corporation, et al., Defendants in the County Court at Law No. 2, Nueces County, Texas, Case No. 2017CCV-61733-2 (the “Munoz Matter”); (c) the matter captioned Marty and Joe Raines and Shane Raines, as parents and next friends of Caylin Raines, Deceased, and Marty Joe Raines, individually v. Invacare Corporation, et al, in the McClain County, Oklahoma District Court under Case No. CJ-2017-138 (the “Raines Matter”); and the pursuit and liquidation of claims asserted, related to, arising under, or that may otherwise arise under each of the Tanous Matter (collectively, and together with Claim No. 10052 filed by Helene Tanous, the “Tanous Claims”), the Munoz Matter (collectively, and together with Claim Nos. 10003, 10004, 10005, and 10006, the “Munoz Claims”), and the Raines Matter (collectively, and together with Claim No. 10282, the “Raines Claims”); provided, however, that the Tanous Claims, Munoz Claims, and the Raines Claims, including any amounts contained within a self˗insured retention, deductible, or similar requirement set forth in any applicable insurance policy of the Debtors, shall be satisfied, if Allowed, pursuant to the Plan as a General Unsecured Claim except to the extent covered by any such insurance policy or policies. Nothing in this paragraph should be construed as (i) creating or enlarging any direct right of action at applicable law, (ii) modifying the terms, conditions, or coverage provided by or under the insurance policies of any of the Debtors or Reorganized Debtors, (iii) an admission that any insurance proceeds are or will be available in respect of each of the Raines Claims, Tanous Claims, or Munoz Claims; (iv) precluding or limiting the rights of any insurer to contest or litigate the existence, primacy, or scope of available coverage, or to assert any defenses to coverage, if any insurance coverage Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 77 of 151

78 31969455.3 exists, or (v) an admission of liability by the Debtors, Reorganized Debtors, or any insurer regarding any claims or causes of arising from or in relation to the Raines Matter, Tanous Matter, Munoz Matter, or any other parties. OO. Effect of Non-Occurrence of Conditions to the Effective Date. 143. Notwithstanding the entry of this Confirmation Order, if the Effective Date does not occur with respect to any of the Debtors, the Plan shall be null and void in all respects with respect to such Debtor, and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or Claims against or Interests in such Debtors; (b) prejudice in any manner the rights of such Debtors, any Holders of a Claim or Interest, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by such Debtors, any Holders, or any other Entity in any respect; provided, that any Restructuring Expenses that have been paid as of the date of any revocation or withdrawal of the Plan shall remain paid and shall not be subject to disgorgement or repayment without further order of the Bankruptcy Court. PP. Waiver of 14-Day Stay. 144. Notwithstanding Bankruptcy Rule 3020(e), and to the extent applicable, Bankruptcy Rules 6004(h), 7062, and 9014, this Confirmation Order is effective and enforceable immediately upon its entry and not subject to any stay. QQ. Applicable Nonbankruptcy Law. 145. The provisions of this Confirmation Order, the Plan, and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 78 of 151

79 31969455.3 RR. Post-Confirmation Modification of the Plan. 146. Subject to the limitations and terms contained in the Plan, the Restructuring Support Agreement, and the Backstop Commitment Agreement (including the approval and consent rights contained in such respective documents), and subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors are hereby authorized to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan; provided that no such amendment, modification, or supplement shall amend or otherwise alter the rights of the Exit Facilities Lenders under the Exit Facilities Documents, the Plan or this Confirmation Order without the prior written consent of the Exit Facilities Lenders. 147. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of the Bankruptcy Court, or any other court, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or Lien incurred or undertaken by the Debtors, Reorganized Debtors, or Reorganized Invacare, or any other party authorized or required to take action to implement the Plan, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur, including, without limitation, the validity and enforceability of the Liens securing the Exit Facilities. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, (a) any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 79 of 151

80 31969455.3 Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order, the Plan, the Definitive Documents, or any amendments or modifications thereto (subject to the consent rights set forth in the Restructuring Support Agreement) and (b) any obligation, indebtedness or liability incurred by the Debtors, the Reorganized Debtors, or Reorganized Invacare under the Exit Facilities Documents shall be governed in all respects by the provisions of this Confirmation Order, the Plan, the Definitive Documents or any amendments or modifications thereto (subject to the consent rights set forth in the Restructuring Support Agreement) and the Plan, and the Exit Facilities Lenders shall be entitled to all of the rights, remedies, privileges and benefits granted herein and pursuant to the Exit Facilities Documents. SS. Final Order. 148. This Confirmation Order is a Final Order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order. Dated: [●], 2023 Houston, Texas CHRISTOPHER M. LOPEZ UNITED STATES BANKRUPTCY JUDGE August 02, 2019pril 28, 2023 Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 80 of 151

31969455.3 Exhibit A Plan Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 81 of 151

Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 82 of 151

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re:	Chapter 11
INVACARE CORPORATION, *et al.*,[1]	Case No. 23-90068 (CML)
Debtors.	(Jointly Administered)

FIRST AMENDED JOINT CHAPTER 11 PLAN OF INVACARE CORPORATION AND ITS DEBTOR AFFILIATES (TECHNICAL MODIFICATIONS)

JACKSON WALKER LLP
Matthew D. Cavenaugh (TX Bar No. 24062656)
Jennifer F. Wertz (TX Bar No. 24072822)
J. Machir Stull (TX Bar No. 24070697)
1401 McKinney Street, Suite 1900
Houston, Texas 77010
Telephone: (713) 752-4200
Facsimile: (713) 752-4221
Email: mcavenaugh@jw.com
jwertz@jw.com
mstull@jw.com

-and-

MCDONALD HOPKINS LLC
Shawn M. Riley (admitted *pro hac vice*)
David A. Agay (admitted *pro hac vice*)
Nicholas M. Miller (admitted *pro hac vice*)
Maria G. Carr (admitted *pro hac vice*)
600 Superior Avenue E., Suite 2100
Cleveland, Ohio 44114
Telephone: (216) 348-5400
Facsimile: (216) 348-5474
Email: sriley@mcdonaldhopkins.com
dagay@mcdonaldhopkins.com
nmiller@mcdonaldhopkins.com
mcarr@mcdonaldhopkins.com

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Ryan Blaine Bennett, P.C. (admitted *pro hac vice*)
Yusuf Salloum (admitted *pro hac vice*)
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200
Email: ryan.bennett@kirkland.com
yusuf.salloum@kirkland.com

-and-

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Erica D. Clark (admitted *pro hac vice*)
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 862-2200
Email: erica.clark@kirkland.com

Co-Counsel to the Debtors
and Debtors in Possession

Dated: April 28, 2023

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, are: Invacare Corporation (0965); Freedom Designs, Inc. (4857); and Adaptive Switch Laboratories, Inc. (6470). The corporate headquarters and the mailing address for the Debtors is 1 Invacare Way, Elyria, Ohio 44035.

31969714.1

i 31969714.1 TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW ......................................................................................................................... 1  A.  Defined Terms. ................................................................................................................................. 1  B.  Rules of Interpretation. ................................................................................................................... 19  C.  Computation of Time. ..................................................................................................................... 20  D.  Governing Law. .............................................................................................................................. 20  E.  Reference to Monetary Figures. ...................................................................................................... 20  F.  Reference to the Debtors or the Reorganized Debtors. ................................................................... 20  G.  Controlling Document. .................................................................................................................... 20  H.  Consent Rights ................................................................................................................................ 20  ARTICLE II. ADMINISTRATIVE CLAIMS, DIP CLAIMS, PROFESSIONAL CLAIMS, AND PRIORITY CLAIMS, ..................................................................................................................... 21  A.  General Administrative Claims. ...................................................................................................... 21  B.  Professional Claims. ........................................................................................................................ 22  C.  DIP Claims. ..................................................................................................................................... 22  D.  Priority Tax Claims. ........................................................................................................................ 23  E.  U.S. Trustee Fees. ........................................................................................................................... 23  ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ..................................... 23  A.  Classification of Claims and Interests. ............................................................................................ 23  B.  Treatment of Claims and Interests. ................................................................................................. 24  C.  Special Provision Governing Unimpaired Claims. ......................................................................... 29  D.  Elimination of Vacant Classes. ....................................................................................................... 29  E.  Voting Classes, Presumed Acceptance by Non-Voting Classes. .................................................... 29  F.  Intercompany Interests. ................................................................................................................... 29  G.  Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. ................. 29  H.  Controversy Concerning Impairment. ............................................................................................. 29  I.  Subordinated Claims. ...................................................................................................................... 29  ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN ........................................................................ 30  A.  General Settlement of Claims and Interests. ................................................................................... 30  B.  Restructuring Transactions.............................................................................................................. 30  C.  Sources of Consideration for Plan Distributions ............................................................................. 31  D.  Management Incentive Plan ............................................................................................................ 34  E.  Employee Matters ........................................................................................................................... 34  F.  Corporate Existence ........................................................................................................................ 35  G.  New Organizational Documents ..................................................................................................... 35  H.  Directors and Officers of the Reorganized Debtors ........................................................................ 35  I.  Vesting of Assets in the Reorganized Debtors ................................................................................ 36  J.  Preservation of Causes of Action .................................................................................................... 36  K.  The Litigation Trust ........................................................................................................................ 37  L.  Effectuating Documents; Further Transactions ............................................................................... 39  M.  Tax Matters. .................................................................................................................................... 39  N.  Cancellation of Existing Securities and Agreements. ..................................................................... 40  O.  Corporate Action. ............................................................................................................................ 41  P.  Indemnification Obligations. ........................................................................................................... 41  Q.  Section 1146 Exemption. ................................................................................................................ 41  R.  Director and Officer Liability Insurance. ........................................................................................ 42  S.  Restructuring Support Agreement. .................................................................................................. 42  T.  Restructuring Expenses. .................................................................................................................. 42  Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 83 of 151

ii 31969714.1 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES .............................. 42  A.  Assumption of Executory Contracts and Unexpired Leases. .......................................................... 42  B.  Claims Based on Rejection of Executory Contracts or Unexpired Leases. ..................................... 43  C.  Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. .................................. 44  D.  Insurance Policies. .......................................................................................................................... 44  E.  Modifications, Amendments, Supplements, Restatements, or Other Agreements. ......................... 45  F.  Reservation of Rights. ..................................................................................................................... 45  G.  Nonoccurrence of Effective Date. ................................................................................................... 45  H.  Contracts and Leases Entered Into After the Petition Date. ............................................................ 45  ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS .............................................................................. 45  A.  Distributions on Account of Claims Allowed as of the Effective Date. .......................................... 45  B.  Distribution Agent. ......................................................................................................................... 46  C.  Rights and Powers of the Distribution Agent. ................................................................................. 46  D.  Delivery of Distributions and Undeliverable or Unclaimed Distributions. ..................................... 46  E.  Manner of Payment. ........................................................................................................................ 48  F.  Compliance with Tax Requirements. .............................................................................................. 48  G.  Allocations. ..................................................................................................................................... 48  H.  Foreign Currency Exchange Rate. .................................................................................................. 48  I.  Setoffs and Recoupment. ................................................................................................................ 48  J.  Claims Paid or Payable by Third Parties. ........................................................................................ 49  ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ..................................................................................................................... 49  A.  Allowance of Claims. ...................................................................................................................... 49  B.  Claims Administration Responsibilities. ......................................................................................... 50  C.  Disputed Claims Process. ................................................................................................................ 50  D.  Estimation of Claims and Interests.................................................................................................. 50  E.  Adjustment to Claims or Interests without Objection. .................................................................... 51  F.  Disallowance of Claims or Interests................................................................................................ 51  G.  No Distributions Pending Allowance. ............................................................................................. 51  H.  Distributions After Allowance. ....................................................................................................... 51  I.  No Postpetition Interest on Claims. ................................................................................................ 51  J.  Accrual of Dividends and Other Rights. ......................................................................................... 52  ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS .............................. 52  A.  Discharge of Claims and Termination of Interests. ......................................................................... 52  B.  Release of Liens. ............................................................................................................................ 52  C.  Releases by the Debtors. ............................................................................................................... 53  D.  Releases by the Releasing Parties. ............................................................................................... 54  E.  Exculpation. ................................................................................................................................... 55  F.  Injunction....................................................................................................................................... 55  G.  Protections Against Discriminatory Treatment. .............................................................................. 56  H.  Document Retention. ...................................................................................................................... 56  I.  Reimbursement or Contribution. ..................................................................................................... 57  ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN ........................................... 57  A.  Conditions Precedent to the Effective Date. ................................................................................... 57  B.  Waiver of Conditions. ..................................................................................................................... 58  C.  Effect of Failure of Conditions. ...................................................................................................... 58  D.  Substantial Consummation ............................................................................................................. 58  ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ....................................... 58  A.  Modification and Amendments. ...................................................................................................... 58  B.  Effect of Confirmation on Modifications. ....................................................................................... 59  C.  Revocation or Withdrawal of Plan. ................................................................................................. 59  Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 84 of 151

iii 31969714.1 ARTICLE XI. RETENTION OF JURISDICTION ..................................................................................................... 59  ARTICLE XII. MISCELLANEOUS PROVISIONS .................................................................................................. 61  A.  Immediate Binding Effect. .............................................................................................................. 61  B.  Additional Documents. ................................................................................................................... 61  C.  Payment of Statutory Fees. ............................................................................................................. 61  D.  Payment of Certain Fees and Expenses ........................................................................................... 62  E.  Reservation of Rights. ..................................................................................................................... 62  F.  Successors and Assigns. .................................................................................................................. 62  G.  Notices. ........................................................................................................................................... 62  H.  Term of Injunctions or Stays. .......................................................................................................... 63  I.  Ipso Facto and Similar Provisions Ineffective ................................................................................ 63  J.  Entire Agreement. ........................................................................................................................... 64  K.  Plan Supplement. ............................................................................................................................ 64  L.  Nonseverability of Plan Provisions. ................................................................................................ 64  M.  Votes Solicited in Good Faith. ........................................................................................................ 64  N.  Dissolution of the Committee. ........................................................................................................ 64  O.  Closing of Chapter 11 Cases. .......................................................................................................... 65  P.  Waiver or Estoppel.......................................................................................................................... 65  Q.  Creditor Default .............................................................................................................................. 65    Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 85 of 151

1 INTRODUCTION Invacare Corporation and the above-captioned debtors and debtors in possession (each a “Debtor,” and collectively, the “Debtors”), propose this joint chapter 11 plan of reorganization (together with any documents comprising the Plan Supplement and as may be modified, amended, or supplemented from time to time, the “Plan”) for the resolution of the outstanding Claims against, and Interests in, the Debtors. Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth in Article Error! Reference source not found. of the Plan. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article Error! Reference source not found. of the Plan shall be deemed to apply separately with respect to each Debtor, as applicable, for the purpose of receiving distributions pursuant to this Plan. While the Plan constitutes a single plan of reorganization for all Debtors, the Plan does not contemplate substantive consolidation of any of the Debtors. Pursuant to section 1125(b) of the Bankruptcy Code, votes to accept or reject a chapter 11 plan cannot be solicited from Holders of Claims or Interests entitled to vote on a chapter 11 plan until a disclosure statement has been approved by a bankruptcy court and distributed to such Holders. Holders of Claims against and Interests in the Debtors should refer to the Disclosure Statement for a discussion of the Debtors’ history, business, properties, operations, historical financial information, projections of future operations, and risk factors, as well as a summary and description of the Plan, the Restructuring Transactions that the Debtors seek to consummate on the Effective Date of the Plan, and certain related matters. ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. THE PLAN REFLECTS THE TERMS OF A SETTLEMENT AMONG THE DEBTORS, THE COMMITTEE, THE AD HOC COMMITTEE OF NOTEHOLDERS, AND CERTAIN FUNDS MANAGED BY HIGHBRIDGE CAPITAL MANAGEMENT, LLC.2 THE COMMITTEE SUPPORTS CONFIRMATION OF THE PLAN AND RECOMMENDS THAT HOLDERS OF CLAIMS IN CLASSES 5 AND 6 VOTE TO ACCEPT THE PLAN. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms. As used in this Plan, capitalized terms have the meanings set forth below. 1. “ABL Agent” means PNC Bank, National Association, solely in its capacity as administrative agent under the ABL Credit Agreement. 2. “ABL Claims” means any and all Claims arising under, derived from, secured by, or based upon the ABL Facility, including all Obligations (as defined in the ABL Credit Agreement). 3. “ABL Credit Agreement” means that certain prepetition second amended and restated revolving credit and security agreement dated as of July 26, 2022, as may be amended, amended and restated, or otherwise supplemented from time to time prior to the Petition Date, by and among Invacare Corporation, as borrower, certain other Debtors as borrowers and guarantors party thereto, the ABL Agent, and the ABL Lenders party thereto. 4. “ABL Facility” means that certain asset-based revolving credit facility provided under the ABL Credit Agreement. 2 Nothing in connection with the settlement shall be deemed to modify the consent rights or other rights set forth in the Restructuring Support Agreement as between the parties thereto. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 86 of 151

2 5. “ABL Lenders” means those banks, financial institutions, and other lenders party to the ABL Credit Agreement from time to time, in their respective capacities thereunder. 6. “ABL Released Parties,” means, each of, and in each case in its capacity as such: (a) the ABL Agent, (b) the ABL Lenders, (c) the DIP ABL Agent, (d) the DIP ABL Lenders, and (e) any issuer of letters of credit under the ABL Credit Agreement and DIP ABL Credit Agreement. 7. “ABL Releasing Parties,” means, each of, and in each case solely in its capacity as such: (a) the ABL Agent, (b) the ABL Lenders, (c) the DIP ABL Agent, (d) the DIP ABL Lenders, and (e) any issuer of letters of credit under the ABL Credit Agreement and DIP ABL Credit Agreement. For the avoidance of doubt, the ABL Releasing Parties are engaged in a wide range of financial services and businesses. Accordingly, each ABL Releasing Party shall be bound under the Plan only on behalf of the specific trading desk(s) and/or business group(s) party to the ABL Credit Agreement and DIP ABL Credit Agreement. The obligations of the ABL Releasing Parties set forth in this Plan shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the ABL Releasing Parties so long as they are not acting at the direction or for the benefit of such ABL Releasing Party or such ABL Releasing Party’s investment in the Debtors. 8. “Ad Hoc Committee of Noteholders” means the ad hoc group of Unsecured Noteholders represented by Brown Rudnick LLP. 9. “Administrative Claim” means a Claim against a Debtor for the costs and expenses of administration of the Chapter 11 Cases arising on or prior to the Effective Date pursuant to sections 328, 330, or 503(b) of the Bankruptcy Code and entitled to priority pursuant to sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; (c) any adequate protection Claim provided for in the DIP Orders; (d) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code; and (e) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code to the extent such request is granted by the Bankruptcy Court. 10. “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to Administrative Claims other than Professional Claims, shall be thirty (30) days after the Effective Date; and (b) with respect to Professional Claims, shall be forty-five (45) days after the Effective Date. 11. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were a Debtor. 12. “Agent” means collectively, the DIP Agents, the ABL Agent, and the Term Loan Agent, including any successors thereto. 13. “Agent/Trustee” means collectively, the Agents and the Trustees. 14. “Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest in a liquidated amount as to which no objection has been Filed prior to the applicable claims objection deadline and that is evidenced by a Proof of Claim or Interest, as applicable, timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, the DIP Orders, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither Disputed, contingent, nor unliquidated, and for which no Proof of Claim or Interest, as applicable, has been timely Filed in an unliquidated or a different amount; (c) a Claim or Interest that is upheld or otherwise Allowed or deemed Allowed (i) pursuant to the Plan; (ii) in any stipulation that is approved by the Bankruptcy Court; (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; or (iv) by Final Order (including any such Claim to which the Debtors had objected or which the Bankruptcy Court had disallowed prior to such Final Order); provided that with respect to a Claim or Interest described in clauses (a) through (c) above, such Claim or Interest shall be considered Allowed only if and to the extent that with respect to such Claim Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 87 of 151

3 or Interest no objection to the allowance thereof is Filed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so Filed and the Claim or Interest, as applicable, shall have been Allowed by a Final Order; provided, further, that no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the applicable Debtor or Reorganized Debtor, as applicable. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or Disputed, and for which no Proof of Claim or Interest is or has been timely Filed, is not considered Allowed and shall be deemed expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. For the avoidance of doubt a Proof of Claim or Interest Filed after the Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings. 15. “Assumed Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, which shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time, subject to the consent rights set forth in the Restructuring Support Agreement. 16. “Available Net Litigation Recoveries” means funds realized from the prosecution, settlement or other liquidation or monetization of any causes of action vested in the Litigation Trust after (i) all fees and expenses of the Litigation Trust (including, but not limited to, reasonable and documented fees and expenses incurred by the Litigation Trust and its professionals), and (ii) the establishment of a reasonable reserve for anticipated future expenses. 17. “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law to avoid, recover, or subordinate a prepetition transaction, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through and including 553, and 724(a) of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes, common law or other applicable Law, including fraudulent transfer laws. 18. “Backstop” means the several, and not joint, backstop, in full, of the Rights Offering by the Backstop Parties pursuant to the Backstop Commitment Agreement. 19. “Backstop Allocations” has the meaning set forth in Article IV.C.2 of the Plan. 20. “Backstop Commitment Agreement” means that certain First Amended and Restated Backstop Commitment Agreement, dated as of March 29, 2023 by and between Invacare Corporation and the Backstop Parties, and as may be amended, modified, or supplemented from time to time in accordance with its terms, and which will govern certain matters related to the Rights Offering. 21. “Backstop Commitment Approval Order” means the order of the Bankruptcy Court approving the Backstop Commitment Agreement. 22. “Backstop Commitment Premium” shall have the meaning set forth in the Backstop Commitment Agreement. 23. “Backstop Parties” shall have the meaning set forth in the Backstop Commitment Agreement. 24. “Backstop Party Rights” shall have the meaning set forth in the Backstop Commitment Agreement. 25. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 88 of 151

4 26. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or such other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas. 27. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court, as now in effect or hereafter amended. 28. “Bar Date(s)” means the applicable date(s) designated by the Bankruptcy Court (or pursuant to the Bankruptcy Rules) as the last date for Filing Proofs of Claims or Interests in the Chapter 11 Cases of the respective Debtors, including the Claims Bar Date, the Governmental Unit Bar Date, and the Administrative Claims Bar Date. 29. “Business Day” means any day other than a Saturday, Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York. 30. “Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, and cash equivalents, as applicable. 31. “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code. 32. “Cause of Action” or “Causes of Action” means any claims, cross-claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, judgments, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, tortious interference, breach of fiduciary duty, violation of state or federal law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any other Avoidance Actions. 33. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court. 34. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors or any of the Estates. 35. “Claims Bar Date” means the date established by the Bankruptcy Court by which Proofs of Claim must be Filed with respect to Claims, other than Administrative Claims, Claims held by Governmental Units, or other Claims or Interests for which the Bankruptcy Court has entered an order excluding the Holders of such Claims or Interests from the requirement of Filing Proofs of Claim. 36. “Claims, Noticing, and Solicitation Agent” means Epiq Corporate Restructuring, LLC, in its capacity as the claims, noticing, and solicitation agent retained by the Debtors in the Chapter 11 Cases. 37. “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Claims, Noticing, and Solicitation Agent or the clerk of the Bankruptcy Court. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 89 of 151

5 38. “Class” means a category of Holders of Claims or Interests as set forth in Article Error! Reference source not found., pursuant to section 1122(a) of the Bankruptcy Code. 39. “Class 6 Equity Option” means the right of each Holder of an Allowed General Unsecured Claim to irrevocably elect to receive its share (on a Pro Rata basis with Holders of Allowed Unsecured Notes Claims in respect of their Residual Unsecured Notes Claims and other Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, and the Management Incentive Plan). 40. “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system. 41. “Committee” means the official committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases, pursuant to section 1102(a) of the Bankruptcy Code, as it may be reconstituted from time to time. 42. “Compensation and Benefit Claims” means any and all Claims arising on account of, or relating to, the Compensation and Benefits Programs assumed pursuant to Article IV.E hereof (including, but not limited to, Claims relating to the Debtors’ supplemental employee retirement program). 43. “Compensation and Benefits Programs” means all employment, change in control agreements, and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans, including the Employee-Related Programs and the Employment Agreements. 44. “Confirmation” means entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases. 45. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021. 46. “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider Confirmation of the Plan, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time. 47. “Confirmation Objection Deadline” means the deadline by which objections to confirmation of the Plan must be received by the Debtors and Filed on the Bankruptcy Court’s docket. 48. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan, including the Plan Supplement, pursuant to section 1129 of the Bankruptcy Code, subject to the consent rights set forth in the Restructuring Support Agreement. 49. “Consenting Secured Noteholders” has the meaning set forth in the Restructuring Support Agreement. 50. “Consenting Stakeholders” has the meaning set forth in the Restructuring Support Agreement. 51. “Consenting Term Loan Lender” has the meaning set forth in the Restructuring Support Agreement. 52. “Consenting Unsecured Noteholders” has the meaning set forth in the Restructuring Support Agreement. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 90 of 151

6 53. “Consummation” means the occurrence of the Effective Date as to the applicable Debtor. 54. “Cure Amounts” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code; provided that if no Cure Amount is listed for any assumed Executory Contract or Unexpired Lease, the Cure Amount shall be $0.00. 55. “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or Unexpired Lease at the time such Executory Contract or Unexpired Lease is assumed by such Debtor under section 365 of the Bankruptcy Code, other than with respect to a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code. 56. “D&O Liability Insurance Policies” means all Insurance Policies (including any “tail policy”) issued at any time to or providing coverage to any of the Debtors for liabilities against any of the Debtors’ current or former directors, managers, and officers, and all agreements, documents, or instruments relating thereto. 57. “Debtor Release” means the release given on behalf of the Debtors and their Estates to the Released Parties as set forth in Article VIII.C of the Plan. 58. “Definitive Documents” means, without limitation, the following documents: (a) the Plan (and all its exhibits, annexes, schedules, ballots, solicitation procedures, and other documents and instruments related thereto); (b) the Confirmation Order; (c) the Disclosure Statement; (d) the Disclosure Statement Order; (e) the Plan Supplement; (f) the DIP Orders, DIP Credit Agreements, and any and all other DIP Documents and related documentation; (g) the Backstop Commitment Agreement, Backstop Commitment Approval Order, Rights Offering Procedures, and any and all documentation required to implement, issue, and distribute the New Convertible Preferred Equity and New Common Equity; (h) the Exit Facilities Documents and related documentation; (i) the Management Incentive Plan; (j) the New Organizational Documents and all other documents or agreements for the governance of Reorganized Invacare and the other Reorganized Debtors; (k) the Litigation Trust Agreement; and (l) such other agreements and documentation reasonably desired or necessary to consummate and document the transactions contemplated by the Plan, which shall, in each case, be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 59. “DIP ABL Agent” means PNC Bank National Association, as agent under the DIP ABL Credit Agreement. 60. “DIP ABL Claims” means any and all Claims arising under, derived from, or based upon the DIP ABL Credit Agreement, including Claims for principal amounts outstanding, interest, fees, expenses, costs, and other charges based upon the DIP ABL Credit Agreement. For the avoidance of doubt, the “DIP ABL Claims” shall include all ABL DIP Obligations (as defined in the DIP Orders). 61. “DIP ABL Credit Agreement” means the superpriority, senior secured, and priming debtor-in possession asset-based revolving credit facility agreement, dated as of February 2, 2023, by and among the Debtors party thereto, the DIP Agent and the DIP Lenders, as may be amended, amended and restated, supplemented, or modified from time to time. 62. “DIP ABL Facility” means that certain $17.4 million superpriority, senior secured, and priming debtor-in possession asset-based revolving credit facility provided by the DIP ABL Lenders on the terms of, and subject to the conditions set forth in, the DIP ABL Credit Agreement and approved by the Bankruptcy Court pursuant to the DIP Orders. 63. “DIP ABL Lenders” means the lenders party to the DIP ABL Credit Agreement from time to time. 64. “DIP Agents” means the DIP ABL Agent and the DIP Term Loan Agents. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 91 of 151

7 65. “DIP Claims” means, collectively, the DIP ABL Claims and the DIP Term Loan Claims. 66. “DIP Credit Agreements” means, collectively, the DIP ABL Credit Agreement and the DIP Term Loan Credit Agreement. 67. “DIP Documents” means the DIP Credit Agreements and any other documentation governing the DIP Facilities, including the DIP Orders, which shall be in form and substance acceptable to the DIP Lenders. 68. “DIP Facilities” means, collectively, the DIP Term Loan Facility and the DIP ABL Facility. 69. “DIP Lenders” means, collectively, the DIP Term Loan Lenders and the DIP ABL Lenders. 70. “DIP Orders” means the Interim DIP Order and Final DIP Order. 71. “DIP Term Loan Agents” means Cantor Fitzgerald Securities, as administrative agent, and Glas Trust Corporation Limited, as collateral agent, under the DIP Term Loan Credit Agreement. 72. “DIP Term Loan Claims” means any and all Claims arising under, derived from, or based upon the DIP Term Loan Credit Agreement, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges arising under the DIP Term Loan Credit Agreement. For the avoidance of doubt, the “DIP Term Loan Claims” shall include all Term DIP Obligations (as defined in the DIP Orders). 73. “DIP Term Loan Credit Agreement” means the superpriority, senior secured and priming term loan credit agreement, dated as of February 2, 2023, by and among the Debtors, certain Affiliates of the Debtors party thereto, the DIP Term Loan Agents and the DIP Term Loan Lenders, as may be amended, amended and restated, supplemented, or modified from time to time. 74. “DIP Term Loan Facility” means that certain $70 million senior secured and priming term loan credit facility provided by the DIP Term Loan Lenders on the terms of, and subject to the conditions set forth in, the DIP Term Loan Credit Agreement and approved by the Bankruptcy Court pursuant to the DIP Orders. 75. “DIP Term Loan Lenders” means the lenders party to the DIP Term Loan Credit Agreement from time to time. 76. “Disclosure Statement” means the related disclosure statement with respect to this Plan, including all exhibits and schedules thereto and references therein that relate to this Plan, as may be amended, supplemented, or modified from time to time, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law, and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, which shall be consistent in all respects with the Restructuring Support Agreement and subject to the consent rights thereunder. 77. “Disclosure Statement Order” means an order of the Bankruptcy Court approving the Disclosure Statement, the Solicitation Materials, and the solicitation of the Plan, subject to the consent rights set forth in the Restructuring Support Agreement. 78. “Disputed” means, as to a Claim or an Interest, any Claim or Interest, or any portion thereof: (a) that is not Allowed; (b) that is not disallowed by the Plan, the Bankruptcy Code, or a Final Order, as applicable; (c) as to which a dispute is being adjudicated by a court of competent jurisdiction in accordance with non-bankruptcy law; (d) that is Filed in the Bankruptcy Court and not withdrawn, as to which an objection or request for estimation has been Filed; and (e) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court. 79. “Distribution Agent” means the Reorganized Debtors or the Entity or Entities (including any Agents/Trustees) designated by the Debtors or the Reorganized Debtors, as applicable, to make or to facilitate distributions that are to be made pursuant to the Plan; provided that all distributions on account of the Unsecured Notes Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 92 of 151

8 Claims shall be made to, or at the direction of, the Unsecured Notes Trustee for distribution in accordance with the Plan following the procedures specified in the Unsecured Notes Indentures. 80. “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims and Interests entitled to receive distributions under the Plan. 81. “Distribution Record Date” means, other than with respect to the Secured Notes and the Unsecured Notes, the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date as is designated in a Final Order. For the avoidance of doubt, no distribution record date shall apply to holders of public Securities, including the Secured Notes and the Unsecured Notes, the Holders of which shall receive a distribution in accordance with Article VI of this Plan and, as applicable, the customary procedures of DTC. 82. “DTC” means The Depository Trust Company. 83. “Effective Date” means, as to the applicable Debtor, the date that is the first Business Day on which (a) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied in full or waived in accordance with Article IX.B of the Plan and (b) the Plan is declared effective by the Debtors. 84. “Eligible Holders” means the Holders of Unsecured Noteholder Rights which vote to accept the Plan. For the avoidance of doubt, Eligible Holders shall include any permitted transferee of a Backstop Party, as set forth in Section 2.6 of the Backstop Commitment Agreement. 85. “Employee-Related Programs” means those certain employee-related programs listed in the Plan Supplement. 86. “Employment Agreements” means the employment agreements of the senior management team attached to the Plan Supplement. 87. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code. 88. “Equity Rights” means, collectively, the (a) Unsecured Noteholder Rights and (b) Backstop Party Rights. 89. “Estate” means as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of such Debtor’s Chapter 11 Case and all property (as defined in section 541 of the Bankruptcy Code) acquired by such Debtor after the Petition Date through and including the Effective Date. 90. “Excess New Money” means the amount of Cash that is received by the Debtors or the Reorganized Debtors from the issuance of New Convertible Preferred Equity or New Common Equity in connection with the Restructuring Transactions, in excess of the Rights Offering Amount. 91. “Exchanged Preferred Equity” means the preferred equity interests, in the aggregate amount of $93.75 million, to be issued by Reorganized Invacare on the Effective Date, as provided in the Restructuring Transactions Memorandum, in accordance with the Rights Offering Procedures and the Plan, and such preferred equity may be convertible into an amount of New Common Equity at a one-to-one ratio based on the liquidation preference of such preferred equity and the fully-diluted price per share of the New Common Equity, as provided in the Restructuring Transactions Memorandum and in accordance with the Plan. 92. “Exchanged Unsecured Notes Claim” means the portion of each Unsecured Notes Claim that is exchanged for New Convertible Preferred Equity in the Rights Offering, in accordance with the Rights Offering Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 93 of 151

9 Procedures and the Restructuring Support Agreement. For the avoidance of doubt, an Exchanged Unsecured Notes Claim shall include only the dollar amount of such Unsecured Notes Claim that is exchanged for New Convertible Preferred Equity pursuant to this Plan, and the remaining amount of such Unsecured Notes Claim which is not so exchanged shall constitute a “Residual Unsecured Notes Claim;” provided, however, that in the event that any of the Backstop Parties elect to transfer any of their Backstop Party Rights and/or their Unsecured Noteholder Rights to another Person without transferring a corresponding portion of their Unsecured Notes Claim to such transferee as permitted under the Backstop Commitment Agreement, such Backstop Party’s Unsecured Notes Claim shall nonetheless be deemed to have been exchanged and shall be reduced for purposes of allocating the New Common Equity hereunder. 93. “Excluded ABL Obligations” means, collectively, (a) all indebtedness, obligations, and liabilities of any Released Party related to (i) any Cash Management Products and Services provided to the Debtors or their Affiliates (as defined in the ABL Credit Agreement and the DIP ABL Credit Agreement) or (ii) the provider of any Cash Management Products and Services, in the case of each of clause (i) and (ii) solely in its capacity as a provider of such Cash Management Products and Services; (b) all indebtedness, obligations, and liabilities of any Released Party in respect of any letter of credit issued by any ABL Releasing Party pursuant to the ABL Credit Agreement or the DIP ABL Credit Agreement that remains outstanding after the Effective Date; (c) all indebtedness, obligations, and liabilities of any Released Party in respect any credit cards or debit cards issued by any ABL Releasing Party that remains outstanding and in use by any Released Party after the Effective Date; (d) all indebtedness, obligations (including indemnities), and liabilities of any Released Party that survive payment in full of the Revolving Advances (as defined in each of the ABL Credit Agreement and DIP ABL Credit Agreement) as provided under and in accordance with the payoff letter referenced in Article II.C of this Plan; and (e) all indebtedness, obligations, liabilities and other amounts (other than the Revolving Advances (as defined in each of the ABL Credit Agreement and the DIP ABL Credit Agreement)) that have not been paid or satisfied on or prior to the Effective Date in respect of any financial services, treasury management services, or other financial accommodations provided by or on behalf of any ABL Releasing Party or any of their respective affiliates, trading desks or other business groups to any Released Party prior to the Effective Date or that may arise in respect of any such services that any ABL Releasing Party or any of their respective affiliates may provide on or after the Effective Date. 94. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; and (b) the Committee and the members of the Committee. 95. “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 96. “Existing Equity Interest” means an Interest in Invacare Corporation outstanding immediately prior to the Effective Date (but not including, for the avoidance of doubt, any Secured Notes Claims or Unsecured Notes Claims). 97. “Exit ABL Agreement” means any definitive credit agreement governing any Exit ABL Facility, if any, a form of which shall be included in the Plan Supplement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 98. “Exit ABL Facility” means any revolving credit facility, if any, provided for under an Exit ABL Agreement, which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 99. “Exit ABL Facility Documents” means, collectively, any Exit ABL Agreement and any and all other agreements, documents, and instruments delivered or to be entered into in connection therewith, including any amendments to existing loan or other finance documentation, any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, in each case which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 100. “Exit Facilities” means, collectively, any Exit ABL Facility (if any), the Exit Term Loan Facility, and the Exit Secured Convertible Notes. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 94 of 151

10 101. “Exit Facilities Credit Agreements” means, collectively, any Exit ABL Agreement and the Exit Term Loan Agreement. 102. “Exit Facilities Documents” means, collectively, the Exit Term Loan Facility Documents, the Exit Secured Convertible Notes Documents, and the Exit ABL Facility Documents, in each case if any, the form and substance of which shall be consistent with the Restructuring Term Sheet. 103. “Exit Facilities Lenders” means the lenders party to the Exit Facilities Credit Agreements. 104. “Exit Secured Convertible Notes” means the senior first lien secured convertible notes in the principal amount of $46.5 million to be provided on the terms set forth in the Restructuring Term Sheet and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 105. “Exit Secured Convertible Notes Documents” means, collectively, the Exit Secured Convertible Notes Indenture and any and any and all other agreements, documents, and instruments delivered in connection therewith, whether previously existing or to be entered into, including any amendments to existing loan or other finance documentation, any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, in each case which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 106. “Exit Secured Convertible Notes Indenture” means the indenture governing the Exit Secured Convertible Notes (which may be an amended and restated Secured Notes Indenture), a form of which shall be included in the Plan Supplement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 107. “Exit Secured Noteholders” means the holders of notes issued under the Exit Secured Convertible Notes Indenture. 108. “Exit Term Loan Agreement” means the definitive credit agreement governing the Exit Term Loan Facility (which may be an amended and restated Term Loan Agreement), a form of which shall be included in the Plan Supplement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 109. “Exit Term Loan Facility” means the term loan facility in the principal amount of $85,000,000 to be provided for under the Exit Term Loan Agreement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 110. “Exit Term Loan Facility Documents” means, collectively, the Exit Term Loan Agreement and any and any and all other agreements, documents, and instruments delivered in connection therewith, whether previously existing or to be entered into, including any amendments to existing loan or other finance documentation, any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, in each case which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 111. “Exit Term Loan Facility Lender” means those lenders from time-to-time party to the Exit Term Loan Agreement. 112. “Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually. 113. “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. 114. “Final DIP Order” means the Bankruptcy Court’s order approving the DIP Facilities and the Debtors’ use of Cash Collateral on a final basis (as amended, modified, or supplemented from time to time in Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 95 of 151

11 accordance with the terms thereof), which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 115. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, modified, or amended, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied, or resulted in no modification of such order, and such time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Bankruptcy Rule 8002; provided, that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules may be Filed relating to such order, shall not cause an order not to be a Final Order. 116. “General Administrative Claim” means any Administrative Claim other than a Professional Claim, DIP Claim, or Claim for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code. 117. “General Unsecured Claim” means any Unsecured Claim against any of the Debtors that is not: (a) paid in full prior to the Effective Date pursuant to an order of the Bankruptcy Court; (b) a DIP Claim, (c) an Administrative Claim; (d) an Other Secured Claim; (e) an Other Priority Claim; (f) a Term Loan Claim; (g) an ABL Claim; (h) a Secured Notes Claim; (i) an Unsecured Notes Claim (including any Residual Unsecured Notes Claim); (j) an Intercompany Claim; or (k) a Section 510(b) Claim. 118. “Governing Body” means, in each case in its capacity as such, the board of directors, board of managers, manager, general partner, special committee, or such similar governing body of any of the Debtors or the Reorganized Debtors, as applicable. 119. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code. 120. “Governmental Unit Bar Date” means the date by which Proofs of Claim must be Filed with respect to Claims held by Governmental Units. 121. “GUC Cash Settlement” means, with respect to an Allowed General Unsecured Claim, Cash equal to 5% of such Claim. 122. “Holder” means an Entity holding a Claim against or an Interest in a Debtor, as applicable. 123. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code. 124. “Insurance Policies” means all insurance policies, including any D&O Liability Insurance Policies and workers’ compensation insurance policies, that have been issued at any time to or provide coverage to any of the Debtors (or their predecessors) and all agreements, documents or instruments relating thereto. 125. “Insurer” means any company or other entity that issued or entered into an Insurance Policy, any third 126. “Intercompany Claim” means any Claim held by a Debtor or a Non-Debtor Affiliate of a Debtor against a Debtor arising before the Petition Date. 127. “Intercompany Interest” means any Interest held by a Debtor or a Non-Debtor Affiliate of a Debtor in a Debtor arising before the Petition Date. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 96 of 151

12 128. “Interests” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, and including all common stock, preferred stock, limited partner interests, general partner interests, limited liability company interests, and any other equity, ownership, beneficial or profits interests in any of the Debtors, whether or not transferable, and options, warrants, rights, or other securities, agreements or interests to acquire or subscribe for, or which are exercisable, convertible or exchangeable into or for the shares (or any class thereof) of, common stock, preferred stock, limited partner interests, general partner interests, limited liability company interests, or other equity, ownership, beneficial or profits interests in or of any Debtor, contractual or otherwise, including equity or equity-based incentives, grants or other instruments issued, granted or promised to be granted to current or former employees, directors, officers or contractors of the Debtors (in each case whether or not arising under or in connection with any Employment Agreement). 129. “Interim DIP Order” means the Bankruptcy Court’s order approving the DIP Facilities and the Debtors’ use of Cash Collateral on an interim basis (as amended, modified, or supplemented from time to time in accordance with the terms thereof), which shall be in form and substance acceptable to the Debtors and the DIP Lenders, which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 130. “Invacare” means Invacare Corporation or any successor or assign, by merger, consolidation, or otherwise, prior to the Effective Date. 131. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 132. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). 133. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code. 134. “Litigation Trust” means a trust to be established on the Effective Date for the benefit of Holders of Allowed Unsecured Notes Claims and Holders of Allowed General Unsecured Claims, pursuant to the terms of the Litigation Trust Agreement and the Plan. 135. “Litigation Trust Agreement” means a trust or similar agreement entered into no later than the Effective Date that establishes the Litigation Trust and governs the powers, duties, and responsibilities of the Litigation Trust, a form of which shall be included in the Plan Supplement, and which shall constitute a Definitive Document for purposes of the Restructuring Support Agreement. 136. “Litigation Trust Assets” means (a) the Non-Released LT Claims and (b) the Litigation Trust Funding. 137. “Litigation Trust Beneficiaries” means the Holders of Litigation Trust Interests. 138. “Litigation Trust Funding” means $600,000 in Cash, which shall be distributed by the Reorganized Debtor on the Effective Date directly to the Litigation Trust. 139. “Litigation Trust Interests” means all beneficial interests in the Litigation Trust, as provided for in the Litigation Trust Agreement. 140. “Litigation Trustee” means the Person or Entity jointly selected by the Committee and the Ad Hoc Committee of Noteholders to serve as the trustee of the Litigation Trust, identified and disclosed in the Plan Supplement, and any successor thereto appointed pursuant to the Litigation Trust Agreement, as appointed in accordance with the Litigation Trust Agreement. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 97 of 151

13 141. “Management Incentive Plan” means a management incentive plan for the Reorganized Debtors, the terms and conditions of which shall be set forth in the Plan Supplement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 142. “New Board” means the board of directors of Reorganized Invacare that shall be appointed in accordance with the terms of the Restructuring Support Agreement. The identities of directors on the New Board shall be set forth in the Plan Supplement, to the extent known. 143. “New Common Equity” means the common equity interests to be issued by Reorganized Invacare on the Effective Date, as provided in the Restructuring Transactions Memorandum, in accordance with the Plan. 144. “New Convertible Preferred Equity” means the preferred equity interests to be issued by Reorganized Invacare on the Effective Date, which shall be convertible into New Common Equity, with the terms set forth in the Restructuring Term Sheet, which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. For the avoidance of doubt, the term “New Convertible Preferred Equity” includes both the Exchanged Preferred Equity and the New Money Preferred Equity to be issued by Reorganized Invacare on the Effective Date. 145. “New Intermediate Holding Company” means the entity to be formed on or prior to the Effective Date pursuant to the Restructuring Transactions Memorandum. 146. “New Money Preferred Equity” means the preferred equity interests, in an aggregate amount of $75 million, to be issued by Reorganized Invacare on the Effective Date, as provided in the Restructuring Transactions Memorandum, in accordance with the Rights Offering Procedures and the Plan, and such preferred equity interests may be convertible into an amount of New Common Equity at a one-to-one ratio based on the liquidation preference of such preferred equity interests and the fully-diluted price per share of the New Common Equity, as provided in the Restructuring Transactions Memorandum and in accordance with the Plan. 147. “New Organizational Documents” means the amended and restated or new charters, bylaws, operating agreements, or other formation or organizational documents for each of Reorganized Invacare, the Reorganized Debtors, and New Intermediate Holding Company, as applicable, in each case which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 148. “New Parent” shall be a new holding company formed pursuant to the Plan which shall (a) own all of the issued and outstanding common stock of Invacare Corporation and (b) issue the New Common Equity and New Convertible Preferred Equity, in each instance, pursuant to the Restructuring Transactions Memorandum and the Plan. 149. “Non-Debtor Affiliate” means any Affiliate of the Debtors that is not a Debtor in the Chapter 11 Cases (including, but not limited to, New Intermediate Holding Company from and after the date of its formation). 150. “Non-Released LT Claims” means, exclusively, any Causes of Action of the Debtors arising within the four (4) years prior to the Petition Date based solely on purported breach of fiduciary duties solely against the Non-Released LT Parties. 151. “Non-Released LT Party” means the Debtors’ former officers, directors, or managers, in each instance solely in their capacity as such and only if such individuals were (a) serving as officers, directors or managers at any point during the four (4) years prior to the Petition Date; (b) not serving as officers, directors or managers as of the Petition Date; and (c) not listed on the applicable exhibit in the Litigation Trust Agreement. 152. “Other Priority Claim” means any Claim against any of the Debtors other than an Administrative Claim, Professional Claim, or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 153. “Other Secured Claims” means any Secured Claim other than a DIP Claim, a Secured Tax Claim, a Term Loan Claim, an ABL Claim, or a Secured Notes Claim. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 98 of 151

14 154. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code. 155. “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases. 156. “Plan” means this joint chapter 11 plan of reorganization, the Plan Supplement, and all exhibits and schedules annexed hereto or referenced herein, in each case, as may be amended, supplemented, or otherwise modified from time to time in accordance with the Bankruptcy Code and the terms hereof. 157. “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Interests, or other eligible Entities under and in accordance with this Plan. 158. “Plan Supplement” means the compilation of documents and forms of documents, term sheets, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed prior to the Confirmation Hearing to the extent available, and any additional documents Filed prior to the Effective Date as amendments to the Plan Supplement, including the following, as applicable: (a) the New Organizational Documents; (b) to the extent known, the identities of the members of the New Board; (c) to the extent known, the identity of the Litigation Trustee; (d) the Assumed Executory Contracts and Unexpired Leases Schedule; (e) the Exit Term Loan Agreements and Exit Term Loan Facility Documents; (f) the Exit ABL Agreement and Exit ABL Facility Documents (in each case, if applicable); (g) the Exit Secured Convertible Notes Indenture; (h) the Rejected Executory Contracts and Unexpired Leases Schedule; (i) the Schedule of Retained Causes of Action; (j) the Restructuring Transactions Memorandum; (k) the Management Incentive Plan; (l) the Employment Agreements; and (m) the Litigation Trust Agreement, in each case which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. The Debtors shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement up to the Effective Date as set forth in this Plan and consistent in all respects with the Restructuring Support Agreement and the consent rights set forth thereunder. 159. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 160. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, unless otherwise indicated. 161. “Professional” means an Entity: (a) retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 162. “Professional Claim” any Claim by a Professional for compensation for services rendered or reimbursement of expenses incurred by such Professional on or after the Petition Date through and including the Confirmation Date under sections 328, 330, 331, 503(b)(2), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (including transaction and success fees) to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Claim. 163. “Professional Fee Amount” means the aggregate amount of Professional Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors as set forth in Article II.B of this Plan. 164. “Professional Fee Escrow Account” means an escrow account funded by the Reorganized Debtors with Cash on or before the Effective Date in an amount equal to the Professional Fee Amount. 165. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the Claims Bar Date, the Governmental Unit Bar Date, or the Administrative Claims Bar Date, as applicable. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 99 of 151

15 166. “Proof of Interest” means a proof of Interest Filed in any of the Debtors’ Chapter 11 Cases. 167. “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall not be discharged hereunder and the Holder’s legal, equitable, and contractual rights on account of such Claim or Interest shall remain unaltered by Consummation in accordance with section 1124(1) of the Bankruptcy Code. 168. “Rejected Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time, subject to the consent rights set forth in the Restructuring Support Agreement. 169. “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees. For the avoidance of doubt, the members of each Governing Body are Related Parties of the Debtors. 170. “Released Parties” means, each of, and in each case in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each of the Debtors’ current and former directors and officers; (d) each DIP Term Loan Lender; (e) each DIP Term Loan Agent; (f) the Consenting Term Loan Lender; (g) the Consenting Secured Noteholders; (h) the Consenting Unsecured Noteholders; (i) Azurite Management LLC; (j) each Agent/Trustee (other than the DIP ABL Agent and ABL Agent); (k) each Backstop Party; (l) the Exit Facilities Lenders; (m) the Exit Secured Noteholders; (n) the Committee and the members of the Committee (solely in their capacities as Committee members and not in their individual capacities); (o) each current and former Affiliate of each Entity in clause (a) through the following clause (p); and (p) each Related Party of each Entity in clause (a) through clause (o); provided that, in each case, a Person or Entity shall not be a Released Party if such Person or Entity: (w) elects to opt out of the releases contained in Article VIII.D of the Plan; (x) timely Files with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the releases contained in Article VIII.D of the Plan that is not resolved before Confirmation; (y) with respect to Non-Released LT Claims, is a Non-Released LT Party; or (z) is an ABL Released Party. 171. “Releasing Parties” means, each of, and in each case in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each of the Debtors’ current and former directors and officers; (d) each DIP Term Loan Lender; (e) each DIP Term Loan Agent; (f) the Consenting Term Loan Lender; (g) the Consenting Secured Noteholders; (h) the Consenting Unsecured Noteholders; (i) Azurite Management LLC; (j) each Agent/Trustee (other than the DIP ABL Agent and ABL Agent); (k) each Backstop Party; (l) the Exit Facilities Lenders; (m) the Exit Secured Noteholders; (n) the Committee and the members of the Committee (solely in their capacities as Committee members and not in their individual capacities); (o) all Holders of Claims (other than the ABL Agent, ABL Lenders, DIP ABL Agent and DIP ABL Lenders); (p) all Holders of Interests; (q) each current and former Affiliate of each Entity in clause (a) through the following clause (r); and (r) each Related Party of each Entity in clause (a) through clause (q); provided that in each case, a Person or Entity shall not be a Releasing Party if such Person or Entity: (w) elects to opt out of the releases contained in Article VIII.D of the Plan; (x) timely Files with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the releases contained in Article VIII.D of the Plan that is not resolved before Confirmation; or (y) is a Non-Released LT Party; or (z) is an ABL Releasing Party. 172. “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date. 173. “Reorganized Invacare” means Invacare Corporation, or any successor thereto or assign thereof, whether by merger, consolidation, reorganization, or otherwise, or such other Entity as may be designated as such, including New Parent, and which directly or indirectly holds all or a portion of the direct and indirect assets and Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 100 of 151

16 properties of or Interests in Invacare Corporation in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date. 174. “Residual Unsecured Notes Claim” means the amount of an Unsecured Notes Claim that is not an Exchanged Unsecured Notes Claim. 175. “Restructuring Expenses” means the reasonable and documented prepetition and postpetition unpaid fees and out-of-pocket expenses of: (a) the Consenting Term Loan Lender, the Term Loan Agent and the Consenting Secured Noteholders, including the reasonable and documented prepetition and postpetition unpaid fees and out-of- pocked expenses of Davis Polk & Wardwell LLP, Ducera Partners LLC, Porter Hedges LLP, Baker & McKenzie LLP, Shipman & Goodwin LLP and any local legal counsel or other advisors in any foreign jurisdictions and any other advisors of the Consenting Term Loan Lenders and the Consenting Secured Noteholders and (b) the Ad Hoc Committee of Noteholders, including the reasonable and documented prepetition and postpetition unpaid fees and out- of-pocket expenses of Brown Rudnick LLP, Norton Rose Fulbright US LLP, and GLC Advisors & Co., LLC, (c) Latham & Watkins LLP, and any local legal counsel as counsel to Azurite Management LLC, a Consenting Unsecured Noteholder; (d) the Unsecured Notes Trustee (including, for the avoidance of doubt, the Unsecured Notes Indenture Trustee Fees), and (e) the Secured Notes Trustee, without further order of, or application to, the Bankruptcy Court by such Professionals, including, the requirement for the Filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, which shall be Allowed as an Administrative Claim upon occurrence and shall not be subject to any offset, defense, counter claim, reduction, or credit. 176. “Restructuring Support Agreement” means that certain restructuring support agreement, dated as of January 31, 2023, by and among the Debtors and the Consenting Stakeholders, as may be further amended, modified, or supplemented from time to time, in accordance with its terms. 177. “Restructuring Term Sheet” means the term sheet setting forth the material terms of the Restructuring Transactions, attached as Exhibit B to the Restructuring Support Agreement. 178. “Restructuring Transactions” means any transaction and any actions as may be necessary or appropriate to effect a restructuring of the Debtors’ respective businesses or a corporate restructuring of the overall corporate structure of the Debtors on the terms set forth in this Plan, the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued or executed pursuant to the Plan, one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, as described in Article IV.B of the Plan. 179. “Restructuring Transactions Memorandum” means the summary of transaction steps to complete the Restructuring Transactions contemplated by the Plan, which shall constitute a Definitive Document for purposes of the Restructuring Support Agreement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder and shall be (a) included in the Plan Supplement, to the extent available; and (b) consistent with the Plan. 180. “Rights Offering” means the rights offering allowing Eligible Holders the right to purchase and requiring the Backstop Parties to purchase New Convertible Preferred Equity to be issued by Reorganized Invacare on the terms and conditions set forth in the Restructuring Term Sheet, the Backstop Commitment Agreement and the Rights Offering Documents and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 181. “Rights Offering Amount” means $75 million. 182. “Rights Offering Documents” means, collectively, the Backstop Commitment Agreement, the Rights Offering Procedures, and any and all other agreements, documents, and instruments as amended, delivered, or entered into in connection with the Rights Offering. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 101 of 151

17 183. “Rights Offering Procedures” means those certain rights offering procedures with respect to the Rights Offering, which shall be set forth in the Rights Offering Documents, and shall be attached to the Disclosure Statement Order, and any such other procedures as approved by the Court. 184. “Rights Offering Subscription” means the subscription of a Holder of an Allowed Unsecured Notes Claim, pursuant to the Rights Offering Procedures, and through completion of the Rights Offering Subscription Form, to participate in the Rights Offering. 185. “Rights Offering Subscription Form” means the subscription form, and the terms and procedures detailed therein, and shall be attached to the Disclosure Statement Order, detailing the Rights Offering Procedures, which will be provided to all Holders of Allowed Unsecured Notes Claims. 186. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time to be included in the Plan Supplement. 187. “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, including any amendments or supplements thereto. 188. “SEC” means the United States Securities and Exchange Commission. 189. “Section 510(b) Claim” means any Claim against a Debtor subject to subordination under section 510(b) of the Bankruptcy Code, whether by operation of law or contract. 190. “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code to the extent of the amount subject to setoff. 191. “Secured Notes” means, collectively, (a) 5.68% Convertible Senior Secured Notes due 2026, Tranche I and (b) 5.68% Convertible Senior Secured Notes due 2026, Tranche II, each issued by Invacare Corporation pursuant to the Secured Notes Indentures. 192. “Secured Notes Claim” means any Claim on account of the Secured Notes, including all Notes Obligations (as defined under the Secured Notes Indentures). 193. “Secured Notes Indenture” means that certain indenture, dated as of July 26, 2022, governing the Secured Notes, by and between Invacare Corporation, as issuer, and the Secured Notes Trustee, as may be amended, amended and restated, or otherwise supplemented from time to time prior to the Petition Date. 194. “Secured Notes Trustee” means Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee under the Secured Notes Indentures, and any successor indenture trustee that may be appointed from time to time under the Secured Notes Indentures. 195. “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties. 196. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 197. “Security” means any security, as defined in section 2(a)(1) of the Securities Act. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 102 of 151

18 198. “Solicitation Materials” means all solicitation materials with respect to the Plan, including the Disclosure Statement and related documentation to be distributed to Holders of Claims entitled to vote on the Plan. 199. “Subscription Commencement Date” shall mean April 3, 2023. 200. “Subscription Payment Deadline” shall mean, for all Eligible Holders other than the Backstop Parties, April 20, 2023 at 4:00 p.m., prevailing Central Time. 201. “Subscription Tender Deadline” shall mean, for all Eligible Holders, April 19, 2023 at 4:00 p.m., prevailing Central Time. 202. “Term Loan Agent” means Cantor Fitzgerald Securities, as administrative agent, and Glas Trust Corporation Limited, as collateral agent, each in their capacity as such under the Term Loan Agreement. 203. “Term Loan Agreement” means that certain credit agreement, dated as of July 26, 2022, as may be amended, amended and restated, or otherwise supplemented from time to time prior to the Petition Date, between Invacare Corporation, as borrower, the lenders party thereto, Cantor Fitzgerald Securities, as administrative agent, and Glas Trust Corporation Limited, as collateral agent. 204. “Term Loan Claims” means any and all Claims arising under, derived from, or based upon the Term Loan Facility, including all Loan Document Obligations (as defined in the Term Loan Agreement). 205. “Term Loan Facility” means that certain prepetition senior secured term loan facility provided for under the Term Loan Agreement. 206. “Term Loan Lenders” means the lenders party to the Term Loan Agreement from time to time. 207. “Third-Party Release” means the release given by each of the Releasing Parties to the Released Parties as set forth in Article VIII.D of the Plan. 208. “Trustees” means, collectively, the Unsecured Notes Trustee and the Secured Notes Trustee. 209. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 210. “Unimpaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 211. “Unsecured Claim” means any Claim that is not a Secured Claim. 212. “Unsecured Noteholder Rights” means the non-certificated rights that will enable the Holders of Allowed Unsecured Notes Claims that are Eligible Holders to participate in the Rights Offering by making a Rights Offering Subscription. 213. “Unsecured Noteholders” means holders of notes issued under the Unsecured Notes Indentures. 214. “Unsecured Notes” means the 4.25% Convertible Senior Notes due 2026, the 5.00% series I Convertible Senior Exchange Notes due 2024, 5.00% series II Convertible Senior Exchange Notes due 2024, all issued by certain Debtors pursuant to the Unsecured Notes Indentures. 215. “Unsecured Notes Claim” means any Claim on account of the Unsecured Notes, including all principal and accrued but unpaid interest, costs, fees, indemnities, and Unsecured Notes Indenture Trustee Fees. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 103 of 151

19 216. “Unsecured Notes Documents” means each of the Unsecured Notes Indentures and all related agreements and documents, including without limitation, any agreements executed by any of the Debtors or their Affiliates in connection with the Unsecured Notes Indentures. 217. “Unsecured Notes Indenture Trustee Fees” means all reasonable compensation, costs, advances, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution, including, without limitation, attorneys’ and agents’ fees, expenses, and disbursements, incurred by or owed to the Unsecured Notes Trustee under the Unsecured Notes Documents, whether before or after the Petition Date and the Effective Date. 218. “Unsecured Notes Indentures” means those certain indentures dated as of the following dates: November 19, 2019 (5.00% series I convertible senior exchange notes due 2024), June 4, 2020 (5.00% series II convertible senior exchange notes due 2024), and May 16, 2021 (4.25% convertible senior notes due 2026), each by and among certain of the Debtors and the Unsecured Notes Trustees, as may be amended, supplemented, or otherwise modified from time to time prior to the Petition Date. 219. “Unsecured Notes Trustee” means Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee under the Unsecured Notes Indentures, and any successor indenture trustee that may be appointed from time to time under the Unsecured Notes Indentures. 220. “Unsecured Notes Trustee Charging Lien” means any Lien or other priority of payment to which the Unsecured Notes Trustee is entitled under the Unsecured Notes Indentures and/or any Unsecured Notes Documents, against distributions to be made to Holders of Claims, for payment of any Unsecured Notes Trustee Fees. 221. “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas. 222. “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717. B. Rules of Interpretation. For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, restated, modified, or supplemented in accordance with the Plan or Confirmation Order, as applicable; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (12) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (14) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (15) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 104 of 151

20 Interests,” “Disputed Interests,” and the like, as applicable; (16) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall be conclusive; (17) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail; and (18) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws. C. Computation of Time. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date. D. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated or formed under New York law shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtor, as applicable. E. Reference to Monetary Figures. All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. F. Reference to the Debtors or the Reorganized Debtors. Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. G. Controlling Document. In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, including the Plan Supplement, the Confirmation Order shall control. H. Consent Rights Notwithstanding anything herein to the contrary, any and all consent or consultation rights of the parties to the Restructuring Support Agreement, as such rights are set forth in the Restructuring Support Agreement with respect to the form and substance of this Plan, the Definitive Documents, the Plan Supplement, all exhibits to the Plan and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents and to the Restructuring Support Agreement, and any consents, waivers, or other deviations under or from any such documents and the Restructuring Support Agreement, shall be incorporated herein by this reference Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 105 of 151

21 (including to the applicable definitions in Article I, Section A hereof) and be fully enforceable as if stated in full herein, and all such documents shall be consistent with the Restructuring Support Agreement in all respects. Failure to reference in this Plan the rights referred to in the immediately preceding paragraph shall not impair such rights and obligations. ARTICLE II. ADMINISTRATIVE CLAIMS, DIP CLAIMS, PROFESSIONAL CLAIMS, AND PRIORITY CLAIMS, In accordance with section 1123(a)(1) of the Bankruptcy Code, General Administrative Claims, Professional Claims, DIP Claims, Priority Tax Claims, and U.S. Trustee Fees have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof. A. General Administrative Claims. Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code, except to the extent that a Holder of an Allowed General Administrative Claim and the applicable Debtor(s) agree to less favorable treatment with respect to such Allowed General Administrative Claim, each Holder of an Allowed General Administrative Claim shall receive, in full and final satisfaction, compromise, settlement, and release of and in exchange for its General Administrative Claim, treatment consistent with section 1129(a)(2) of the Bankruptcy Code in accordance with the following: (1) if a General Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed General Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such General Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order Allowing such General Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed General Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Administrative Claim without any further action by the Holders of such Allowed General Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court. The Debtors shall indefeasibly pay in Cash all Adequate Protection Obligations (as defined in the DIP Orders) including accrued or unpaid interest, as well as fees and expenses, including legal expenses, as of the Effective Date pursuant to the terms of the DIP Orders, without the need to File a request for payment of a General Administrative Claim with the Bankruptcy Court on account of such Adequate Protection Obligations. The Debtor’s obligation to pay such Adequate Protection Obligations, to the extent not indefeasibly paid in full in Cash on the Effective Date, shall survive the Effective Date and shall not be released or discharged pursuant to this Plan or the Confirmation Order until indefeasibly paid in full in Cash. Except as otherwise provided in this Article II.A of the Plan, requests for payment of General Administrative Claims must be Filed with the Bankruptcy Court and served on the Debtors by the applicable Administrative Claims Bar Date. Holders of General Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, their Estates or their property and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Debtors or Reorganized Debtors or any notice to or action, order or approval of the Bankruptcy Court or any other Entity. Objections to such requests, if any, must be Filed with the Bankruptcy Court and served on the Debtors and the requesting party no later than sixty (60) days after the Administrative Claims Bar Date. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with the Bankruptcy Court with respect to an Administrative Claim previously Allowed. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 106 of 151

22 B. Professional Claims. 1. Final Fee Applications and Payment of Professional Claims. All final requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account. The Reorganized Debtors will establish the Professional Fee Escrow Account in trust for the Professionals and fund such account with Cash equal to the Professional Fee Amount on the Effective Date. 2. Professional Fee Escrow Account. On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount, which shall be funded by the Reorganized Debtors. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Except as otherwise expressly set forth in the last sentence of this paragraph, such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Claims shall be paid in Cash to the Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Claims are Allowed. When such Allowed Professional Claims have been paid in full, any remaining amount held in the Professional Fee Escrow Account shall promptly revert to the Reorganized Debtors without any further action or order of the Bankruptcy Court. 3. Professional Fee Amount. Professionals shall reasonably estimate their unpaid Professional Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than five (5) days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. 4. Post-Confirmation Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. C. DIP Claims. As of the Effective Date, the DIP Claims shall be Allowed and deemed to be Allowed Claims in the full amount outstanding under the DIP Credit Agreements, including (i) the principal amount outstanding under the DIP Facilities on such date, (ii) all interest accrued and unpaid thereon to the date of payment, (iii) all accrued and unpaid fees, expense and non-contingent indemnification obligations payable under the DIP Credit Agreements and the DIP Orders, including all outstanding fees and expenses, including legal expenses, of the DIP Agents, and (iv) all other “Loan Document Obligations” (as provided for in the DIP Credit Agreements). Upon the satisfaction of the Allowed DIP Claims in accordance with the terms of the Plan or other such treatment as contemplated by this Article II.C of the Plan on the Effective Date, all Liens and security interests granted to secure the Allowed DIP Claims shall be Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 107 of 151

23 automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Except to the extent that a Holder of an Allowed DIP ABL Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction for such Allowed DIP ABL Claim as further provided in the payoff letter described below, each Holder of an Allowed DIP ABL Claim shall receive payment in full in Cash of its Allowed DIP ABL Claim (other than on account of any obligations or Claims not Allowed as of the Effective Date and that survive payment in full and the termination of commitments under the terms of the DIP ABL Credit Agreement and the DIP Orders) prior to the payment of any other Allowed DIP Claim, from, at the Debtors’ option: (1) the Cash proceeds of the Exit Facilities available as of the Effective Date; (2) the Cash proceeds of the Rights Offering; and (3) Cash on hand; which payment shall be in accordance with a payoff letter in form and substance reasonably acceptable to the DIP ABL Agent and the Debtors; provided that any indemnification and expense reimbursement obligations of the Debtors that are contingent as of the Effective Date and survive the Effective Date pursuant to the DIP ABL Credit Agreement and the DIP Orders shall be paid by the Reorganized Debtors in Cash as and when due and payable. Except to the extent that a Holder of an Allowed DIP Term Loan Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction for such Allowed DIP Term Loan Claim, (x) with respect to Allowed DIP Term Loan Claims representing $29.5 million of the principal amount thereof, each Holder of an Allowed DIP Term Loan Claim shall receive, and such Allowed DIP Term Loan Claims shall be reduced dollar-for-dollar and satisfied on a Pro Rata basis by, $29.5 million of the principal amount of the Exit Term Loan Facility, (y) with respect to Allowed DIP Term Loan Claims representing $5 million of the principal amount thereof, each Holder of an Allowed DIP Term Loan Claim shall receive, and such Allowed DIP Term Loan Claims shall be reduced dollar-for-dollar and satisfied on a Pro Rata basis by, $5 million of the principal amount of the Exit Secured Convertible Notes and (z) with respect to all other Allowed DIP Term Loan Claims, each Holder of an Allowed DIP Term Loan Claim shall receive payment in full in Cash of its Allowed DIP Term Loan Claim from, at the Debtors’ option, (1) the Cash proceeds of the Exit Facilities available as of the Effective Date and consistent with the Restructuring Term Sheet, (2) the Cash proceeds of the Rights Offering, and (3) Cash on hand; provided that any indemnification and expense reimbursement obligations of the Debtors that are contingent as of the Effective Date shall survive the Effective Date and be paid by the Reorganized Debtors in Cash as and when due under the DIP Term Loan Credit Agreement. D. Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. E. U.S. Trustee Fees. All fees due and payable pursuant to section 1930 of Title 28 of the United States Code before the Effective Date with respect to the Debtors shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Each Debtor shall remain obligated to pay quarterly fees to the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Classification of Claims and Interests. Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 108 of 151

24 Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, Confirmation of the Plan and making distributions in accordance with the Plan in respect of Claims against and Interests in the Debtors under the Plan. Such groupings shall not affect any Debtor’s status as a separate legal Person, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Persons, or cause the transfer of any assets. Except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Persons after the Effective Date. The classification of Claims and Interests against each Debtor pursuant to the Plan is as set forth below. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. All of the potential Classes for the Debtors are set forth herein. The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows: Class Claims and Interests Status Voting Rights Class 1 Other Secured Claims Unimpaired Not Entitled to Vote (Deemed to Accept) Class 2 Other Priority Claims Unimpaired Not Entitled to Vote (Deemed to Accept) Class 3 Term Loan Claims Impaired Entitled to Vote Class 4 Secured Notes Claims Impaired Entitled to Vote Class 5 Unsecured Notes Claims Impaired Entitled to Vote Class 6 General Unsecured Claims Impaired Entitled to Vote Class 7 Intercompany Claims Unimpaired / Impaired Not Entitled to Vote (Deemed to Accept / Deemed to Reject) Class 8 Intercompany Interests Unimpaired / Impaired Not Entitled to Vote (Deemed to Accept / Deemed to Reject) Class 9 Existing Equity Interests Impaired Not Entitled to Vote (Deemed to Reject) Class 10 510(b) Claims Impaired Not Entitled to Vote (Deemed to Reject) B. Treatment of Claims and Interests. Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and such Holder. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the later of the Effective Date and the date such Claim or Interest becomes an Allowed Claim or an Allowed Interest, as applicable, or as soon as reasonably practicable thereafter. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 109 of 151

25 1. Class 1 – Other Secured Claims (a) Classification: Class 1 consists of all Other Secured Claims. (b) Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor or Reorganized Debtor and with the reasonable consent of the Consenting Term Loan Lender and the Consenting Secured Noteholders: (i) payment in full in Cash in an amount equal to its Allowed Other Secured Claim, (ii) the collateral securing its Allowed Other Secured Claim, (iii) Reinstatement of its Allowed Other Secured Claim, or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. (c) Voting: Class 1 is Unimpaired under the Plan. Holders of Other Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Other Secured Claims are not entitled to vote to accept or reject the Plan. 2. Class 2 – Other Priority Claims (a) Classification: Class 2 consists of all Other Priority Claims. (b) Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive, at the option of the applicable Debtor or Reorganized Debtor and with the reasonable consent of the Consenting Term Loan Lender and the Consenting Secured Noteholders: (i) payment in full in Cash or (ii) such other treatment rendering such Claim Unimpaired in accordance with section 1129(a) of the Bankruptcy Code. (c) Voting: Class 2 is Unimpaired under the Plan. Holders of Other Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Other Priority Claims are not entitled to vote to accept or reject the Plan. 3. Class 3 – Term Loan Claims (a) Classification: Class 3 consists of all Term Loan Claims. (b) Allowance: On the Effective Date, the Term Loan Claims shall be Allowed in the aggregate principal amount of $55.5 million, plus accrued and unpaid interest on such principal amount through the Effective Date and other amounts due and owing under the Term Loan Agreement. (c) Treatment: On the Effective Date, except to the extent that a Holder of an Allowed Term Loan Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Term Loan Claim, each Holder of an Allowed Term Loan Claim shall receive on the Effective Date (i) with respect to Allowed Term Loan Claims representing principal amounts owed, its Pro Rata share of the Exit Term Loan Facility (other than the portion of the Exit Term Loan Facility used to satisfy Allowed DIP Term Loan Claims in accordance with Article II.C) and (ii) with respect to all other Allowed Term Loan Claims, payment in full in Cash. For the avoidance Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 110 of 151

26 of doubt, this will include the payment in Cash on the Effective Date of all outstanding fees and expenses of the Term Loan Agent, including legal fees and expenses, to the extent they have not otherwise been paid. (d) Voting: Class 3 is Impaired under the Plan. Holders of Term Loan Claims are entitled to vote to accept or reject the Plan. 4. Class 4 – Secured Notes Claims (a) Classification: Class 4 consists of all Secured Notes Claims. (b) Allowance: On the Effective Date, the Secured Notes Claims shall be Allowed in the aggregate principal amount of $41.5 million, plus accrued and unpaid interest at the rate set forth in the Secured Notes Indentures on such principal amount through the Effective Date and other amounts due and owing under the Secured Notes Indentures. (c) Treatment: On the Effective Date, except to the extent that a Holder of an Allowed Secured Notes Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Secured Notes Claim, each Holder of an Allowed Secured Notes Claim shall receive (i) with respect to Allowed Secured Notes Claims representing principal amounts owed, its Pro Rata share of the Exit Secured Convertible Notes (other than the portion of the Exit Secured Convertible Notes used to satisfy Allowed DIP Term Loan Claims in accordance with Article II.C) and (ii) with respect to all other Allowed Secured Notes Claims, payment in full in Cash; provided that, if applicable pursuant to and in accordance with Article IV.C.3, such Holder will also receive its Pro Rata share of the applicable portion of the Excess New Money in Cash. For the avoidance of doubt, this will include the payment in Cash on the Effective Date of all outstanding fees and expenses of the Secured Notes Trustee, including legal fees and expenses, to the extent they have not otherwise been paid. (d) Voting: Class 4 is Impaired under the Plan. Holders of Secured Notes Claims are entitled to vote to accept or reject the Plan. 5. Class 5 –Unsecured Notes Claims (a) Classification: Class 5 consists of all Unsecured Notes Claims. (b) Allowance: On the Effective Date, the Unsecured Note Claims shall be Allowed in the aggregate principal amount of $222,982,842.56, consisting of (i) $72,909,000.00 in principal due and payable under the 5.00% series I convertible senior exchange notes due 2024; (ii) $68,875,000.00 in principal and $8,883,161.45 in accreted principal due and payable under the 5.00% Series II convertible senior exchange notes due 2024, and (iii) $69,700,000.00 in principal due and payable under the 4.25% convertible senior notes due 2026, plus accrued and unpaid Allowed interest on such principal, plus any other Allowed unpaid fees, costs, indemnities or other amounts due and owing under the Unsecured Notes Indentures. The Unsecured Notes Claims shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (equitable or contractual or otherwise), counter-claim, defense, disallowance, objection, or any challenges under applicable law or regulation. (c) Treatment: On the Effective Date, except to the extent that a Holder of an Allowed Unsecured Notes Claim agrees in writing to less favorable treatment, each Unsecured Notes Claim shall be discharged and released, and each Holder of an Allowed Unsecured Notes Claim shall receive, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Unsecured Notes Claim, its Pro Rata share of: Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 111 of 151

27 (i) the Unsecured Noteholder Rights, in accordance with the Rights Offering Procedures; (ii) with respect to any Residual Unsecured Notes Claims, its share (on a Pro Rata basis with other Holders of Allowed Unsecured Notes Claims and Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, and the Management Incentive Plan); and (iii) the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan. (d) Voting: Class 5 is Impaired under the Plan. Holders of Allowed Unsecured Notes Claims are entitled to vote to accept or reject the Plan. 6. Class 6 –General Unsecured Claims (a) Classification: Class 6 consists of all General Unsecured Claims. (b) Treatment: On the Effective Date, except to the extent that a Holder of an Allowed General Unsecured Claim agrees in writing to less favorable treatment, each General Unsecured Claim shall be discharged and released, and each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed General Unsecured Claim, either: (i) (x) if such Holder of an Allowed General Unsecured Claim does not elect to receive the Class 6 Equity Option, the GUC Cash Settlement and (y) its Pro Rata share of the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan; or (ii) (x) if such Holder of an Allowed General Unsecured Claim elects to receive the Class 6 Equity Option in lieu of the GUC Cash Settlement, its share (on a Pro Rata basis with Holders of Allowed Unsecured Notes Claims in respect of their Residual Unsecured Notes Claims and other Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, and the Management Incentive Plan) and (y) its Pro Rata share of the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan. (c) Voting: Class 6 is Impaired under the Plan. Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan. 7. Class 7 – Intercompany Claims (a) Classification: Class 7 consists of all Intercompany Claims. (b) Treatment: Subject to the Restructuring Transactions Memorandum, each Allowed Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the Reorganized Debtors, with the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 112 of 151

28 reasonable consent of the Consenting Term Loan Lender, the Consenting Secured Noteholder and the Consenting Unsecured Noteholders, without any distribution. (c) Voting: Class 7 is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan. 8. Class 8 – Intercompany Interests (a) Classification: Class 8 consists of all Intercompany Interests. (b) Treatment: Subject to the Restructuring Transactions Memorandum, each Intercompany Interest shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the Reorganized Debtors, with the reasonable consent of the Consenting Term Loan Lender, the Consenting Secured Noteholder and the Consenting Unsecured Noteholders, without any distribution. (c) Voting: Class 8 is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan. 9. Class 9 – Existing Equity Interests (a) Classification: Class 9 consists of all Existing Equity Interests. (a) Treatment: On the Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, board of managers, members, shareholders or officers of any Debtor or Reorganized Debtor, as applicable, all Existing Equity Interests shall be discharged, cancelled, released, and extinguished without any distribution, and will be of no further force or effect, and each Holder of an Existing Equity Interest shall not receive or retain any distribution, property, or other value on account of such Existing Equity Interest. (b) Voting: Class 9 is Impaired under the Plan and is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Existing Equity Interests are not entitled to vote to accept or reject the Plan. 10. Class 10 – Section 510(b) Claims (a) Classification: Class 10 consists of all Section 510(b) Claims. (b) Treatment: On the Effective Date, all Section 510(b) Claims shall be cancelled, released, discharged, and extinguished as of the Effective Date and will be of no further force or effect, and each Holder of a Section 510(b) Claim shall not receive or retain any distribution, property, or other value on account of its Section 510(b) Claim. (c) Voting: Class 10 is Impaired under the Plan and is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Section 510(b) Claims are not entitled to vote to accept or reject the Plan. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 113 of 151

29 C. Special Provision Governing Unimpaired Claims. Except as otherwise provided in the Plan, nothing herein shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including, all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim. Unless otherwise Allowed, Claims that are Unimpaired shall remain Disputed Claims under the Plan. D. Elimination of Vacant Classes. Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes, Presumed Acceptance by Non-Voting Classes. If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan. To the extent that Claims or Interests of any Class are Unimpaired, each Holder of a Claim or Interest in such Class is presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan. F. Intercompany Interests. To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure for the ultimate benefit of the holders of New Common Equity, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims. G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more Classes of Impaired Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. H. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. I. Subordinated Claims. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Any such contractual, legal, or equitable subordination rights shall be settled, compromised, and released pursuant to the Plan. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 114 of 151

30 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. General Settlement of Claims and Interests. Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, Causes of Action and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final. B. Restructuring Transactions. On or before the Effective Date, the Debtors, Reorganized Debtors, or the Non-Debtor Affiliates, as applicable, shall take all applicable actions set forth in the Restructuring Transactions Memorandum and may take any additional action as may be necessary or appropriate to effectuate the Restructuring Transactions, and any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions that are consistent with and pursuant to the terms and conditions of the Plan and the Restructuring Support Agreement, which transactions may include, as applicable: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Restructuring Transactions Memorandum and that satisfy the applicable requirements of applicable law and any other terms to which the applicable parties may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Transactions Memorandum and having other terms to which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other certificates or documentation pursuant to applicable law; (d) the consummation of the Rights Offering pursuant to the Rights Offering Procedures, including the distribution of the Equity Rights to the Eligible Holders and the issuance of New Convertible Preferred Equity in connection therewith; (e) the issuance of New Common Equity; (f) the execution and delivery of the Exit Term Loan Agreement, any Exit ABL Agreement (if any); the Exit Secured Convertible Notes Indenture, and the other Exit Facilities Documents (if applicable), and any filings related thereto; (g) the execution and delivery of the New Organizational Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (h) the creation of the Litigation Trust; and (i) all other actions that the applicable Reorganized Debtors determine to be necessary or advisable, including making filings or recordings that may be required by applicable law in connection with the Plan. All Holders of Claims and Interests receiving distributions pursuant to the Plan and all other necessary parties in interest, including any and all agents thereof, shall prepare, execute, and deliver any agreements or documents, including any subscription agreements, and take any other actions as the Debtors determine are necessary or advisable to effectuate the provisions and intent of the Plan. The Debtors and the Consenting Stakeholders shall cooperate in good faith to structure the Restructuring Transactions in a tax efficient manner reasonably acceptable to each such party, subject to the terms of the Restructuring Support Agreement. The Confirmation Order shall and shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 115 of 151

31 effectuate the Plan, including the Restructuring Transactions, including, for the avoidance of doubt, any and all actions required to be taken under applicable nonbankruptcy law. C. Sources of Consideration for Plan Distributions The Debtors shall fund distributions under the Plan with (a) the issuance of the New Convertible Preferred Equity; (b) the issuance of the New Common Equity; (c) the proceeds of the Rights Offering; (d) the issuance of or borrowings under the Exit Facilities; (e) the Available Net Litigation Recoveries; and (f) Cash on hand. Each distribution and issuance referred to in Article IV and Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. 1. Issuance of New Convertible Preferred Equity and New Common Equity On the Effective Date, Reorganized Invacare is authorized to issue or cause to be issued and shall, as provided for in the Restructuring Transactions Memorandum, issue the New Convertible Preferred Equity in accordance with the terms of this Plan, the Rights Offering Procedures, and other Rights Offering Documents. Reorganized Invacare shall be authorized without the need for any further corporate or other action by the Debtors or Reorganized Debtors or by Holders of any Claims or Interests to issue the New Convertible Preferred Equity and consummate the transactions contemplated in the Restructuring Transactions Memorandum in accordance with the terms of this Plan, the Rights Offering Procedures, and other Rights Offering Documents. The New Convertible Preferred Equity shall be issued and distributed free and clear of all Liens, Claims, and other Interests. On the Effective Date, Reorganized Invacare is authorized to issue or cause to be issued and shall, as provided for in the Restructuring Transactions Memorandum, issue the New Common Equity in accordance with the terms of this Plan. Reorganized Invacare shall be authorized without the need for any further corporate or other action by the Debtors or Reorganized Debtors or by Holders of any Claims or Interests to issue the New Common Equity and consummate the transactions contemplated in the Restructuring Transactions Memorandum in accordance with the terms of this Plan. The New Common Equity shall be issued and distributed free and clear of all Liens, Claims and other Interests. All of the shares, units or equity interests (as the case may be based on how the New Convertible Preferred Equity and the New Common Equity is denominated) of the New Convertible Preferred Equity and the New Common Equity issued pursuant to the Plan or the Rights Offering, as applicable, shall be duly authorized, validly issued, fully paid, and non-assessable and not to have been issued in violation of any preemptive rights, rights of first refusal or similar rights or any applicable law. Each distribution and issuance of New Convertible Preferred Equity and New Common Equity shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance, by the Rights Offering Procedures, if applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto other than the applicable Reorganized Debtor(s). Any Entity’s acceptance of New Convertible Preferred Equity and New Common Equity shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms. Neither the New Convertible Preferred Equity nor the New Common Equity will be registered under the Securities Act or listed on any exchange as of the Effective Date. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Convertible Preferred Equity (including the New Common Equity that may be issued in exchange therefor) or the New Common Equity in respect of eligible Allowed Claims, the Equity Rights, and the Backstop Commitment Premium, as applicable, pursuant to the Plan and Rights Offering, as applicable, shall be exempt from, among other things, the registration and/or prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local or other law requiring registration and/or delivery of prospectuses prior to the offering, issuance, distribution, or sale of Securities. Such New Convertible Preferred Equity and New Common Equity, (a) will not constitute “restricted securities” as defined in rule 144(a)(3) under the Securities Act and (b) will be freely tradable and transferable in the United States by each recipient thereof that (i) is an entity that is not an “underwriter” Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 116 of 151

32 as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (iii) has not been such an “affiliate” within ninety (90) days of the time of the transfer, and (iv) has not acquired such securities from an “affiliate” in a transaction or chain of transactions not involving any public offering within one year of the time of transfer. Notwithstanding the foregoing, such New Convertible Preferred Equity and New Common Equity shall remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer, any restrictions in the New Organizational Documents. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the Securities to be issued under the Plan through the facilities of DTC, and subject to such Securities being eligible to be held through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. 2. Rights Offering Pursuant to the Rights Offering Procedures, Reorganized Invacare will offer and sell New Convertible Preferred Equity at an aggregate purchase price equal to $75 million, with such New Convertible Preferred Equity to consist of $75 million in New Money Preferred Equity and $93.75 million of Exchanged Preferred Equity and with such Exchanged Preferred Equity to be issued in exchange (for full and final satisfaction on a dollar-for-dollar basis at par) for participating Eligible Holders’ Pro Rata share of $75 million of Unsecured Notes Claims, as provided in the Rights Offering Documents. Eligible Holders shall, on account of their Unsecured Notes Claims, have the right to purchase (and exchange Unsecured Notes Claims for) their allocated shares of New Convertible Preferred Equity, as set forth in the Backstop Commitment Agreement, the Rights Offering Procedures, and other Rights Offering Documents. All Eligible Holders other than the Backstop Parties must deliver the Purchase Price (as defined in the Rights Offering Procedures) to the Claims, Noticing, and Solicitation Agent by the Subscription Payment Deadline. All requirements are outlined in the Rights Offering Procedures and in the Rights Offering Subscription Form, which were distributed on the Subscription Commencement Date. Equity Rights that an Eligible Holder has validly elected to exercise shall be deemed issued and exercised on or about (but in no event after) the Effective Date, as provided in the Restructuring Transactions Memorandum. Upon exercise of the Equity Rights by the Eligible Holders pursuant to the Rights Offering Procedures, Reorganized Invacare shall be authorized to issue the New Convertible Preferred Equity issuable pursuant to such exercise. In exchange for the Backstop Commitment Premium and in accordance with the Backstop Commitment Agreement, the Backstop Parties have committed to severally, and not jointly, fully Backstop the Rights Offering. Pursuant to the Backstop Commitment Agreement and the allocations therein (subject to the transfer rights and restrictions contained in the Backstop Commitment Agreement, the “Backstop Allocations”), the Backstop Parties shall, severally and not jointly, Backstop the Rights Offering Amount, purchase the New Convertible Preferred Equity not subscribed for purchase by the Eligible Holders at the per share purchase price set forth in the Backstop Commitment Agreement and exercise their allotted Backstop Party Rights. As consideration for the Backstop and the other undertakings of the Backstop Parties in the Backstop Commitment Agreement, the Reorganized Debtors will pay the Backstop Commitment Premium to the Backstop Parties on or about the Effective Date in the form of shares of New Common Equity, in accordance with the Backstop Commitment Agreement and Backstop Commitment Approval Order. The Backstop Commitment Agreement shall govern the Backstop Party’s participation in the Rights Offering notwithstanding anything in the Rights Offering Procedures to the contrary. Without limiting the foregoing, in the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 117 of 151

33 event of any conflict or other inconsistency between the Rights Offering Procedures and the Backstop Commitment Agreement, including without limitation, with respect to the exercise, payment, assignment or delegation of any Allowed Unsecured Notes Claims, Unsecured Noteholder Rights, Backstop Party Rights, Backstop Allocations or any securities issuable pursuant thereto, the terms of the Backstop Commitment Agreement shall control. As provided in Article IV.C.1, all shares of the New Common Equity and the Equity Rights (including any New Convertible Preferred Equity issuable upon the exercise thereof and any New Common Equity issuable upon exchange of such New Convertible Preferred Equity), as well as the Backstop Commitment Premium, will be issued in reliance upon Section 1145 of the Bankruptcy Code to the maximum extent permitted by law. All shares of New Common Equity issued in connection with the exercise of Backstop Party Rights, including in connection with Section 2.6 of the Backstop Commitment Agreement, will be issued in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, and shall be subject to applicable restrictions of transfer in connection therewith. Entry of the Confirmation Order shall constitute Bankruptcy Court approval of the Rights Offering (including the transactions contemplated thereby, and all actions to be undertaken, undertakings to be made, and obligations to be incurred by Reorganized Invacare in connection therewith). On or about (but in no event after) the Effective Date, as provided in the Restructuring Transactions Memorandum, the rights and obligations of the Debtors under the Backstop Commitment Agreement shall vest in the Reorganized Debtors, as applicable. Each Holder of Equity Rights that receives New Convertible Preferred Equity as a result of exercising the Equity Rights shall be required to hold its New Convertible Preferred Equity as set forth in Article IV.C.1 of the Plan. The Cash proceeds of the Rights Offering shall be used by the Debtors or Reorganized Debtors, as applicable, to (i) pay the DIP Claims, (ii) make distributions pursuant to the Plan, (iii) provide the Litigation Trust Funding, (iv) fund working capital, and (v) fund general corporate purposes. 3. Excess New Money The Debtors and/or the Reorganized Debtors shall, at the election of and with the consent of the Ad Hoc Committee of Noteholders, apply the Excess New Money or a portion thereof (if any), concurrent with the Consummation of the Plan, to repay all or a portion of the Secured Notes Claims in Cash at par plus accrued and unpaid interest on a Pro Rata basis, and the principal amount of the Exit Secured Convertible Notes issued pursuant to the Plan shall be reduced by an amount equal to portion of the Excess New Money so elected by the Ad Hoc Committee of Noteholders to be so applied to the principal amounts of Secured Notes Claims; provided that such Excess New Money shall not elected to be so applied (and shall not be applied) if such repayment and reduction of the Secured Notes Claims would result in a principal amount of the Exit Secured Convertible Notes of greater than $0 and less than $5,000,000. 4. The Exit Facilities Confirmation of the Plan shall be deemed approval of (a) the Exit Term Loan Facility, the Exit Term Loan Agreement, any Exit ABL Facility (if any), any Exit ABL Agreement (if any), the Exit Secured Convertible Notes, the Exit Secured Convertible Notes Indenture, and the other Exit Facilities Documents, as applicable, and (b) all transactions contemplated thereby, and all actions to be taken and undertakings to be made, and obligations to be incurred by the Reorganized Debtors and the applicable Non-Debtor Affiliates in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors and the applicable Non-Debtor Affiliates to enter into and execute the Exit Facilities Credit Agreements, the Exit Secured Convertible Notes Indenture, and such other Exit Facilities Documents as may be required to effectuate the Exit Facilities. On the Effective Date, the Exit Term Loan Facility Documents and the Exit Secured Convertible Notes Documents shall become effective and shall continue in full force and effect without further action from any Person or Entity, and shall be binding and enforceable upon each of the parties thereto. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 118 of 151

34 The Exit Secured Convertible Notes will be issued in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, and shall be subject to applicable restrictions of transfer in connection therewith. Upon entry into the Exit Facilities as provided herein, all of the Liens and security interests granted or to be granted in accordance with the Exit Facilities Documents, as applicable, (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facilities Documents, (c) shall be deemed automatically perfected, subject only to such Liens and security interests as may be permitted under the Exit Facilities Documents, as applicable, and (d) shall not be subject to avoidance, recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non- bankruptcy law. The Reorganized Debtors, the applicable Non-Debtor Affiliates and the Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary, to establish and perfect such Liens and security interests under the provisions of the applicable state, federal or other law that would be applicable in the absence of the Plan and Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. Prior to the Effective Date, the Debtors may seek to obtain, and, on the Effective Date may enter into one or more Exit ABL Facilities on terms consistent with the Restructuring Term Sheet and subject to the consent rights set forth in the Restructuring Support Agreement. D. Management Incentive Plan On the Effective Date, the Reorganized Debtors will reserve exclusively for participants in the Management Incentive Plan a pool of equity interests of Reorganized Invacare or another Entity designated pursuant to the Plan to issue equity interests on the Effective Date (the “Management Incentive Plan Pool”), which may take the form of equity or equity-based awards, including, options, restricted stock units, or other equity instruments, determined on a fully diluted and fully distributed basis. The terms and conditions of the Management Incentive Plan (including the participants, forms of awards, amount of allocations and the timing of the grant of the options and other equity-based compensation), and the terms and conditions of such options and other equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability), shall be determined prior to the Effective Date and disclosed in the Plan Supplement. The terms and conditions of the Management Incentive Plan shall be approved by the New Board. None of the options or other equity-based awards under the Management Incentive Plan will vest on or prior to the Effective Date. All grants under the Management Incentive Plan shall ratably dilute all equity issued pursuant to the Plan, including any New Convertible Preferred Equity issued pursuant to the Rights Offering and the Backstop Commitment Agreement. E. Employee Matters Pursuant to the Restructuring Support Agreement and the Restructuring Term Sheet, the Consenting Stakeholders consent to (i) the continuation of the Debtors’ wages, compensation, and benefits programs according to existing terms and practices, including executive compensation programs and (ii) any motions in the Bankruptcy Court for approval thereof. All Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, except for: (a) all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Program that provide for rights to acquire equity interests in Invacare Corporation; (b) Compensation and Benefits Programs listed in the Plan Supplement as Executory Contracts to be rejected; (c) Compensation and Benefits Programs that have previously been rejected; and (d) Compensation and Benefits Programs that, as of the entry of the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 119 of 151

35 Confirmation Order, are the subject of pending rejection procedures or a motion to reject, or have been specifically waived by the beneficiaries of any employee benefit plan or contract. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to this Article IV.E other than those applicable immediately prior to such assumption. Consistent with the Restructuring Support Agreement and the Restructuring Term Sheet and notwithstanding anything to the contrary in the Plan or otherwise, any and all Compensation and Benefit Claims (including, but not limited to, Claims relating to the Debtors’ supplemental employee retirement program) are Unimpaired and entitled to full payment. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, Reorganized Invacare shall continue to pay and honor all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, in accordance with applicable law. For avoidance of doubt, nothing herein shall impact or limit the ability of Reorganized Invacare (or its subsidiaries) to amend, modify, or terminate such arrangements in accordance with their terms following the Effective Date. F. Corporate Existence Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor, as Reorganized Debtors, shall continue to exist on and after the Effective Date as a separate legal Entity with all the powers available to such Entity pursuant to the applicable Law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended, amended and restated, or replaced under the Plan or otherwise, including pursuant to the New Organizational Documents, in each case, consistent with the Plan, and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended, amended and restated, or replaced pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). On or after the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. G. New Organizational Documents On or immediately prior to the Effective Date, the New Organizational Documents shall be automatically adopted by the applicable Reorganized Debtors. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable authorities in its respective jurisdiction of organization. The New Organizational Documents shall, among other things: (i) contain terms consistent with the documentation set forth in the Plan and the Plan Supplement, (ii) authorize the issuances, distributions, exchanges and reservations under the Plan, including the New Common Equity, the Equity Rights, the New Convertible Preferred Equity and the Exit Facilities. The New Organizational Documents will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. On or after the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of their respective jurisdictions of incorporation or formation and the New Organizational Documents. H. Directors and Officers of the Reorganized Debtors Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the Debtors will disclose at or prior to the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the New Board. The New Board shall be selected in accordance with the procedures set forth in the Plan Supplement. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 120 of 151

36 On the Effective Date, the terms of the current members of Invacare Corporation’s board of directors shall expire, and the New Board will include those directors set forth in the list of directors of Reorganized Invacare included in the Plan Supplement or selected pursuant to the procedures provided in the Plan Supplement. By the Effective Date, the officers and overall management structure of Reorganized Invacare, and all officers and management decisions with respect to Reorganized Invacare (and/or any of its direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall only be subject to the approval of the New Board. By and after the Effective Date, each officer or director of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents and the New Organizational Documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. To the extent that any such director or officer of the Reorganized Debtors is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such director or officer. I. Vesting of Assets in the Reorganized Debtors Except as otherwise provided in the Confirmation Order, in the Plan (including the Restructuring Transactions Memorandum and Article VIII hereof), or with respect to the Litigation Trust Assets, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each Estate, all Causes of Action that are not Non-Released LT Claims, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, other encumbrances, and interests. On and after the Effective Date, except as otherwise provided in the Plan, including Article VIII hereof, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, enter into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business and execute, deliver, implement and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, and compromise or settle any Claims, Interests, or Causes of Action that are not Non-Released LT Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules in all respects. J. Preservation of Causes of Action In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, as enumerated on the Schedule of Retained Causes of Action, and such Reorganized Debtor’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the DIP Orders or any other order of the Bankruptcy Court, the Avoidance Actions or Claims subject to the release and exculpation provisions contained in this Plan, including in Article VIII hereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII hereof. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 121 of 151

37 Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII hereof. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. K. The Litigation Trust The Litigation Trust will be governed by the Litigation Trust Agreement, which will be Filed as part of the Plan Supplement. On the Effective Date, the Reorganized Debtors shall transfer the Litigation Trust Assets to the Litigation Trust and take all steps necessary to establish the Litigation Trust in accordance with and pursuant to the terms of the Plan and the Litigation Trust Agreement. Under no circumstances shall the Debtors or the Reorganized Debtors be required to contribute any additional assets to the Litigation Trust other than the Litigation Trust Assets. The Litigation Trustee shall not assign any of the Non-Released LT Claims. The Non-Released LT Claims may be pursued, and if applicable, satisfied (including by way of settlement, judgment, or otherwise) by the Litigation Trust solely and exclusively to the extent of available insurance coverage under the Insurance Policies to satisfy such claims after payment from such Insurance Policies of any and all covered costs and expenses incurred by any of the Non-Released LT Parties subject to such litigation in connection with the defense of the Non-Released LT Claims. Any party, including any trustee (including the Litigation Trustee) or any future holder of the Non-Released LT Claims, seeking to execute, garnish, or otherwise attempt to collect on any settlement of or judgment in the Non- Released LT Claims from any Non-Released LT Party shall do so solely and exclusively upon available insurance coverage from the Insurance Policies and no party shall (a) record any judgment or other claim against any Non- Released LT Party, or (b) otherwise attempt to collect from the personal assets of any Non-Released LT Parties. In the event that an Insurer under an Insurance Policy denies coverage under the policy or otherwise fails or refuses to reimburse defense costs with respect to the Non-Released LT Claims that the Litigation Trust is pursuing, than such Non-Released LT Claims shall be released unless the Litigation Trustee in good faith requests that the Non-Released LT Party dispute such denial of coverage or failure or refusal to reimburse defense costs, and advances all attorneys’ fees and costs therefor. Upon the Effective Date, the obligations of the Debtors to provide any indemnification and reimbursement to the Non-Released LT Parties shall be rejected to the extent necessary to facilitate the foregoing. Following the Effective Date, the Available Net Litigation Recoveries resulting from any adjudication of Non-Released LT Claims shall be distributed ratably to Holders of Litigation Trust Interests pursuant to and in accordance with the Plan and the Litigation Trust Agreement; provided that Available Net Litigation Recoveries will be distributed in the following order: first, to the Holders of Allowed Unsecured Notes Claims who participate in the Rights Offering until such beneficiaries have received an aggregate amount equal to $600,000 plus a preferred return on such amount, accruing at a rate equal to 15% compounded annually; second, to Holders of Allowed Unsecured Notes Claims (including the Holders of Allowed Unsecured Notes Claims who participate in the Rights Offering) and Holders of Allowed General Unsecured Claims on a Pro Rata basis and, in each instance, without reduction for conversion into New Common Equity or New Convertible Preferred Equity (in the case of Class 5 Unsecured Noteholder Claims) or distributions of the GUC Cash Settlement or New Common Equity (in the case of Class 6 General Unsecured Claims). The Litigation Trust shall be established for the purpose of liquidating and distributing the Litigation Trust Assets to the Litigation Trust Beneficiaries in accordance with this Plan. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary, the Litigation Trust is intended to be treated as a “liquidating trust” for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Litigation Trust, and the Litigation Trustee will take this position on the Litigation Trust’s tax return accordingly. All the parties and Litigation Trust Beneficiaries shall treat the transfer of Litigation Trust Assets to the Litigation Trust as if the Litigation Trust Assets (other than such assets attributable to Disputed Claims) had been first transferred to the Litigation Trust Beneficiaries and then transferred by the Litigation Trust Beneficiaries to the Litigation Trust. As a result, the transfer of the Litigation Trust Assets to the Litigation Trust should be a taxable Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 122 of 151

38 transaction, and the Debtors should recognize gain or loss equal to the difference between the tax basis and fair value of such assets. The Litigation Trust Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors and deemed owners of the Litigation Trust. The Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a). As soon as reasonably practicable after the Effective Date, the Litigation Trustee shall make a good faith valuation of the Litigation Trust Assets. This valuation will be made available from time to time, as relevant for tax reporting purposes. Each of the Debtors, the Litigation Trustee and the Litigation Trust Beneficiaries shall take consistent positions with respect to the valuation of the Litigation Trust Assets, and such valuation shall be utilized consistently for all federal income tax purposes. With respect to amounts, if any, in a reserve for Disputed Claims, it is expected that such account will be treated as a “disputed ownership fund” governed by Treasury Regulation Section 1.468B-9, that any appropriate elections with respect thereto shall be made, and that such treatment will also be applied to the extent possible for state and local tax purposes. A separate federal income tax return shall be filed with the IRS for any such disputed claims reserve, and such reserve will be subject to tax annually on a separate entity basis. Any taxes (including with respect to interest, if any, earned in the account, or any recovery on the portion of assets allocable to such account in excess of the disputed claims reserve’s basis in such assets) imposed on such account shall be paid out of the assets of the respective account (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes). Litigation Trust Beneficiaries will be bound by such election, if made by the Litigation Trustee, and, as such, will, for U.S. federal income tax purposes (and, to the extent permitted by law, for state and local income tax purposes), report consistently therewith. The Litigation Trust’s taxable income (other than taxable income allocable to any assets attributable to a “disputed ownership fund”) shall be allocated by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all of its assets (valued at their book value), other than assets allocable to Disputed Claims, to the Litigation Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior distributions from the Litigation Trust. Similarly, taxable loss of the Litigation Trust shall be allocated by reference to the manner in which economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Litigation Trust Assets. The transfer of the Litigation Trust Assets to the Litigation Trust shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. Upon delivery of the Litigation Trust Assets to the Litigation Trust, the Reorganized Debtors shall be released from all liability with respect to the delivery of such distributions. The Litigation Trust Agreement shall provide for the appointment of the Litigation Trustee. The Litigation Trustee shall be jointly selected by the Committee and the Ad Hoc Committee of Noteholders. The Debtors will disclose the identity of the initial Litigation Trustee in the Plan Supplement. The retention of the Litigation Trustee shall be approved in the Confirmation Order. The Litigation Trustee shall have the power to administer the assets of the Litigation Trust in accordance with the Litigation Trust Agreement. The Litigation Trustee shall be the Estate representative designated to prosecute any and all Non-Released LT Claims pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. Without limiting the generality of the foregoing, the Litigation Trustee shall (a) hold, administer and prosecute the assets of the Litigation Trust and any proceeds thereof, (b) have the power and authority to retain, as an expense of the Litigation Trust, attorneys, advisors, other professionals and employees as may be appropriate to perform the duties required of the Litigation Trustee under the Litigation Trust Agreement, (c) make distributions as provided in the Litigation Trust Agreement, and (d) provide periodic reports and updates regarding the status of the administration of the Litigation Trust. The Litigation Trustee shall be deemed the Distribution Agent under the Plan when making distributions to holders of Litigation Trust Interests. The Debtors or Reorganized Debtors, as applicable, shall provide the Litigation Trust with reasonable access to the books and records of the Debtors or Reorganized Debtors concerning the Non-Released LT Claims, subject to applicable privileges to be set forth in greater detail in the Litigation Trust Agreement. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 123 of 151

39 The transfer of the Litigation Trust Funding and the Non-Released LT Claims to the Litigation Trust shall be made, as provided herein, for the benefit of the Litigation Trust Beneficiaries. Upon the transfer of the Litigation Trust Funding and the Non-Released LT Claims, the Debtors or the Reorganized Debtors, as the case may be, shall have no interest in or with respect to the Litigation Trust Funding, the Non-Released LT Claims, or the Litigation Trust. To the extent that any Litigation Trust Assets cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Litigation Trust Assets shall be deemed to have been retained by the Reorganized Debtors and the Litigation Trustee shall be deemed to have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Litigation Trust Assets on behalf of the Reorganized Debtors. Notwithstanding the foregoing, all net proceeds of such Litigation Trust Assets shall be transferred to the Litigation Trust to be distributed to the Litigation Trust Beneficiaries consistent with the terms of the Plan and the Litigation Trust Agreement. The Litigation Trust Interests shall not be registered pursuant to the Securities Act or any state securities law. It is intended that the Litigation Trust Interests shall not constitute “securities” under applicable laws. To the extent the Litigation Trust Interests are deemed to be “securities” under applicable laws, the issuance of the Litigation Trust Interests to Holders of Allowed Unsecured Claims and Holders of Allowed General Unsecured Claims shall be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act and any applicable state and local laws requiring registration of securities. The Litigation Trust Interests shall be non-transferable. The Litigation Trust shall in no event be dissolved later than five (5) years from the creation of such Litigation Trust unless the Bankruptcy Court, upon motion within the 6-month period prior to the fifth anniversary (or within the 6-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed five (5) years without a private letter ruling from the IRS or an opinion of counsel satisfactory to the trustee(s) for the Litigation Trust that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Litigation Trust Assets. L. Effectuating Documents; Further Transactions Prior to the Effective Date, the Debtors are, and on and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, and managers (as applicable), are authorized to and may issue, execute, deliver, file, or record to the extent not inconsistent with any provision of this Plan such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, notices or consents except for those expressly required pursuant to the Plan. M. Tax Matters. The terms of the Plan and the Restructuring Transactions shall be structured to minimize, to the extent practicable and subject to the terms of the Restructuring Support Agreement, the aggregate tax impact of the Restructuring Transactions on the Debtors and the Reorganized Debtors, taking into account both the cash tax impact of the Restructuring Transactions on the Debtors in the tax year of the Restructuring Transactions and the tax liability of the Reorganized Debtors in subsequent tax years. The Debtors and the Consenting Stakeholders shall cooperate in good faith to structure the Restructuring Transactions in a tax efficient manner reasonably acceptable to each such party, subject to the terms of the Restructuring Support Agreement. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 124 of 151

40 N. Cancellation of Existing Securities and Agreements. On the Effective Date, except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise provided in this Plan, the Confirmation Order or the Exit Facilities Documents, all notes, instruments, certificates, credit agreements, indentures, Securities and other documents evidencing or governing Claims or Interests (other than those Claims or Interests Reinstated pursuant to the Plan) shall be cancelled and the rights of the Holders thereof and obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, without further action or approval of the Bankruptcy Court or any Holder and the Unsecured Notes Trustee and its agents, successors and assigns shall each be automatically and fully relieved of any duties and responsibilities under or related to the Unsecured Note Documents except with respect to such rights that, pursuant to the Unsecured Note Documents, survive termination of the Unsecured Note Documents. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights, distributions, and treatment provided for pursuant to this Plan, the Confirmation Order or the Exit Facilities Documents. Nothing contained herein shall be deemed to cancel, terminate, release or discharge the obligations of the Debtors or any of their counterparts under any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by the Debtors pursuant to a Final Order or hereunder. Notwithstanding anything in this Article IV.N, the Secured Notes Indentures shall remain in effect solely to (a) enforce the rights, Claims and interests of the Secured Notes Trustee and any predecessor thereof vis-a-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan and the subsequent distribution of such amounts in accordance with the terms of the Plan and the Secured Notes Indenture, (c) preserve any rights of the Secured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the Secured Notes Claims, including the Secured Notes Trustee’s charging lien and priority rights, and (d) if applicable, preserve the rights and obligations of the parties under the Exit Secured Convertible Notes Documents. Regardless of whether distributions to Holders of Secured Notes Claims are made by the Secured Notes Trustee, or by a Distribution Agent other than the Secured Notes Trustee, the Secured Notes Trustee charging lien shall attach to such distributions in the same manner as if such distributions were made through the Secured Notes Trustee. Subject to the distribution of Class 4 Plan consideration delivered to it in accordance with the Secured Notes Indenture at the expense of the Reorganized Debtors, the Secured Notes Trustee shall have no duties to Holders of Secured Notes Claims following the Effective Date of the Plan, including no duty to object to claims or treatment of other creditors. Notwithstanding anything in this Article IV.N, the Unsecured Notes Indentures shall remain in effect solely to (a) enforce the rights, Claims and interests of the Unsecured Notes Trustee and any predecessor thereof vis-a-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan and the subsequent distribution of such amounts in accordance with the terms of the Plan and the Unsecured Notes Indentures, and (c) preserve any rights of the Unsecured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the Unsecured Notes Claims, including the Unsecured Notes Trustee Charging Lien and priority rights. All distributions made under the Plan on account of the Allowed Claims of Holders of Unsecured Notes Claims shall be made to or at the direction of the Unsecured Notes Trustee for further distribution to the Holders of Allowed Unsecured Notes Claims under the terms of the Unsecured Notes Indentures, including those provisions relating to the surrender and cancellation of the Unsecured Notes. Regardless of whether distributions to Holders of Unsecured Notes Claims are made by the Unsecured Notes Trustee, or by a Distribution Agent other than the Unsecured Notes Trustee, the Unsecured Notes Trustee Charging Lien shall attach to such distributions in the same manner as if such distributions were made through the Unsecured Notes Trustee. Subject to the distribution of Class 5 Plan consideration delivered to it in accordance with the Unsecured Notes Indenture at the expense of the Reorganized Debtors, the Unsecured Notes Trustee shall have no duties to Holders of Unsecured Notes Claims following the Effective Date of the Plan, including no duty to object to claims or treatment of other creditors. For the avoidance of doubt and notwithstanding anything to the contrary herein, to the extent any documents evidencing or governing Claims or Interests constitute Exit Facilities Documents, such documents shall survive the Effective Date and shall not be terminated in accordance herewith. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 125 of 151

41 O. Corporate Action. On the Effective Date, all actions contemplated under the Plan or the Plan Supplement shall be deemed authorized and approved in all respects, including implementation of the Restructuring Transactions and all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan or the Plan Supplement (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate or organizational structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects, without any requirement of further action by the equityholders, members, directors, or officers of the Debtors or the Reorganized Debtors, as applicable. On or prior to the Effective Date, as applicable, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed, to issue, execute, and deliver the agreements, documents, and instruments contemplated under the Plan or the Plan Supplement (or necessary or desirable to effect the transactions contemplated under the Plan or the Plan Supplement) in the name of and on behalf of the Reorganized Debtors. The authorizations and approvals contemplated by this Article IV.O shall be effective notwithstanding any requirements under nonbankruptcy Law. P. Indemnification Obligations. Consistent with applicable law, all indemnification provisions in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of the Debtors, as applicable, shall (1) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order, (2) remain intact, in full force and effect, and irrevocable, (3) not be limited, reduced or terminated after the Effective Date, and (4) survive the effectiveness of the Plan on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of the Debtors than the indemnification provisions in place prior to the Effective Date irrespective of whether such indemnification obligation is owed for an act or event occurring before, on or after the Petition Date; provided that indemnification obligations of Non-Released LT Parties with respect to the Non-Released LT Claims shall be rejected. All such obligations shall be deemed and treated as Executory Contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any Claim based on the Debtors’ indemnification obligations under the Plan shall not be a Disputed Claim or subject to any objection, in either case, for any reason, including by reason of section 502(e)(1)(B) of the Bankruptcy Code. Q. Section 1146 Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code and applicable law, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146 of the Bankruptcy Code, shall forego the collection of any such Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 126 of 151

42 tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. R. Director and Officer Liability Insurance. After the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies, with respect to conduct or events occurring prior to the Effective Date, and subject to and in accordance with the terms and conditions of the D&O Liability Insurance Policies, all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date. S. Restructuring Support Agreement. The Restructuring Support Agreement shall be assumed pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith in all respects during the period through and including the Effective Date, and the provisions thereof that survive termination shall also survive notwithstanding the occurrence of the Effective Date. All of the actions contemplated under this Plan, including the Restructuring Transactions and any other transactions or actions necessary to effectuate the terms of this Plan shall be consistent in all respects with the Restructuring Support Agreement, including the consent rights set forth therein and the other rights and obligations thereunder. T. Restructuring Expenses. Without any further notice to, or action, order, or approval of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, shall pay the Restructuring Expenses on or about the Effective Date, as provided in the Plan and the Restructuring Support Agreement. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) without any requirement to File a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least five (5) Business Days before the anticipated Effective Date or such later date as permitted by the Debtors; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On or as soon as practicable after the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Reorganized Debtors. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay pre- and post-Effective Date Restructuring Expenses related to the implementation, consummation and defense of the Plan and the Restructuring Transactions, whether incurred before, on, or after the Effective Date, including, but not limited to, any Unsecured Notes Indenture Trustee Fees incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Unsecured Notes and/or the Unsecured Notes Documents. Nothing herein shall in any way affect or diminish the right of the Unsecured Notes Trustee to exercise its Unsecured Notes Trustee Charging Lien against distributions on account of the Unsecured Notes Claims with respect to any unpaid Unsecured Notes Indenture Trustee Fees. ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided in the Plan, the Plan Supplement, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases of the Debtors shall be deemed assumed by the Debtors or Reorganized Debtors, as applicable, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 127 of 151

43 Effective Date under sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease: (1) previously was assumed or rejected by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject Filed on or before the Effective Date; or (4) is identified on the Rejected Executory Contract and Unexpired Lease Schedule. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as provided for in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code effective as of the Effective Date. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, shall have the right to alter, amend, modify, or supplement the Assumed Executory Contracts and Unexpired Leases Schedule identified in this Article V.A of the Plan and in the Plan Supplement at any time through and including forty-five (45) days after the Effective Date. To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan and the Rejected Executory Contracts and Unexpired Leases Schedule, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (1) the date of entry of an order of the Bankruptcy Court approving such rejection, (2) the effective date of such rejection, or (3) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.F of the Plan, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim pursuant to Article Error! Reference source not found. of the Plan and may be objected to in accordance with the provisions of Article Error! Reference source not found. of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 128 of 151

44 Notwithstanding anything to the contrary in the Plan, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease Schedule at any time through and including forty-five (45) days after the Effective Date. C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. The Debtors or the Reorganized Debtors, as applicable, shall pay Cure Claims, if any, on or about the Effective Date or as soon as reasonably practicable thereafter in the ordinary course of business, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure Amount; provided, that nothing herein shall prevent the Reorganized Debtors from paying any Cure Amount despite the failure of the relevant counterparty to File such request for payment of such Cure Claim. The Reorganized Debtors also may settle any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court. Unless otherwise agreed upon in writing by the Debtors or Reorganized Debtors, as applicable, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure Amount including pursuant to the Plan must be Filed, served, and actually received by the counsel to the Debtors and the U.S. Trustee on or before the Confirmation Objection Deadline or such other deadline that may be set by the Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure Amount will be deemed to have assented to such assumption or Cure Amount. For the avoidance of doubt, to the extent an Executory Contract or Unexpired Lease is proposed to be assumed in the Plan and is not listed as having a related Cure Amount on the Assumed Executory Contract and Unexpired Lease Schedule, any counterparty to such Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have consented to such assumption and deemed to release any Claim or Cause of Action for any monetary defaults under such Executory Contract or Unexpired Lease. The cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption in the event of a dispute regarding: (1) the amount of any payments to cure such a default; (2) the ability of the Reorganized Debtors or any assignee to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption. The Debtor or the Reorganized Debtor, as applicable, shall be authorized to reject any Executory Contract or Unexpired Lease to the extent the Debtor or the Reorganized Debtor, as applicable, in the exercise of its sound business judgment, concludes that the amount of the cure obligation as determined by Final Order or as otherwise finally resolved, renders assumption of such contract or lease unfavorable to the applicable Debtor’s Estate or the Reorganized Debtor. Such rejected contracts, if any, shall be deemed as listed on the Rejected Executory Contract and Unexpired Lease Schedule, if any. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proof of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court. For the avoidance of doubt, in the event that any counterparty to an Executory Contract or Unexpired Lease receives a notice of assumption and there is no listed Cure Amount, such Cure Amount shall be considered to be zero. Any counterparty to an Executory Contract or Unexpired Lease that does not receive a notice, and believes a Cure Amount is owed, shall have thirty (30) days after the Effective Date to File a Proof of Claim with respect to such alleged Cure Amount, which Claim shall not be expunged until such dispute is resolved. D. Insurance Policies. Each of the Debtors’ Insurance Policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 129 of 151

45 all Insurance Policies and any agreements, documents, and instruments relating to coverage of all insured Claims. Except as set forth in Article IV.R of the Plan, nothing in this Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening), (1) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of such Insurance Policies or (2) alters or modifies the duty, if any, that the Insurers or third party administrators pay claims covered by such Insurance Policies and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor. For the avoidance of doubt, Insurers and third-party administrators shall not need to nor be required to File or serve a cure objection or a request, application, claim, Proof of Claim, or motion for payment and shall not be subject to any Claims Bar Date or similar deadline governing Cure Amounts or Claims. E. Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith. F. Reservation of Rights. Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. G. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. H. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Distributions on Account of Claims Allowed as of the Effective Date. Except as otherwise provided herein, in a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of the applicable Allowed Claim on the first Distribution Date, the Reorganized Debtors shall make initial distributions under the Plan on account of Claims Allowed as of the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 130 of 151

46 Effective Date, as provided in the Restructuring Transactions Memorandum, subject to the Reorganized Debtors’ right to object to Claims; provided that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.D of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non- bankruptcy law or in the ordinary course of business. A Distribution Date shall occur no less frequently than once in every ninety-day period after the Effective Date, as necessary, in the Reorganized Debtors’ sole discretion. B. Distribution Agent. All distributions under the Plan shall be made by the Distribution Agent. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. C. Rights and Powers of the Distribution Agent. 1. Powers of the Distribution Agent. The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby, including, subject to the express written consent and direction of the Unsecured Notes Trustee and with the cooperation of the Unsecured Notes Trustee, distributions on account of the Unsecured Notes Claims, subject in all respects to the rights of the Unsecured Notes Trustee Charging Lien against all such distributions; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred On or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out-of-pocket expenses incurred by the Distribution Agent on or after the Effective Date (including taxes), and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable, actual, and documented attorney or agent fees and expenses), made by the Distribution Agent, in each case directly related to distributions under the Plan, including but not limited to making any distributions to Holders of Unsecured Notes Claims in accordance with the Plan, shall be paid in Cash by the Reorganized Debtors in the ordinary course of business. In the event that the Reorganized Debtors object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Reorganized Debtors and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Reorganized Debtors and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court. D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 1. Record Date for Distribution. On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded Security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. For the avoidance of doubt, the Distribution Record Date shall not apply to the Unsecured Notes Claims, the Holders Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 131 of 151

47 of which shall receive a distribution in accordance with the terms of this Article VI and, as applicable, the customary procedures of DTC on or as soon as practicable after the Effective Date. 2. Delivery of Distributions in General. Except as otherwise provided herein, the Distribution Agent shall make distributions to Holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors. All distributions to Holders of Unsecured Notes Claims shall be deemed completed when made to (or at the direction of) the Unsecured Notes Trustee, which shall be deemed the Holders of all Unsecured Notes Claims for purposes of distributions to be made hereunder, the Unsecured Notes Trustee shall hold or direct such distributions for the benefit of the Holders of Unsecured Notes Claims. The Unsecured Notes Trustee may transfer or direct the transfer of such distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with Holders of the Unsecured Notes Claims, to the extent consistent with the customary practices of DTC. The Unsecured Notes Trustee shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct. If the Unsecured Notes Trustee is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the Unsecured Notes Trustee’s cooperation, shall make such distributions. The Unsecured Notes Trustee shall have no duties, obligations or responsibilities with respect to any form of distribution to Holders of Unsecured Notes Claims that is not DTC eligible and the Debtors or the Reorganized Debtors, as applicable, shall make such distributions. For the avoidance of doubt, all such distributions referenced in this paragraph shall be subject to the Unsecured Notes Trustee Charging Lien. 3. Minimum Distributions. No fractional shares of New Common Equity or New Convertible Preferred Equity shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Common Equity that is not a whole number, the actual distribution of shares of New Common Equity shall be calculated to one decimal place and rounded up or down to the closest whole number of shares of New Common Equity (with a half-share of New Common Equity or greater rounded up and less than a half-share of New Common Equity rounded down). The total number of authorized shares of New Common Equity to be distributed to Holders of Allowed Claims hereunder shall be adjusted as necessary to account for the foregoing rounding. Neither the Reorganized Debtors nor the Distribution Agent shall have any obligation to make a distribution that consists of less than one share of New Common Equity or is less than fifty dollars ($50) to any Holder of an Allowed Claim. 4. Undeliverable Distributions and Unclaimed Property. In the event that any distribution under the Plan is returned as undeliverable, no further distribution to such Holder shall be made unless and until the Distribution Agent is notified in writing of the then-current address of such Holder, at which time all currently-due, missed distributions shall be made to such Holder as soon as reasonably practicable thereafter without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims to such property or interest in property shall be discharged and forever barred. 5. Surrender of Canceled Instruments or Securities. On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance with Article IV.M hereof shall be deemed to have surrendered such certificate or instrument to the Distribution Agent. Such surrendered certificate or Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 132 of 151

48 instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Reinstated under this Plan. E. Manner of Payment. 1. Except as otherwise set forth herein, all distributions of New Common Equity to Holders of the applicable Allowed Claims under the Plan shall be made by the Distribution Agent on behalf of the Debtors or Reorganized Debtors, as applicable. 2. All distributions of Cash to the Holders of the applicable Allowed Claims under the Plan shall be made by the Distribution Agent on behalf of the applicable Debtor or Reorganized Debtor, except with respect to distributions by the Litigation Trustee as set forth in the Plan and the Litigation Trust Agreement. 3. At the option of the Distribution Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors. F. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Distribution Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances. Any person entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the applicable Distribution Agent an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8. G. Allocations. Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, including the DIP Order, distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. H. Foreign Currency Exchange Rate. Except as otherwise provided in a Final Order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date. I. Setoffs and Recoupment. Unless otherwise provided in the Plan or the Confirmation Order, each Debtor and each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 133 of 151

49 as may be agreed to by the Holder of a Claim, may set off against or recoup any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled as of the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims be entitled to set off or recoup any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff or recoupment on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff or recoupment pursuant to section 553 of the Bankruptcy Code or otherwise. J. Claims Paid or Payable by Third Parties. 1. Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and thereafter receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day grace period specified above until the amount is repaid. 2. Claims Payable by Third Parties. No distributions under the Plan shall be made on account of a Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ Insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such satisfaction, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies. Except as otherwise provided in the Plan, payments to Holders of Claims shall be in accordance with the provisions of any applicable Insurance Policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Causes of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by any Insurers of any rights or defenses, including coverage defenses, held by such Insurers. ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Allowance of Claims. The Debtors and the Reorganized Debtors, as applicable shall have the exclusive authority to determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 134 of 151

50 of Claim that is Filed is Allowed. Upon such determination, the Debtors or Reorganized Debtors, as applicable, may update the Claims Register to reflect such Proofs of Claim as Allowed and, upon delivery of the applicable treatment for such Unimpaired Claims under 0 (including, for the avoidance of doubt, Reinstatement), to mark such Proofs of Claims as satisfied. The Debtors may determine to Reinstate a Claim that would be an Unimpaired Claim under the Plan, even if no timely Proof of Claim is Filed therefor. Avoidance Actions released under this Plan shall not be used as a defense or setoff to any Claim pursuant to section 502(d) of the Bankruptcy Code or otherwise. B. Claims Administration Responsibilities. The Debtors and the Reorganized Debtors, as applicable, shall have the exclusive authority to (1) File, withdraw, or litigate to judgment any objections to Claims or Interests, (2) settle or compromise any such objections to Claims without further notice to or action, order, or approval of the Bankruptcy Court, and (3) administer and adjust the Claims Register to reflect such settlements or compromises without further notice to or action, order, or approval of the Bankruptcy Court. Except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Claim or Interest (including any Disputed Claim or Interest), including the Causes of Action retained pursuant to Article IV.M of the Plan. C. Disputed Claims Process. If the Debtors or Reorganized Debtors dispute any Proof of Claim that is Filed on account of an Unimpaired Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced; provided that the Debtors or Reorganized Debtors, as applicable, or the Holder of such Claim may elect to have the validity or amount of any Claim adjudicated by the Bankruptcy Court instead. If a Holder makes such an election, the Bankruptcy Court shall apply the law that would have governed the dispute if the Chapter 11 Cases had not been Filed. If the Debtors or Reorganized Debtors, as applicable, dispute any Impaired Claim that is not Allowed as of the Effective Date pursuant to 0 or a Final Order entered by the Bankruptcy Court (which may include the Confirmation Order), the Debtors or Reorganized Debtors, as applicable, shall File an objection with the Bankruptcy Court on or before sixty (60) days after the Effective Date (subject to the Debtors or Reorganized Debtors, as applicable, rights to seek an extension of such deadline before the Bankruptcy Court for cause, which extension may be opposed by any party in interest, including the Litigation Trustee), and such dispute shall be determined, resolved, or adjudicated before, the Bankruptcy Court. D. Estimation of Claims and Interests Before, on, or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable may at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to the allowance of, or any ultimate distribution on, such Claim or Interest. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 135 of 151

51 E. Adjustment to Claims or Interests without Objection. Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. F. Disallowance of Claims or Interests. Except as otherwise expressly set forth herein, and subject to the terms hereof, including Article VIII, and the DIP Orders, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. Except as otherwise provided herein or as agreed to by the Reorganized Debtors, any and all Proofs of Claim Filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order. G. No Distributions Pending Allowance. Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that if only the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount. H. Distributions After Allowance. To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Interest becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim or Interest the distributions (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest. Reorganized Invacare will make Cash distributions on account of Allowed Claims (to the extent applicable) no later than the last Business Day of each calendar quarter following the Effective Date (each, a “Payment Date”) subject to the following: (a) the Claim must be Allowed no later than fourteen (14) days prior to the next Payment Date (each, a “Cutoff Date”) and (b) the Holder of such Claim must provide the Debtors or Reorganized Debtors, as applicable, with any requested information to process a payment on account of an Allowed Claim within seven (7) days after the Cutoff Date. Notwithstanding the foregoing, the first Payment Date will occur no earlier than thirty (30) days after the Effective Date. I. No Postpetition Interest on Claims. Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, including the DIP Orders, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 136 of 151

52 interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim. For the avoidance of doubt, DIP Claims shall accrue and be paid interest in accordance with the terms set forth in the DIP Credit Agreements. J. Accrual of Dividends and Other Rights. For purposes of determining the accrual of distributions or other rights after the Effective Date, the New Common Equity shall be deemed distributed as of the Effective Date regardless of the date on which they are actually distributed; provided, however, that the Reorganized Debtors shall not make payments or distribute such other rights on account of such New Common Equity, if any, until after distribution of the applicable New Common Equity actually takes place. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Interests. Pursuant to, and to the maximum extent provided by, section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services that employees of the Debtors have performed prior to the Effective Date, and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (1) a Proof of Claim or Proof of Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order, if applicable, shall be a judicial determination of the discharge of all Claims (other than the Reinstated Claims) and Interests (other than the Intercompany Interests that are Reinstated) subject to the occurrence of the Effective Date. B. Release of Liens. Except as otherwise provided in the Exit Facilities Documents, the Plan (including, without limitation, the payment of the DIP Claims in accordance with Article II.C herein), the Confirmation Order, or in any contract, instrument, release, or other agreement or document amended or created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 137 of 151

53 To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. C. Releases by the Debtors. Except as expressly set forth in the Plan or the Confirmation Order, effective on the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, to the fullest extent allowed by applicable law, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Causes of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, rights, suits, damages, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereinafter arising, in law (or any applicable rule, statute, regulation, treaty, right, duty or requirement), equity, contract, tort or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, their Estates, or their Affiliates that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates (including the management, ownership, or operation thereof), the purchase, sale, amendment, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Term Loan Facility, the ABL Facility, the DIP Facilities and DIP Documents, the Secured Notes, the Unsecured Notes, the Rights Offering Documents, the Chapter 11 Cases, the Restructuring Support Agreement, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Exit Facilities Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement, any Avoidance Actions, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Rights Offering Documents, or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, the Exit Facilities, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (2) any retained Causes of Action set forth in the Schedule of Retained Causes of Action or (3) any Non-Released LT Claims. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (2) a good faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 138 of 151

54 after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action of any kind whatsoever released pursuant to the Debtor Release. D. Releases by the Releasing Parties. Except as expressly set forth in the Plan or the Confirmation Order, effective on the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, to the fullest extent allowed by applicable law, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Causes of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, rights, suits, damages, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereinafter arising, in law (or any applicable rule, statute, regulation, treaty, right, duty or requirement), equity, contract, tort or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, their Estates or their Affiliates, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates (including the management, ownership, or operation thereof), the purchase, sale, amendment or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtors and any Released Party, the Debtors’ in- or out-of- court restructuring efforts, intercompany transactions, the Term Loan Facility, the ABL Facility, the DIP Facilities and DIP Documents, the Secured Notes, the Unsecured Notes, the Rights Offering Documents, the Chapter 11 Cases, the Restructuring Support Agreement, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Exit Facilities Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement, any Avoidance Actions, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Rights Offering Documents, or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, the Exit Facilities, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Except as expressly set forth in the Plan or the Confirmation Order, effective on the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, to the fullest extent allowed by applicable law, each (a) Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the ABL Releasing Parties and (b) ABL Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties, from any and all Causes of Action, rights, suits, damages, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereinafter arising, in law (or any applicable rule, statute, regulation, treaty, right, duty or requirement), equity, contract, tort or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, their Estates or their Affiliates, that such Entity would have been legally entitled to assert Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 139 of 151

55 in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates (including the management, ownership, or operation thereof), the ABL Credit Agreement, the DIP ABL Credit Agreement, or any Restructuring Transaction, or upon any other act, or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, (i) the mutual releases set forth above do not release any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan and (ii) the releases by the ABL Releasing Parties set forth above do not release any Excluded ABL Obligations. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (1) consensual; (2) essential to the Confirmation of the Plan; (3) given in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (4) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (5) fair, equitable, and reasonable; (6) given and made after due notice and opportunity for hearing; and (7) a bar to any of the Releasing Parties asserting any claim or Cause of Action of any kind whatsoever released pursuant to the Third-Party Release. E. Exculpation. Except as otherwise specifically provided in the Plan or the Confirmation Order, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission occurring from the Petition Date to the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. F. Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order, or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 140 of 151

56 with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Except as otherwise set forth in the Confirmation Order, each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.F hereof. With respect to Claims or Causes of Action that have not been released, discharged, or are not subject to exculpation, no Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties that relates to any act or omission occurring from the Petition Date to the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), without the Bankruptcy Court (1) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim of any kind and (2) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action. G. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. H. Document Retention. On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 141 of 151

57 I. Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN A. Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof: a. the Bankruptcy Court shall have entered the Confirmation Order, in a manner consistent in all material respects with the Plan and the Restructuring Support Agreement, and such order shall have become a Final Order; b. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and the Restructuring Transactions, and all applicable regulatory or government-imposed waiting periods shall have expired or been terminated; c. the Restructuring Support Agreement and the Backstop Commitment Agreement shall not have been terminated as to all parties thereto and shall remain in full force and effect, and the Restructuring Support Agreement shall have been assumed pursuant to the Confirmation Order; d. the Bankruptcy Court shall have entered the Backstop Commitment Approval Order, in a manner consistent in all material respects with the Plan and the Restructuring Support Agreement, and such order shall have become a Final Order; e. the documentation related to the Exit Term Loan Facility and the Exit Secured Convertible Notes shall have been duly executed and delivered by all of the Entities that are parties thereto and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the Exit Term Loan Facility and the Exit Secured Convertible Notes shall have been satisfied or duly waived in writing in accordance with the terms thereof; f. the Rights Offering shall have been fully consummated pursuant to the Rights Offering Procedures and the Backstop Commitment Agreement and consistent in all material respects with the Plan and the Restructuring Support Agreement; g. the Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein, shall have been Filed pursuant to this Plan; h. all Professional Fee Amounts that require the approval of the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been funded into the Professional Fee Escrow Account pending the approval of such fees and expenses by the Bankruptcy Court; i. no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, preventing or prohibiting the Consummation of the Plan; Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 142 of 151

58 j. the Restructuring Expenses shall have been paid as set forth in Article IV of the Plan or will be paid on the Effective Date; k. the Final DIP Order shall remain in full force and effect and no event of default shall have occurred and be continuing thereunder; l. the DIP Claims shall have been indefeasibly paid in full in Cash or, solely to the extent set forth herein, satisfied by the Exit Term Loan Facility, in either case as provided in Article II.C of the Plan; m. the final version of all Definitive Documents shall have been executed or Filed, as applicable, in form and substance consistent with the Plan and the Restructuring Support Agreement and the consent rights set forth therein, and shall not have been modified in a manner inconsistent with the Restructuring Support Agreement; n. the definitive documentation concerning the Management Incentive Plan shall have been finalized and adopted by the New Board; o. the Employment Agreements shall have been finalized (subject to ratification and implementation by the post-Effective Date board of directors for the Reorganized Debtors, which shall happen currently with the occurrence of the Effective Date); and p. the Debtors shall have otherwise substantially consummated the applicable Restructuring Transactions in a manner consistent in all respects with the Plan and the Restructuring Support Agreement. B. Waiver of Conditions. Except as otherwise specified in this Plan and subject to the limitations contained in and the other terms of the Restructuring Support Agreement, any one or more of the conditions to Consummation (or any component thereof) set forth in this Article IX may be waived by the Debtors without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan. C. Effect of Failure of Conditions. If Consummation does not occur as to any Debtor, the Plan shall be null and void in all respects as to such Debtor and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, any Holders of Claims or Interests, or any other Entity; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity. D. Substantial Consummation “Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date. ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments. Except as otherwise specifically provided in this Plan, subject to the consent rights set forth in the Restructuring Support Agreement, the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan, the Restructuring Support Agreement, and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 143 of 151

59 Debtors expressly reserve their right to alter, amend, or modify the Plan, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. B. Effect of Confirmation on Modifications. Entry of the Confirmation Order shall constitute approval of all modifications or amendments to the Plan since the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications or amendments to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. C. Revocation or Withdrawal of Plan. To the extent permitted by the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests or Causes of Action; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. ARTICLE XI. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: a. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; a. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; b. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired; c. ensure that distributions to Holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan; Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 144 of 151

60 d. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; e. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code; f. enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan, the Confirmation Order, and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with the Plan or the Disclosure Statement, including the Restructuring Support Agreement and the Litigation Trust Agreement; g. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; h. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan; i. hear and determine all Non-Released LT Claims and to liquidate such Causes of Action for the benefit of Holders of Litigation Trust Interests; j. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan, the Confirmation Order or any other Final Order of the Bankruptcy Court, including those actions in Article XII.P herein; k. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; l. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.J hereof; m. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; n. determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, the Litigation Trust Agreement, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement; o. enter an order concluding or closing the Chapter 11 Cases; p. adjudicate any and all disputes arising from or relating to distributions under the Plan or the Restructuring Transactions; q. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; r. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; s. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan; Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 145 of 151

61 t. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; u. hear and determine all disputes involving the obligations and terms of the Rights Offering and the Backstop Commitment Agreement; v. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in the Plan, including under Article VIII hereof; w. enforce all orders previously entered by the Bankruptcy Court; and x. hear any other matter not inconsistent with the Bankruptcy Code. As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Organizational Documents and any documents related thereto shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto. ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect. Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims or Interests (a) are Impaired or Unimpaired, (b) have, or are deemed to have accepted the Plan, or (c) failed to vote to accept or reject the Plan), All Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. B. Additional Documents. On or before the Effective Date, and consistent in all respects with the terms of the Restructuring Support Agreement and the Plan, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C. Payment of Statutory Fees. All fees due and payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors in full in Cash on the Effective Date. The Debtors shall file all monthly operating reports through the Effective Date. On or after the Effective Date, the Reorganized Debtors shall pay any and all such fees in full in Cash when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee for each quarter (including any fraction thereof) until that particular Debtor’s case is converted, dismissed, or closed, whichever occurs first. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to File a Proof of Claim or any other request for payment of quarterly fees. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 146 of 151

62 D. Payment of Certain Fees and Expenses Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or Reorganized Debtors, as applicable, shall pay on the Effective Date all then outstanding reasonable and documented unpaid fees and expenses incurred on or before the Effective Date by all of the attorneys, advisors, and other professionals payable under the Plan and the Restructuring Support Agreement. Any such costs and expenses that are attorneys’ fees and expenses shall be submitted to the Debtors or the Reorganized Debtors in the form of summary invoices of the relevant law firms. E. Reservation of Rights. Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court has entered the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date. F. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. G. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows: Debtors Counsel to the Debtors Invacare Corporation One Invacare Way Elyria, Ohio 44035 Attention: Anthony LaPlaca, General Counsel and Chief Administrative Officer (ALaPlaca@invacare.com) Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654 Attention: Ryan Blaine Bennett, P.C. (ryan.bennett@kirkland.com) and Yusuf Salloum (yusuf.salloum@kirkland.com) and Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Erica D. Clark (erica.clark@kirkland.com) and McDonald Hopkins LLC 600 Superior Avenue E., Site 2100 Cleveland, Ohio 44114 Attention: Shawn M. Riley (sriley@mcdonaldhopkins.com), Nicholas M. Miller (nmiller@mcdonaldhopkins.com), and Maria G. Carr (mcarr@mcdonaldhopkins.com) Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 147 of 151

63 United States Trustee Counsel to the Term DIP Lenders and Term Loan Lender Office of The United States Trustee 515 Rusk Street, Suite 3516 Houston, TX 77002 Attention: Hector Duran (Hector.Duran.Jr@usdoj.gov) and Jana Whitworth (Jana.Whitworth@usdoj.gov) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attn: Damian Schaible (damian.schaible@davispolk.com) and Jonah Peppiatt (jonah.peppiatt@davispolk.com) Counsel to the DIP ABL Agent and ABL Agent Counsel to the Ad Hoc Committee of Noteholders Blank Rome LLP One Logan Square, 130 North 18th Street Philadelphia, PA 19103 Attn: Regina Kelbon (regina.kelbon@blankrome.com) Brown Rudnick LLP Seven Times Square New York, NY 10036 Attn: Robert J. Stark (RStark@brownrudnick.com) and Bennett S. Silverberg (BSilverberg@brownrudnick.com) Counsel to the Committee Kilpatrick Townsend & Stockton LLP 1100 Peachtree Street NE, Suite 2800 Atlanta, GA 30309 Attn: Todd C. Meyers (tmeyers@kilpatricktownsend.com), Paul M. Rosenblatt (prosenblatt@kilpatricktownsend.com), and James R. Risener (jrisener@kilpatricktownsend.com) After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. H. Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. I. Ipso Facto and Similar Provisions Ineffective Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any entity based on any of the following: (a) the insolvency or financial condition of a Debtor; (b) the commencement of the Chapter 11 Cases; (c) the confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation; or (d) the restructuring. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 148 of 151

64 J. Entire Agreement. Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. K. Plan Supplement. All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at http://dm.epiq11.com/Invacare or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control. L. Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable (but subject to the terms of the Restructuring Support Agreement); and (3) nonseverable and mutually dependent. M. Votes Solicited in Good Faith. Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code. Upon entry of the Confirmation Order, each of the Released Parties and Exculpated Parties will be deemed to have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with, and in a manner consistent with, the applicable provisions of the Bankruptcy Code, the Disclosure Statement, the Plan, the Bankruptcy Rules and all other applicable rules, laws and regulations in connection with all of their respective activities relating to support and consummation of the Plan, including the negotiation, execution, delivery and performance of the Restructuring Support Agreement, and are entitled to the protections of section 1125(e) of the Bankruptcy Code and all other protections and rights provided in the Plan. Without limiting the generality of the foregoing, upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with the Bankruptcy Code and other applicable law and, pursuant to section 1125(e) of the Bankruptcy Code, any person will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan. N. Dissolution of the Committee. Effective on the Effective Date, the Committee shall dissolve automatically, and the members thereof (solely in their capacities as Committee members) and the Committee’s Professionals shall be released, exculpated, and discharged from all their duties relating to the Chapter 11 Cases, except with respect to (i) any applications for Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 149 of 151

65 Professional Claims or expense reimbursements for members of such Committee including preparing same, objecting to same, defending same and attending any hearing with respect to same; and (ii) any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order. O. Closing of Chapter 11 Cases. The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases; provided that any order of the Bankruptcy Court closing the Chapter 11 Cases shall provide that the Chapter 11 Case of Invacare Corporation shall remain open through the pendency of any litigation commenced by the Litigation Trust, and that for purposes of sections 546 and 550 of the Bankruptcy Code, the Litigation Trust may proceed in the Invacare Corporation case as if the other cases had not been closed. P. Waiver or Estoppel. Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. Q. Creditor Default An act or omission by a Holder of a Claim or an Interest in contravention of the provisions of this Plan shall be deemed an event of default under this Plan. Upon an event of default, the Reorganized Debtors may seek to hold the defaulting party in contempt of the Confirmation Order and shall be entitled to reasonable attorneys’ fees and costs of the Reorganized Debtors in remedying such default. Upon the finding of such a default by a creditor, the Bankruptcy Court may: (a) designate a party to appear, sign and/or accept the documents required under the Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (b) enforce the Plan by order of specific performance; (c) award judgment against such defaulting creditor in favor of the Reorganized Debtors in an amount, including interest, to compensate the Reorganized Debtors for the damages caused by such default; and (d) make such other order as may be equitable that does not materially alter the terms of the Plan. Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 150 of 151

31969714.1 Dated: April [●], 2023 INVACARE CORPORATION on behalf of itself and all other Debtors By: Draft Kathleen P. Leneghan Senior Vice President and Chief Financial Officer Case 23-90068 Document 522 Filed in TXSB on 04/28/23 Page 151 of 151